As filed with the Securities and Exchange Commission on November 19, 2015

Registration Statement No. 333-207110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2300
(Primary Standard Industrial Classification Code Number)

99-0369814
(I.R.S. Employer Identification Number)

10th Floor - 95 Madison Avenue
New York, New York 10016
Telephone: (212) 851-8050
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joel Primus
President
10th Floor - 95 Madison Avenue
New York, New York 10016
Telephone: (212) 851-8050
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of all communications to:

Nanette C. Heide, Esq.	Joel D. Mayersohn, Esq.
Duane Morris LLP	Roetzel & Andress, LPA
1540 Broadway	350 East Las Olas Boulevard
New York, New York 10036-4086	Las Olas Centre II, Suite 1150
(212) 692-1003	Fort Lauderdale, FL 33301
(954) 462-4150

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities	Aggregate Offering	Amount of
to be Registered	Price (1)(2)	Registration Fee (3)
Common Stock, $0.001 par value per share	$8,625,000	$1,003

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes the aggregate offering price of additional shares the underwriter has the option to purchase in this offering to cover over-allotments, if any.
(3)	The Registrant previously paid this registration fee in connection with the previous filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 19, 2015

Preliminary Prospectus

1,666,666 Shares

Naked Brand Group Inc.
Common Stock

We are offering 1,666,666 shares of our common stock in this offering. Our common stock is currently quoted on the OTCQB Marketplace operated by the OTC Markets Group under the symbol “NAKD.” In conjunction with this offering, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “NAKD” upon the consummation of this offering. There is no assurance, however, that our common stock will be approved for listing on the Nasdaq Capital Market and such approval is not a condition to the closing of this offering.

We expect the public offering price for the shares or our common stock will be between $4.00 and $5.00 per share. This offering price range may vary from the trading price of our common stock on the OTCQB Marketplace on any particular trading day. This price range reflects our assessment of the price at which investors might be willing to participate in this offering, based on, among other things, the current trading volume of our common stock and market values and various valuation measures of other companies engaged in activities similar to ours. See “Determination of Offering Price Range” on page 19 of this prospectus.

The last reported sale price of our common stock on November 19, 2015 was $4.20 per share, however, the market price of our common stock on the OTCQB Marketplace may not be indicative of the market price of our common stock if our common stock is listed on the Nasdaq Capital Market. On August 10, 2015, we effected a 1-for-40 reverse split of our issued and outstanding shares of common stock. All share and per share information in this prospectus gives effect to the 1-for-40 reverse split, retroactively.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

		Per Share		Total
Public offering price	$		$
Underwriting discount and commissions (1)	$		$
Proceeds to us, before expenses (1)	$		$

(1)

At our request, the underwriter has reserved up to 15% of the shares of common stock for sale in a directed share program at the public offering price. We will pay reduced underwriting discounts and commissions in connection with shares purchased in the directed share program and by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by the underwriter. This table assumes that none of the shares reserved for sale in the directed share program are sold in the directed share program and that none of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or the underwriter purchase shares in the offering. The underwriter will receive compensation in addition to the underwriting discount and commissions. See the section entitled “Underwriting” beginning on page 64 of this prospectus for a description of the compensation payable to the underwriter.

The underwriter may also purchase up to an additional 250,000 shares of common stock from us at the public offering price, less in each case the underwriting discount, within 30 days from the date of this prospectus solely to cover over-allotments, if any.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus will be made to purchasers on or about , 2015.

Noble Financial Capital Markets

The date of this prospectus is __________________________, 2015.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

As used in this prospectus, the terms “we”, “us”, “our” and “our company” mean Naked Brand Group Inc. and our wholly-owned subsidiary, Naked Inc., as applicable, unless the context clearly indicates otherwise.

Our financial statements are stated in United States Dollars (US$) unless otherwise stated and are prepared in accordance with accounting principles generally accepted in the United States of America.

In this prospectus, unless otherwise specified, all references to “common stock” refer to shares of our common stock.

PROSPECTUS SUMMARY

This summary highlights certain information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in shares of our common stock. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes included in this prospectus before deciding to invest in our common stock.

On August 10, 2015, we effected a 1-for-40 reverse split of our issued and outstanding shares of common stock. All share and per share information in this prospectus gives effect to the 1-for-40 reverse split, retroactively.

Our Business

We are an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under our flagship brand name and registered trademark “Naked®”, we design, manufacture and sell men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through our online retail store, wwwwearnaked.com. We have a growing retail footprint for our men’s innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdales, Hudson Bay Company, Amazon.com, barenecessities.com and others.

The Naked brand was founded on one basic desire: to create a new standard for how products worn close to the skin fit, feel and function. Our core brand philosophy for Naked is “the freedom to be you” and we endeavor to provide products that help people feel confident, attractive and empowered while being as comfortable as wearing nothing at all. In June 2014, renowned designer and sleepwear pioneer, Carole Hochman, joined us as our Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing our company into a global lifestyle brand. Since Ms. Hochman has joined our company, we have relocated our headquarters to New York City, expanded our men’s collections and developed women’s intimate apparel, sleepwear and loungewear collections. Our Fall 2015 women’s sleep and lounge wear collection became available for retail sale online at wearnaked.com in September 2015 and will begin to be available at retail locations and other online retailers during the third quarter of calendar 2015. We expect to launch our women’s intimate apparel products online and at retail during the first half of calendar 2016. In the future, we intend to expand the Naked brand on our own and through licensing partnerships into other apparel and product categories that exemplify the mission of our brand, such as athleisure and activewear, swimwear, sportswear, hosiery, bedding and bath products and others.

The U.S. innerwear market, which is the core focus of our current commercial strategy, represented an estimated $23.1 billion in retail sales in the twelve month period ended March 2015 according to data from NPD Group, Inc. Our expansion into the women’s sleepwear and intimate apparel market is a key part of our growth strategy given that these market segments represent $17.2 billion or nearly 75% of the overall innerwear market. Daywear products that address consumer demand for versatile “athleisure” apparel – similar to several styles in our Fall 2015 women’s collection – have been the fastest growing segment of the women’s market. Our ability to attract women customers for the Naked brand is also very important to our effort to penetrate the men’s $4.3 billion U.S. innerwear market since a number of consumer research reports show that women purchase as much as 50% of men’s underwear for their husbands, boyfriends or sons.

In June 2015, we announced a collaboration and endorsement agreement with NBA Champion Dwyane Wade (“Wade”) whereby Wade agreed to act as a spokesperson for our brand and spearhead a brand ambassador marketing campaign that is expected to launch early in the fourth quarter of calendar 2015 (see “Business—Our Business—Licensing & Endorsement Arrangements” beginning on page 42 of this prospectus). Wade also joined our corporate Advisory Board. Further, he is serving as Creative Director for the development of a Wade X Naked signature collection of men’s innerwear that we expect to present at market to retailers in late calendar 2015 and launch commercially in calendar 2016. This collection will encompass underwear, undershirts, loungewear, sleepwear and robes for men and boys. We anticipate that our relationship with Wade will:

•	assist us with building broader brand awareness with consumers and accelerating sales growth;
•	help us attract additional distribution relationships in North America, Europe as well as Asia where basketball is a popular sport and Wade is well known to consumers;
•	provide us a collaborative brand extension product platform to create new and differentiated products to attract new retail and wholesale customers; and
•	strengthen our brand credibility to help attract future endorsements and consumer influencer relationships.

We plan to launch a brand awareness initiative, The Naked Truth™ campaign, with Wade during the fourth quarter of calendar 2015. This campaign will seek to create long-term consumer awareness of, enthusiasm for, and engagement with the Naked brand by celebrating the character, experiences and life philosophy of accomplished individuals like Wade that exemplify our brand ideals of freedom and authenticity. We expect The Naked Truth™ campaign to grow over time to feature men and women with varying degrees of celebrity across a range of life stories and perspectives. From the outset, the campaign will include ways to engage consumers via social and digital media to explore the ideas underlying our brand and experience the products that express our brand mission. The campaign will also tie into The Naked Truth™ messages and catchphrases incorporated in our products and product packaging.

Our products are currently targeted at men and women who are fashion and performance conscious, care about innovation and contemporary design, and desire comfort, quality and fit in their innerwear and apparel. We aim to provide an affordable luxury product for the successful and aspirational customer that enjoys the qualities of a premium garment at a price they feel delivers value. With growing awareness of our brand among these consumers and a broadening array of products, we expect to expand our U.S. and Canadian retail distribution through department stores, boutiques, online retail channels, hotels, spas, and other retailing channels over the next two years and beyond. We plan to also grow our direct to consumer business primarily through our online retail store, wearnaked.com, though which we will continue to commercially introduce new products as well as feature certain products, collections and styles exclusively. We are currently exploring international distribution relationships for our Naked and Wade X Naked products and we anticipate that we will commence selling a limited number of products in Europe, Asia, and Central and South America in 2017 or earlier.

Recent Developments

On July 3, 2015, we entered into separate warrant amendment agreements with Carole Hochman, our Chief Executive Officer and Chairwoman, David Hochman, Vice Chairman of our board of directors, and Nico Pronk, President and CEO of Noble Financial Capital Markets Inc. (“Noble”), to amend and exercise certain warrants to purchase shares of our common stock. In connection therewith, such holders tendered and exercised an aggregate of 205,248 warrants to purchase shares of our common stock for gross proceeds to our company of $821,000. On August 3, 2015, we consummated an issuer tender offer to amend and exercise certain warrants to purchase our common stock originally issued to investors in our private placement financing with respect to which closings occurred in June and July 2014 and issued to certain lenders in connection with certain Amendment to Promissory Note Agreements dated April 4, 2014. In connection therewith, the holders of an aggregate of 380,457 of such warrants agreed to amend their warrants, and tendered and exercised such warrants in connection therewith for gross proceeds to our company of $1,521,777. In total, an aggregate of 585,705 warrants were amended and exercised for gross proceeds to our company of $2,342,777.

Effective August 3, 2015, we amended our 6% senior secured convertible debentures issued in connection with a private placement offering with respect to which closings occurred on June 10, 2014 and July 8, 2014 to provide, among other things, that (i) the debentures will automatically convert into shares of our common stock upon the closing, or any combination of closings, of any equity offerings or financings with aggregate gross proceeds to our company of at least $8,000,000; and (ii) the amount of principal and interest to be converted in connection with such an automatic conversion will include an additional amount of interest equal to six (6) months of interest that would have accrued under the terms of the debentures. The debentures will automatically convert into shares of our common stock upon the closing of this offering. As of November 19, 2015, $6,936,449 in aggregate principal amount of such debentures was outstanding.

On August 10, 2015, we effected a 1-for-40 reverse split of our issued and outstanding shares of common stock.

Summary Risk Factors

An investment in the shares of our common stock involves risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this prospectus before investing in our common stock.

•	We have a limited operating history which makes it difficult to evaluate our company or future operations.
•	If we are unable to obtain additional financing on acceptable terms, we may need to curtail our growth or cease our development plans and operations.
•

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

•	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Corporate Information and History

Our principal executive offices are located at 95 Madison Avenue, New York, New York, 10016, and our telephone number is (212) 851-8050. Our website address is www.nakedbrands.com. No information found on our corporate website or our internet retail website, www.wearnaked.com, is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

We were incorporated in the State of Nevada on May 17, 2005 under the name of Search By Headlines.com Corp. Immediately prior to the transaction with Naked described below, we were a public reporting “shell company,” as defined in Rule 12b-2 under the Exchange Act.

On July 30, 2012, we completed a reverse acquisition of Naked Boxer Brief Clothing Inc. (“Naked”), whereby we acquired all of the issued and outstanding common shares of Naked in exchange for the issuance of 337,500 shares of common stock in the capital of our company to the Naked shareholders on a pro-rata basis, representing 50% of the capital stock of our company at the time. As a result of this reverse acquisition transaction, Naked became a wholly-owned subsidiary of our company and our business became the manufacture and sale of direct and wholesale men’s innerwear and intimate apparel products in Canada and the United States to consumers and retailers.

Effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” This change in our corporate name was effectuated by merging a wholly owned subsidiary of our company, which was formed solely to effect the name change, with and into our company.

Naked, our wholly owned subsidiary, was originally incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.” Naked changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked continued from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common shares of the continuing corporation.

Summary of the Offering

Common stock offered by us	1,666,666 shares

Offering price	$ per share

Common Stock outstanding before this offering	1,755,005 shares

Common stock to be outstanding after this offering

5,904,350 shares, assuming that, as of November 19, 2015, approximately 2,441,939 shares of our common stock would be issuable upon conversion of our 6% senior secured convertible notes and approximately 40,740 shares of our common stock would be issuable to Carole Hochman, our Chief Executive Officer, in lieu of deferred compensation payable to Ms. Hochman as of such date. If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be 6,154,350 shares.

Over-allotment option	We have granted a 30-day option to the underwriter to purchase up to 250,000 additional shares of common stock solely to cover over-allotments, if any.

Use of proceeds

We intend to use the net proceeds of this offering for: (i) sales and marketing, including growth of online direct sales, expansion of wholesale distribution channels and brand awareness campaigns, digital and social media and direct-to-consumer marketing initiatives, (ii) product development and (iii) working capital and general corporate purposes. See “Use of Proceeds” beginning on page 18 of this prospectus.

Underwriter’s warrants

We have agreed to issue to the underwriter, warrants to purchase up to the number of shares of our common stock equal to 8% of the aggregate number of shares sold in this offering, subject to certain exceptions. The warrants will be exercisable at a per share price no less than 120% of the offering price per share, at any time, and from time to time, in whole or in part, commencing 180 days from the effective date of the offering and will have a term no longer than five years from the effective date of the offering in compliance with FINRA Marketplace Rule 5110(f)(2)(G)(i).

Directed share program:

At our request, the underwriter has reserved up to 15% of the shares of common stock offered by this prospectus for sale at the initial public offering price to certain of our directors, officers, employees and business associates and other parties related to the Company. The sales will be made by Noble through a directed share program. We do not know if any eligible participants in the directed share program will choose to purchase all or any portion of these reserved shares, however the number of shares of common stock available for sale to the general public will be reduced by the number of shares of common stock purchased by participants in the program. Any reserved shares of our common stock that are not so purchased will be offered by the underwriter to the general public on the same terms as the other shares of our common stock offered by this prospectus. Shares purchased by certain of our directors and officers in the directed share program will be subject to certain lock-up restrictions. See “Underwriting—Directed Share Program” beginning on page 66 of this prospectus.

Risk factors

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should consider before making a decision to invest in our common stock.

Common stock split

On August 10, 2015, we effected a 1-for-40 reverse split of our issued and outstanding shares of common stock. All share and per share information in this prospectus gives effect to the 1-for-40 reverse split, retroactively.

OTCQB Marketplace symbol	Shares of our common stock are currently quoted on the OTCQB operated by the OTC Markets Group under the symbol “NAKD.”

Proposed listing on the Nasdaq Capital Market:

We have applied for listing of our common stock on the Nasdaq Capital Market under the proposed symbol “NAKED,” subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this offering. There is no assurance, however, that our common stock will be approved for listing on the Nasdaq Capital Market and such approval is not a condition to the closing of this offering.

Unless we indicate otherwise, all information in this prospectus:

•	is based on 1,331,977 shares of common stock issued and outstanding as of July 31, 2015;
•	gives effect to the 1-for-40 reverse split, retroactively;
•	assumes no exercise by the underwriter of its option to purchase up to 250,000 additional shares of common stock to cover over-allotments, if any;
•	assumes that none of the shares reserved for the directed share program are purchased by participants in that program and that such shares are purchased by the general public instead;
•	assumes that none of the offered shares are purchased by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by Noble;
•

includes 2,420,537 shares of common stock that would be issuable upon conversion of our 6% senior secured convertible debentures as if the closing of this offering occurred on July 31, 2015, including 2,332,526 shares issuable upon conversion of principal outstanding as of July 31, 2015, 18,035 shares issuable upon conversion of interest accrued to July 31, 2015 and 69,976 shares issuable upon conversion of an additional amount of interest equal to six months of interest that would have accrued under the terms of the debentures as of July 31, 2015;

•	includes an estimated 14,815 shares of common stock issuable to Carole Hochman, our Chief Executive Officer, in lieu of deferred salary owed to Ms. Hochman as of July 31, 2015;
•	excludes 60,000 shares of common stock issuable upon conversion of our senior secured convertible note agreements with Kalamalka Partners;
•	excludes 1,873,000 shares of our common stock issuable upon exercise of stock options outstanding as of July 31, 2015 and having a weighted average exercise price of $5.45 per share;
•

excludes 1,828,879 shares of our common stock issuable upon exercise of warrants outstanding as of July 31, 2015 and having a weighted average exercise price of $5.44 per share as of July 31, 2015; and

•	excludes shares of common stock underlying the warrants to be issued to the underwriter in connection with this offering.

Summary Consolidated Financial Data

The following information represents selected audited financial information for our company for the years ended January 31, 2015 and January 31, 2014 and selected unaudited financial information for our company for the six months ended July 31, 2015 and 2014. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited consolidated financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Selected Statement of Operations Data

	Six months ended July 31,
	2015	2014
	(unaudited)	(unaudited)
Net Sales	$620,409	$284,800
Gross Profit (Loss)	205,602	(251,006)
Total Operating Expenses(1)	5,297,542	1,462,988
Net Loss	(4,949,668)	(30,267,233)
Basic Net Loss Per Share	(4.49)	(34.55)

(1)

Of the total operating expenses, $2,612,508 was related to non-cash stock option compensation charges for the six months ended July 31, 2015, as compared to $120,711 for the six months ended July 31, 2014

	Year ended January 31,
	2015	2014
	(audited)	(audited)
Net Sales	$557,212	$639,107
Gross Profit (Loss)	(243,483)	51,468
Total Operating Expenses(1)	6,716,876	2,845,087
Net Loss	(21,078,265)	(4,238,490)
Basic Net Loss Per Share	(23.33)	(5.70)

(1)	Of the total operating expenses, $3,318,241 was related to non-cash stock option compensation charges for the year ended January 31, 2015, as compared to $731,615 for the year ended January 31, 2014.

Selected Balance Sheet Data

	At July 31,	At January 31,
	2015	2015	2014
	(unaudited)	(audited)	(audited)
Cash	$73,394	$1,943,235	$67,478
Working Capital (Deficit)	556,037	2,243,270	(1,439,384)
Total Assets	1,817,459	2,717,976	972,765
Total Liabilities	1,966,275	4,942,156	2,302,103
Total Stockholders’ Equity (Capital Deficit)	(148,816)	(2,224,180)	(1,329,338)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our financial statements and the related notes thereto, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors below could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. If any of such events or developments were to happen, the trading price of our common stock could decline, and you could lose part or all of your investment. Further, our actual results could differ materially and adversely from those anticipated in our forward-looking statements as a result of certain factors.

Risks Related to Our Business

We have a limited operating history, which makes it difficult to evaluate our company or future operations.

We are still in the initial stages of our business plan. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. For the year ended January 31, 2015 and the six month period ended July 31, 2015, our revenues were $557,212 and $620,409, respectively. Naked commenced operations in 2010 and, since beginning operations, we have generated limited total revenues. As a relatively new company, we are subject to many risks associated with the initial organization, financing, expenditures and impediments inherent in a new business and there is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future. If we fail to execute our strategy to achieve and maintain profitability in the future, investors could lose confidence in the value of our common stock, which could cause our stock price to decline and adversely affect our ability to raise additional capital. Potential investors should evaluate an investment in our company in light of the obstacles that may be encountered by a start-up company in a competitive market.

If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

The operation of our business and our growth efforts will require significant cash outlays. We are largely dependent on outside capital to implement our business plan and support our operations. We anticipate for the foreseeable future that cash on hand and cash generated from operations will not be sufficient to meet our cash requirements, and that we will need to raise additional capital through investments to fund our operations and growth. We cannot assure you that we will be able to raise additional working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our growth efforts, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all your investment. Financings, including future equity investments, if obtained, may be on terms that are dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the price at which you purchase your shares. Furthermore, the terms of securities issued in a financing, if obtained, may be more favorable for new investors.

Potential investors should be aware that the value of an investment in our company may go down as well as up. In addition, there can be no certainty that the market value of an investment in our company will fully reflect its underlying value.

Our auditors’ report on our January 31, 2015 consolidated financial statements included an explanatory paragraph regarding there being substantial doubt about our ability to continue as a going concern.

For the year ended January 31, 2015 and the six month period ended July 31, 2015, we incurred a net loss of $21,078,265 and $4,949,668, respectively. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern, as highlighted by our auditors with respect to the consolidated financial statements for the year ended January 31, 2015. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our company.

We have a concentration of sales to key customers and any substantial reduction in sales to these customers would have a material adverse effect on our business.

During the six month period ended July 31, 2015, sales were heavily concentrated with Nordstrom, which accounted for 47% of our net sales. During fiscal 2015, Nordstrom accounted for 28% of our sales. In fiscal 2014, Nordstrom accounted for 37% of our sales and Holt Renfrew accounted for 12%. Nordstrom is currently of key importance to our business and our results of operations would be materially adversely affected if this relationship ceased. Although we have diversified our customers and continue to receive increasing sales orders from existing customers, neither Nordstrom nor Holt Renfrew have any ongoing purchase commitment agreement with us; therefore, we cannot guarantee that the volume of sales will remain consistent going forward. Any substantial change in purchasing decisions by one or more of these two customers, whether due to actions by our competitors, industry factors or otherwise, could have an adverse effect on our business.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

The market for innerwear products is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of innerwear products, including large, diversified companies with substantial market share and strong worldwide brand recognition, such as Calvin Klein, Polo Ralph Lauren, 2(x)ist, Hugo Boss, Tommy John, Saxx Giorgio Armani, Tommy Hilfiger, Michael Kors, DKNY, Natori, Free People, Hanky Panky, Cosabella, MeUndies, Bread&Boxers, Frigo and others. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. Many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have greater and substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we can by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. We may be unable to introduce new products in a timely manner. Our customers may not accept our new products including our recently launched women’s products, or our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

If we are unable to obtain or maintain our endorsements by professional athletes and celebrities, our ability to market and sell our products may be harmed.

An important element of our marketing strategy may be to obtain endorsements from prominent athletes and celebrities, which contribute to the image of our brands. To date, we have entered into one celebrity endorsement agreement with Dwyane Wade, an NBA basketball player. We believe that this strategy will be an effective means of gaining brand exposure worldwide and creating broad appeal for our products. We cannot assure you that we will be able to maintain our existing relationships with Dwyane Wade and other individuals in the future or that we will be able to attract new athletes and celebrities to endorse our products. We also are subject to risks related to the selection of athletes and celebrities whom we choose to endorse our products. We may select athletes who are unable to perform at expected levels or who are not sufficiently marketable. In addition, negative publicity concerning any of our athletes and celebrities could harm our brand and adversely impact our business. If we are unable in the future to secure prominent athletes and celebrities and arrange endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be effective. In any event, our inability to obtain endorsements from professional athletes and celebrities could adversely affect our ability to market and sell our products, resulting in loss of revenues and a loss of profitability.

An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.

Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in the United States, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, levels of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchase of our products. Consumer demand for our products may not reach our sales targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on pricing and costs caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products of our competitors, our failure to accurately forecast customer acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast customer demand we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to customers. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our results of operations and could impair the strength and exclusivity of our brand. Conversely, if we underestimate customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships.

We rely on third-party suppliers to provide fabrics for and to produce our products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier manufacturer, we may be unable to locate additional suppliers of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term. We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. If defects in the manufacture of our products are not discovered until after our customers purchase such products, our customers could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business.

Our operating results are subject to seasonal and quarterly variations in our net revenue from operations, which could cause the price of our common stock to decline.

We have experienced, and expect to continue to experience, significant seasonal variations in our net revenue from operations. Seasonal variations in our net revenue are primarily related to increased sales of our products during our fiscal fourth quarter, reflecting our historical strength in sales during the holiday season.

Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including, among other things, net revenue and profits contributed by new retailers; increases or decreases in comparable sales; changes in our product mix; and the timing of new advertising and new product introductions.

As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance.

We began selling our products in Canada in January 2010. Our limited operating history and nature as a developing company make it difficult to assess the impact of seasonal factors on our business or whether or not our business is susceptible to cyclical fluctuations in the economy in the markets in which we operate. Likewise, our growth may have obscured the effect of any seasonal or cyclical factors on our business to date. Seasonal or cyclical variations in our business may become more pronounced over time and may harm our results of operations in the future.

Any future seasonal or quarterly fluctuations in our results of operations may not match the expectations of market analysts and investors. Disappointing quarterly results could cause the price of our common stock to decline. Seasonal or quarterly factors in our business and results of operations may also make it more difficult for market analysts and investors to assess the longer-term strength of our business at any particular point, which could lead to increased volatility in our stock price. Increased volatility could cause our stock price to suffer in comparison to less volatile investments.

If we are unable to adequately demonstrate that our independent manufacturers use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation particularly sensitive to allegations of unethical business practices. While our internal and vendor operating guidelines promote ethical business practices such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others, and we, along with a third party that we retain for this purpose, monitor compliance with those guidelines, we do not control our independent manufacturers or their business practices. Accordingly, we cannot guarantee their compliance with our guidelines. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our independent manufacturers or the divergence of an independent manufacturer’s labor or other practices from those generally accepted as ethical in the United States, Canada or other markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our merchandise if, as a result of such violation, we were to attract negative publicity. Other apparel manufacturers have encountered significant problems in this regard, and these problems have resulted in organized boycotts of their products and significant adverse publicity. If we, or other manufacturers in our industry, encounter similar problems in the future, it could harm our brand image, stock price and results of operations.

Our limited operating experience and limited brand recognition in new international markets may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to an extent, on our international expansion efforts. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our undergarments by customers in these new international markets. Our failure to develop new international markets or disappointing growth outside of existing markets will harm our business and results of operations.

Our current operations in international markets and our efforts to expand into additional international markets, and any earnings in those markets, may be affected by legal and regulatory risks.

We are subject to the U.S. Foreign Corrupt Practices Act, in addition to the anti-corruption laws of the foreign countries in which we operate and manufacture our products. Although we implement policies and procedures designed to promote compliance with these laws, our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, may take actions in violation of our policies. Any such violation could result in sanctions or other penalties and have an adverse effect on our business, reputation and operating results.

Our success depends on our ability to maintain the value and reputation of our brand.

Our success depends on the value and reputation of the Naked brand. The Naked name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. We rely on social media as one of our marketing strategies to have a positive impact on both our brand value and reputation. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed, which could have a material adverse effect on our financial condition.

Any material disruption of our information systems could disrupt our business and reduce our sales.

We rely on information systems to operate our e-commerce website, process transactions, respond to customer inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses, cyber-attack or other causes, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of merchandise to our customers or lost sales, which could reduce demand for our merchandise and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose customers. If our systems are damaged, fail to function properly or become obsolete, we may have to make monetary investments to repair or replace the systems, and we could endure delays in our operations.

If we are unable to safeguard against security breaches with respect to our information systems our business may be adversely affected.

In the course of our business, we gather, transmit and retain confidential information, including personal information about our customers, and process payment transactions through our information systems. Although we endeavor to protect confidential information and payment information through the implementation of security technologies, processes and procedures, it is possible that an individual or group could defeat security measures and access sensitive information about our customers, employees and other third parties. Any misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information gathered, stored or used by us could have a material impact on the operation of our business, including damaging our reputation with our customers, employees, third parties and investors. We could also incur significant costs implementing additional security measures to comply with applicable federal, state or international laws and regulations governing the unauthorized disclosure of confidential or personally identifiable information as well as increased costs such as organizational changes, implementing additional protection technologies, training employees or engaging consultants. In addition, we could incur lost revenues and face increased litigation as a result of any potential cyber-security breach. We are not aware of that we have experienced any material misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information as a result of a cyber-security breach or other act, however, a cyber-security breach or other act and/or disruption to our information technology systems could have a material adverse effect on our business, prospects, financial condition or results of operations.

Our fabrics and manufacturing technology are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we currently own no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on trademarks, as well as confidentiality procedures, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, Canada or the European Union, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

Our future success is substantially dependent on the continued service of our senior management.

Our future success is substantially dependent on the continued service of our senior management and other key employees, particularly our Chief Executive Officer, Carole Hochman. The loss of the services of our senior management or other key employees could make it more difficult to successfully operate our business and achieve our business goals. We also may be unable to retain existing personnel that are critical to our success, which could result in harm to our customer and employee relationships, loss of key information, expertise or know-how and unanticipated recruitment and training costs.

Because a portion of our sales may be generated in foreign countries, fluctuations in foreign currency exchange rates may negatively affect our results of operations.

The reporting currency for our consolidated financial statements is the US dollar. In the future, we expect to continue to derive a significant portion of our net revenue in foreign countries, and changes in exchange rates between the currencies for those countries and the US dollar may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the exchange rates between the US dollar and the currencies for those countries. We have not historically engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. As we continue to recognize gains and losses in foreign currency transactions, depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Public Company Accounting Oversight Board and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

Risk Related to our Stock and Public Reporting Requirements

While we believe we have taken the steps necessary to improve the effectiveness of our internal control over financial reporting, if we are unable to successfully address or prevent material weaknesses in our internal control over financial reporting, our ability to report our financial results on a timely and accurate basis and to comply with disclosure and other requirements may be adversely affected.

Our management identified material weaknesses in internal control over financial reporting as of January 31, 2015 related to the (i) inadequate segregation of duties and effective risk assessment, (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and Securities and Exchange Commission guidelines, (iii) inadequate security and restricted access to computer systems, including insufficient disaster recovery plans, and (iv) lack of a written whistle-blower policy (see “Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015). As a result of these material weaknesses, our management concluded that, as of January 31, 2015, we did not maintain effective disclosure controls and procedures or internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

We can give no assurances that the measures we take to remediate material weaknesses that we identified will be successful, or that any additional material weaknesses will not arise in the future.

Any material weakness or other deficiencies in our disclosure controls and procedures and internal control over financial reporting may affect our ability to report our financial results on a timely and accurate basis and to comply with disclosure obligations or cause our consolidated financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock or cause investors to lose confidence in our reported financial information. Investors relying upon our consolidated financial statements may make a misinformed investment decision.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 11,250,000 shares of common stock, of which 1,755,005 shares are issued and outstanding as of November 19, 2015. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB marketplace operated by the OTC Markets Group. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on stock exchanges like the New York Stock Exchange and the Nasdaq Stock Market LLC. Accordingly, stockholders may have difficulty reselling any of their common shares.

We have applied to list our common stock on the Nasdaq Capital Market. Although we believe that this offering and the listing of our common stock on the Nasdaq Capital Market (if our application is made and is so approved) will improve the liquidity of our common stock, our trading volume may not improve, our volatility may not be reduced and our share price may not stabilize.

A decline in the price of our common stock could affect our ability to raise further working capital, may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and such other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The exercise of outstanding options and warrants, as well as the conversion of convertible debt instruments, may have a dilutive effect on the price of our common stock.

To the extent that outstanding stock options and warrants are exercised and convertible debt instruments are converted into shares of our common stock, dilution to our stockholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options, warrants and convertible debt instruments can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options, warrants or convertible debt instruments. At November 19, 2015, the total dilutive securities outstanding, including options, warrants and shares issuable upon conversion of convertible debt instruments was approximately 6,093,567 shares.

Our stock is currently considered a penny stock and will continue to be considered a penny stock if we fail to list our common stock on a national securities exchange. Accordingly, trading of our stock may be restricted by the U.S. Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is currently considered a penny stock and will continue to be considered a penny stock if we fail to list our common stock on a national securities exchange. The U.S. Securities and Exchange Commission (the “SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including equity securities that are listed on certain national securities exchanges such as the Nasdaq Capital Market). Rules applicable to penny stocks impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. Even if the Nasdaq Capital Market approves our listing application, there can be no assurance that we will be able to achieve or maintain a price of at least $5.00 per share.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We are a former “shell company” and as such are subject to certain limitations not applicable to other public companies generally.

Prior to our acquisition of Naked in June 2012, we were a public reporting “shell company,” as defined in Rule 12b-2 under the Exchange Act. Although we are no longer a “shell company,” we are subject to certain restrictions under the Securities Act for the resale of securities issued by issuers that have been at any time previously a shell company. Specifically, the Rule 144 safe harbor available for the resale of our restricted securities is only available to our stockholders if we have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months, other than current reports on Form 8-K, at the time of the proposed sale, regardless of whether the restricted securities were initially issued at the time we were a shell company or subsequent to termination of such status. Accordingly, holders of our “restricted securities” within the meaning of Rule 144 will be subject to the conditions set forth in Rule 144 with respect to our company. Other reporting companies that are not former shell companies and have been reporting for more than twelve months are not subject to this same reporting threshold for non-affiliate reliance on Rule 144.

Accordingly, any restricted securities we have sold or sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, may not be resold unless such securities are registered with the Securities and Exchange Commission or the requirements of Rule 144 have been satisfied. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it may be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Securities and Exchange Commission, which could cause us to expend additional resources in the future. Our prior status as a “shell company” could prevent us in the future from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

Further, as current and former shell companies and reverse acquisition transactions have been, and remain to some degree, subject to additional scrutiny by the SEC, FINRA and the national securities exchanges, our prior shell company status and the reverse acquisition transaction that terminated it may result in delays in the completion of any offering and our attempt to qualify for and list on a national securities exchange. Specifically, as a former shell company and subject of a reverse acquisition transaction, we may need to demonstrate the ability to maintain a threshold per share market price for an extended trading period in order to qualify for listing on a national securities exchange.

Although we have applied to list our common stock on the Nasdaq Capital Market, there can be no assurance that our listing application will be approved or that, if approved, our common stock will continue to trade on the Nasdaq Capital Market.

We have applied to be listed on the Nasdaq Capital Market, a national securities exchange. We will need to satisfy certain qualitative and quantitative requirements for our common stock to be listed on the Nasdaq Capital Market. We cannot assure you that we will be able to meet these initial listing requirements or that our application will be approved. Further, such approval is not a condition to the closing of this offering.

If our listing application is approved, we will be required to comply with certain listing requirements of the Nasdaq Capital Market, including, without limitation, with respect to our corporate governance, finances, stock trading volume and stock price. If we fail to meet any of these requirements, the Nasdaq Capital Market may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would adversely affect the ability to sell or purchase our common stock. In the event of a delisting, we anticipate that we would take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to remain listed on the Nasdaq Capital Market, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market’s minimum bid price requirement, or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements.

Risks Related to this Offering

We have broad discretion in how we use the net proceeds of this offering and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering at an assumed public offering price of $4.50 per share, which is the midpoint of the price range on the cover page of this prospectus, and after deducting the underwriting discount and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $3.31 per share.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

The price per share at which we will sell or issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology and include statements regarding: (1) our product line; (2) our business plan, including our plan to in the future extend the Naked brand to active wear, swimwear, sportswear and more; (3) the enforceability of our intellectual property rights; (4) projections of market prices and costs; (5) supply and demand for our products; (6) future capital expenditures; (7) our collaboration with Dwyane Wade; (8) our plans to list our common stock on the Nasdaq Capital Market; and (9) our need for, and our ability to raise, capital. The material assumptions supporting these forward-looking statements include, among other things: (1) our ability to obtain any necessary financing on acceptable terms; (2) timing and amount of capital expenditures; (3) the enforcement of our intellectual property rights; (4) our ability to launch new product lines; (5) retention of skilled personnel; (6) continuation of current tax and regulatory regimes; (7) current exchange rates and interest rates; and (8) general economic and financial market conditions. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: (1) a downturn in international economic conditions; (2) any adverse occurrence with respect to the development or marketing of our apparel products; (3) any adverse occurrence with respect to any of our licensing or endorsement agreements; (4) our ability to successfully bring apparel products to market; (5) our ability to successfully collaborate with Dwayne Wade; (6) product development or other initiatives by our competitors; (7) fluctuations in the availability and cost of materials required to produce our products; (8) any adverse occurrence with respect to distribution of our products; (9) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (10) our ability to enforce our intellectual property rights; (11) our ability to hire and retain senior management and key employees; and (12) other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds to us from this sale of the common stock by this prospectus will be approximately $6.55 million, which includes gross proceeds of $7.5 million assuming the sale by us of 1,666,666 shares of our common stock at an assumed public offering price of $4.50 per share, which is the midpoint of the price range on the cover page of this prospectus, and after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us of approximately $950,000.

A $0.10 increase (decrease) in the assumed public offering price of $4.50 per share would increase (decrease) the expected net cash proceeds of the offering to us by $153,333, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us. Similarly, a 100,000 share increase (decrease) in the number of shares of common stock sold in this offering would increase (decrease) the expected net cash proceeds of the offering to us by $414,000, assuming that the assumed per share offering price of $4.50 remains the same and after deducting the estimated underwriting discount and offering expenses payable by us.

We currently intend to use the net proceeds from this offering for: (i) sales and marketing, including growth of online direct sales, expansion of wholesale distribution channels and brand awareness campaigns, digital and social media and direct-to-consumer marketing initiatives, (ii) product development and (iii) working capital and general corporate purposes.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. The amount and timing of expenditures used generally or for any particular use may vary based on a number of factors, including the amount of cash used in or provided by our operations, among other factors. Accordingly, our management will have broad discretion in the application of these proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

DETERMINATION OF OFFERING PRICE RANGE

On November 19, 2015, the last reported sale price of shares of our common stock on the OTCQB Marketplace was $4.20. We do not believe this price is indicative of the market price of our common stock following the consummation of the offering due to several factors, including the historical trading volume, a limited amount of news and analyst coverage for our company and historical limited liquidity of our common stock on the OTCQB Marketplace.

The offering price set forth on the cover of this prospectus has been determined by discussions between us and the underwriter. In addition to prevailing market conditions, the following are among the factors that were considered in determining the offering price for our securities:

•	an assessment of our management and the underwriter as to the price at which investors might be willing to participate in this offering;
•	the price and trading history (including trading volume of our common stock on the OTCQB Marketplace);
•	the history of, and prospects for, our company and the industry in which we compete;
•	our past and present financial information;
•	our past and present operations, and the prospects for, and timing of, our future revenues;
•	the present state of our development;
•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours; and other factors as were deemed relevant.

The offering prices stated on the cover page of this prospectus should not be considered as an indication of the actual value of our shares. An active trading market for our common stock may not develop and the price of our securities is subject to change as a result of market conditions and other factors. It is also possible that after the offering the securities will not trade in the public market at or above the public offering price.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the trading symbol “NAKD.” Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

We have applied for listing of our common stock on the Nasdaq Capital Market under the proposed symbol “NAKED.” No assurance can be given that our application will be approved. Further, such approval is not a condition to the closing of this offering.

Set forth below are the range of high and low bid quotations for our common stock from the OTCQB for the periods indicated. The market quotations were obtained from the OTCQB, and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Period	High ($)	Low ($)
Year ended January 31, 2014
First Quarter	47.20	0.00
Second Quarter	52.80	16.40
Third Quarter	26.40	8.80
Fourth Quarter	10.68	2.10
Year ended January 31, 2015
First Quarter	8.00	2.10
Second Quarter	9.20	4.07
Third Quarter	12.40	6.04
Fourth Quarter	7.00	3.60
Year ending January 31, 2016
First Quarter	5.60	3.60
Second Quarter	5.20	3.30
Third Quarter	5.63	4.12
Fourth Quarter (through November 19, 2015)(1)	4.25	3.50

(1)

The information provided for this period reflects the high and low reported sales prices during the period.  Historical bid price information for the period was not available from the OTCQB as of the date of this prospectus.

On November 19, 2015, the last reported sales price for our common stock as reported by the OTCQB was $4.20 per share. As of November 19, 2015, there were approximately 167 holders of record of our common stock. As of such date, 1,755,005 shares were issued and outstanding.

DIVIDEND POLICY

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Subject to compliance with applicable corporate laws, our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

CAPITALIZATION

The following table describes our capitalization as of July 31, 2015:

•	on an actual basis;
•

on a pro forma basis to give effect to the automatic conversion of our 6% senior secured convertible debentures and common stock issuable to Carole Hochman, our Chief Executive Officer, in lieu of deferred salary owed upon the closing of this offering; and

•

on a pro forma as adjusted basis to give effect to the sale of the shares in this offering at the assumed public offering price of $4.50 per share, which is the midpoint of the price range on the cover page of this prospectus, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read the following table in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Description of Securities” and our financial statements and related notes included elsewhere in this prospectus.

		As of July 31, 2015
		(unaudited)
			Pro Forma,
	Actual	Pro Forma	as adjusted
Cash	$73,394	$73,394	$6,623,391
Long-term debt
6% Senior Secured Convertible Debentures	624,613	600,000	600,000
Stockholders’ equity (deficit)
Common stock Authorized 11,250,000 common shares, par value $0.001 per share Issued and outstanding 1,331,977 common shares, actual; 3,767,329 common shares, pro forma; and 5,433,995 common shares, pro forma as adjusted	1,332	3,767	5,434
Common stock to be issued	15,000	15,000	15,000
Accumulated paid-in capital	32,108,446	39,434,287	45,982,617
Accumulated deficit	(32,267,349)	(39,450,241)	(39,450,241)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)	(6,245)
Total stockholders’ equity (deficit)	(148,816)	(3,432)	6,546,565
Total capitalization	475,797	596,568	7,146,565

The pro forma number of shares of common stock to be outstanding after this offering:

•	is based on 1,331,977 shares of common stock issued and outstanding as of July 31, 2015;
•	gives effect to the 1-for-40 reverse split, retroactively;
•	assumes no exercise by the underwriter of its option to purchase up to 250,000 additional shares of common stock to cover over-allotments, if any;
•	assumes that none of the shares reserved for the directed share program are purchased by participants in that program and that such shares are purchased by the general public instead;
•	assumes that none of the offered shares are purchased by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by Noble;
•

includes 2,420,537 shares of common stock that would be issuable upon conversion of our 6% senior secured convertible debentures as if the closing of this offering occurred on July 31, 2015, including 2,332,526 shares issuable upon conversion of principal outstanding as of July 31, 2015, 18,035 shares issuable upon conversion of interest accrued to July 31, 2015 and 69,976 shares issuable upon conversion of an additional amount of interest equal to six months of interest that would have accrued under the terms of the debentures as of July 31, 2015;

•	includes an estimated 14,815 shares of common stock issuable to Carole Hochman, our Chief Executive Officer, in lieu of deferred salary owed to Ms. Hochman as of July 31, 2015;
•	excludes 60,000 shares of common stock issuable upon conversion of our senior secured convertible note agreements with Kalamalka Partners;
•	excludes 1,873,000 shares of our common stock issuable upon exercise of stock options outstanding as of July 31, 2015 and having a weighted average exercise price of $5.45 per share;
•

excludes 1,828,879 shares of our common stock issuable upon exercise of warrants outstanding as of July 31, 2015 and having a weighted average exercise price of $5.44 per share as of July 31, 2015; and

•	excludes shares of common stock underlying the warrants to be issued to the underwriter in connection with this offering.

A $0.10 increase (decrease) in the assumed public offering price of $4.50 per share would increase (decrease) the pro forma as adjusted total stockholders’ equity (deficit) and total capitalization by $153,333, or $0.03 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us. Similarly, a 100,000 share increase (decrease) in the number of shares of common stock sold in this offering would increase (decrease) the pro forma as adjusted total stockholders’ equity (deficit) and total capitalization by approximately $414,000, or $0.05 per share, assuming that the assumed per share offering price of $4.50 remains the same and after deducting the estimated underwriting discount and offering expenses payable by us.

The pro forma information discussed above is to illustrate only and will change based on the actual public offering price, number of shares and other terms of this offering determined in pricing.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock upon completion of this offering. Net tangible book value per share represents the amount of our total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value (deficit) as of July 31, 2015 was $(207,756) or approximately $(0.16) per share of common stock, based upon 1,331,977 shares outstanding as of July 31, 2015. After giving effect to the sale of the shares in this offering at the assumed public offering price of $4.50 per share, which is the midpoint of the price range on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value (deficit) at July 31, 2015 would have been approximately $6.5 million or $1.19 per share. This represents an immediate increase in pro forma net tangible book value of approximately $1.35 per share to our existing stockholders, and an immediate dilution of $3.31 per share to investors purchasing shares in this offering.

Dilution in pro forma net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share		$4.50
Historical net tangible deficit per share as of July 31, 2015	$(0.16)
Pro forma increase in net tangible book value per share as of July 31, 2015 attributable to conversion of 6% senior secured convertible debentures and common stock issuable to Carole Hochman, our Chief Executive Officer, in lieu of deferred salary owed upon the closing of this offering upon closing of this offering	0.14
Pro forma net tangible book value per share as of July 31, 2015, before giving effect to this offering	(0.02)
Increase in pro forma net tangible book value per share attributable to new investors participating in this offering	1.21
Pro forma as adjusted net tangible book value per share after this offering		1.19
Dilution per share to new investors participating in this offering		$3.31

A $0.10 increase (decrease) in the assumed public offering price of $4.50 per share would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $0.03 per share and the dilution to new investors by $0.03 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us. Similarly, a 100,000 share increase (decrease) in the number of shares of common stock sold in this offering would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $0.05 per share and the dilution to new investors by $0.05 per share, assuming that the assumed per share offering price of $4.50 remains the same and after deducting the estimated underwriting discount and offering expenses payable by us.

If any shares are issued upon exercise of outstanding options or warrants, you may experience further dilution. The number of shares of common stock reflected in the discussion and tables above:

•	is based on 1,331,977 shares of common stock issued and outstanding as of July 31, 2015;
•	gives effect to the 1-for-40 reverse split, retroactively;
•	assumes no exercise by the underwriter of its option to purchase up to 250,000 additional shares of common stock to cover over-allotments, if any;
•	assumes that none of the shares reserved for the directed share program are purchased by participants in that program and that such shares are purchased by the general public instead;

•	assumes that none of the offered shares are purchased by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by Noble;
•

includes 2,420,537 shares of common stock that would be issuable upon conversion of our 6% senior secured convertible debentures as if the closing of this offering occurred on July 31, 2015, including 2,332,526 shares issuable upon conversion of principal outstanding as of July 31, 2015, 18,035 shares issuable upon conversion of interest accrued to July 31, 2015 and 69,976 shares issuable upon conversion of an additional amount of interest equal to six months of interest that would have accrued under the terms of the debentures as of July 31, 2015;

•	includes an estimated 14,815 shares of common stock issuable to Carole Hochman, our Chief Executive Officer, in lieu of deferred salary owed to Ms. Hochman as of July 31, 2015;
•	excludes 60,000 shares of common stock issuable upon conversion of our senior secured convertible note agreements with Kalamalka Partners;
•	excludes 1,873,000 shares of our common stock issuable upon exercise of stock options outstanding as of July 31, 2015 and having a weighted average exercise price of $5.45 per share;
•	excludes 1,828,879 shares of our common stock issuable upon exercise of warrants outstanding as of July 31, 2015 and having a weighted average exercise price of $5.44 per share as of July 31, 2015; and
•	excludes shares of common stock underlying the warrants to be issued to the underwriter in connection with this offering.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. We may also choose to engage in strategic acquisitions through the issuance of shares of our stock. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

The pro forma information discussed above is illustrative only and will change based on the actual public offering price, number of shares and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations should be read in conjunction with the audited annual financial statements and unaudited interim financial statements included elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Outlook

We are actively focused on growing wholesale distribution and direct online sales for our expanded men’s innerwear collection, which currently encompasses underwear and undershirts. We currently anticipate quarter over quarter sales growth for these products as we increase our distribution channels and partners, and expand our direct sales online through new marketing and brand awareness initiatives. During the six months ended July 31, 2015, we launched an entirely redesigned and expanded Fall 2015 men’s collection. Further, the launch of women’s innerwear, loungewear and sleepwear products will be an increasingly important component of our continued sales growth. We launched the first of these women’s products to consumers in the third quarter of 2015, and plan to launch expanded product offerings in increased distribution channels in 2016. In the future, we intend to expand the Naked brand on our own and through licensing partnerships into other apparel and product categories that can exemplify the mission of the brand, such as athleisure and activewear, swimwear, sportswear, hosiery, bedding and bath products, and more.

Results of Operations

Three and Six Months Ended July 31, 2015 compared to Three and Six Months Ended July 31, 2014

Revenues

During the three months ended July 31, 2015, our net sales increased by $196,057, or 119% over the comparative three month period ended July 31, 2014. During the six months ended July 31, 2015, our net sales increased by $355,609, or 118% over the comparative six month period ended July 31, 2014. These net sales increases were primarily the result of the launch of our redesigned and expanded Fall 2015 men’s collection in late February. These enhanced product offerings have continued to help us gain new specialty store accounts, and increase department store sales to $166,584 and $268,438 for the three and six months ended July 31, 2015, respectively, from $72,071 and $145,066 during the comparable periods in fiscal 2014. We also saw increased volume in our direct to consumer online sales through our direct online store.

We expect to continue to see positive growth in our revenues, year over year as a result of marketing and promotional activities and the launch of our first women’s sleep and loungewear collections in our third fiscal quarter.

Gross Margins

During the three and six months ended July 31, 2015, we realized a gross margin of 38% and 33%, respectively, compared to (180)% and (88)% in the three and six months ended July 31, 2014, respectively. Our positive margins in the current fiscal year periods are the result of production efficiencies and increased direct to consumer sales outlined above, which generate higher margins. The negative margins in the comparable periods in the prior fiscal year were due to a large write down of old inventory as a result of a new core management team and manufacturing partnership introduced during that period, which triggered a transition to production changes.

Operating Expenses

	Three months ended July 31,		Change
General and administrative	2015	2014	$	%
Bad debts	$17,678	$1,731	15,947	921.3
Bank charges and interest	4,286	8,071	(3,785)	(46.9)
Consulting	154,682	24,506	130,176	531.2
Depreciation	3,210	6,855	(3,645)	(53.2)
Directors fees	405,075	9,900	395,175	3991.7
Insurance	62,982	16,146	46,836	290.1
Investor relations	19,430	58,768	(39,338)	(66.9)
Marketing	265,221	123,557	141,664	114.7
Occupancy and rent	23,264	18,198	5,066	27.8
Office and miscellaneous	63,721	16,219	47,502	292.9
Product development	225,453	35,375	190,078	537.3
Professional fees	201,476	296,600	(95,124)	(32.1)
Salaries and benefits(1)	1,330,802	315,456	1,015,346	321.9
Transfer agent and filing fees	6,583	17,276	(10,693)	(61.9)
Travel	55,885	52,993	2,892	5.5
Warehouse management	142,910	23,718	119,192	502.5
Total	$2,982,658	$1,025,369	1,957,289	190.9

(1)

There was an increase of $1,068,658 relating to non-cash stock option compensation charges included in salaries and benefits for the three months ended July 31, 2015, to $1,121,546 as compared to $52,888 for the three months ended July 31, 2014.

	Six months ended July 31,		Change
General and administrative	2015	2014	$	%
Bad debts	$20,246	$1,009	19,237	1906.5
Bank charges and interest	8,278	9,565	(1,287)	(13.5)
Consulting	174,592	29,538	145,054	491.1
Depreciation	10,582	13,152	(2,570)	(19.5)
Directors fees	502,271	24,900	477,371	1917.2
Insurance	84,763	26,652	58,111	218.0
Investor relations	38,379	74,973	(36,594)	(48.8)
Marketing	433,369	143,563	289,806	201.9
Occupancy and rent	36,842	27,411	9,431	34.4
Office and miscellaneous	126,258	32,803	93,455	284.9
Product development	364,466	41,083	323,383	787.1
Professional fees	319,483	392,186	(72,703)	(18.5)
Salaries and benefits(1)	2,872,708	479,149	2,393,559	499.5
Transfer agent and filing fees	12,694	21,231	(8,537)	(40.2)
Travel	101,346	70,969	30,377	42.8
Warehouse management	192,314	62,830	129,484	206.1
Total	$5,298,591	$1,451,014	3,847,577	265.2

(1)

There was an increase of $2,107,576 relating to non-cash stock option compensation charges included in salaries and benefits for the six months ended July 31, 2015, to $2,226,039 as compared to $118,463 for the six months ended July 31, 2014.

There were overall increases in general and administrative expenses of $1,957,289 (190.9%) and $3,847,577 (265.2%) in the three and six months ended July 31, 2015, respectively, compared to the three and six months ended July 31, 2014. These increases were mostly attributable to increases in non-cash stock based compensation charges included within salaries and benefits which accrued as a result of stock options issued to our new core management group as part of certain incentive based compensation packages. Total non-cash stock based compensation charges which were included within in general and administrative expenses in the three and six months ended July 31, 2015 were $1,394,426 and $2,612,409, respectively, as compared to $52,888 and $118,463 for the three and six months ended July 31, 2014, respectively. These large non-cash stock based compensation charges will continue to accrue over the vesting terms of three to four years, of the related options.

The increase in general and administrative expenses was also primarily attributable to increases in marketing, product development, warehouse management and the portion of salaries and benefits not attributable to non-cash stock based compensation charges, as further explained below.

Our marketing expenses increased in the three and six months ended July 31, 2015 by $141,664 (114.7%) and $289,806 (201.9%), respectively, compared to the three and six months ended July 31, 2014 as a result of the engagement of a marketing, sales and design consultant engaged to provide general branding, marketing, creative and strategic direction, as well the engagement of a public relations consultant engaged in media relations, media database building, and coordination and execution of promotional efforts, including social media.

Product development costs increased in the three and six months ended July 31, 2015 by $190,078 (537.3%) and $323,383 (787.1%), respectively, compared to the three and six months ended July 31, 2014 as a result of the engagement of a team of designers and consultants who have been working with employees of the company, and other involved partners, in the fabrication and design of our women’s line of intimate apparel. The first of these women’s collections, the Fall 2015 sleep and loungewear collection, was launched subsequent to the end of the current fiscal quarter, as described above under “Recent Corporate Developments.”

Warehouse management expenses increased in the three and six months ended July 31, 2015 by $119,192 (502.5%) and $129,484 (206.1%), respectively, compared to the three and six months ended July 31, 2014 in connection with the large increase in inventory in connection with our new and expanded collections and as a result of the increase in direct-to-consumer online sales, which result in higher handling and shipping costs.

The portion of salaries and benefits not attributable to non-cash stock based compensation charges decreased in the three months ended July 31, 2015 by $53,312 (20.3%), compared to the three and six months ended July 31, 2014. In the prior fiscal year period, we incurred recruitment charges and initial third party payroll administration set up fees that were not present in the current fiscal year period.

The portion of salaries and benefits not attributable to non-cash stock based compensation charges increased in the six months ended July 31, 2015 by $285,983 (79.3%), respectively, compared to the three and six months ended July 31, 2014 due to increased staffing levels related to a new core management team and related employment contracts entered into in the second fiscal quarter of 2014.

Other income and expenses

We incurred interest expenses of $246,651 and financing and accretion charges of $45,041 for the three months ended July 31, 2015 as compared to $76,929 in interest expense and $2,181,894 in financing and accretion charges for the same period in 2014. We incurred interest expenses of $361,356 and financing and accretion charges of $205,272 for the six months ended July 31, 2015 as compared to $101,358 in interest expense and $2,282,985 in financing and accretion charges for the same period in 2014. These decreases are attributable to a significant number of short term debt arrangements in place in the comparative periods that had been arranged to bridge operations under the long term financing entered into in June and July 2014, in connection with the offering of convertible debentures and warrants. We had no debt conversion expense or net losses on extinguishment of debt in the three and six months ended July 31, 2015, whereas we had debt conversion expense of $309,011 in the three and six months ended July 31, 2014 and net losses on extinguishment of debt of $128,920 and $826,320 in the three and months ended July 31, 2014, respectively. The debt conversion expenses and net losses on extinguishment of debt incurred in 2014 were in connection with the bridge financings in place during the applicable periods, and in connection with the modification of existing long term debt arrangements in the applicable periods. Long-term debt is currently accruing interest at 6% per annum, payable semi-annually.

During the fiscal year ended January 31, 2015, we issued convertible debentures and warrants, each of which were convertible or exercisable into shares of our common stock and we did not, at the date we issued these securities, have a sufficient number of authorized and unissued shares of common stock available to satisfy the conversion and exercise of all of these securities. As a result, we were required to account for these securities as derivative liabilities. In connection with the issuance of these securities, we recorded a derivative expense of $12,028,383 in the three months ended July 31, 2014 related to the fair value of these outstanding contracts at the contract inception date. Further, we recorded mark-to-market derivative expenses of $12,978,200 and $13,005,182 in the three and six months ended July 31, 2014, respectively, as a result of the application of related accounting rules, which require these derivative financial instruments to be carried at fair value which resulted in significant mark to market adjustments in correlation with fluctuations in the price of our common stock. These were non-cash income and expense items in those periods. As of July 31, 2015, we have relieved the conditions that previously required these securities to be recorded as derivative liabilities and, as such, we have not incurred such charges in the three months ended July 31, 2015, however we recorded a mark-to-market derivative expense of $708,900 in the first quarter of fiscal 2015.

Net loss and comprehensive loss

Our net loss for the three months ended July 31, 2015 was $(3,139,632), or $(2.71) per share, as compared to a net loss of $(29,033,373), or $(32.34) per share, for the three months ended July 31, 2014. Our net loss for the six months ended July 31, 2015 was $(4,949,668), or $(4.49) per share, as compared to a net loss of $(30,267,233), or $(34.55) per share, for the six months ended July 31, 2014. The most significant factor for the decreases in net loss in the aforementioned periods was a decrease in other income and expenses, as described in detail above, particularly as related to derivative expenses and fair value mark-to-market adjustments.

Year Ended January 31, 2015 compared to Year Ended January 31, 2014

Revenue

During the year ended January 31, 2015, we generated net sales of $557,212 compared to $639,107 for the same period in 2014, a decrease of $81,895 or 12.8% . Net sales decreased as a result of the liquidation of old inventory as a result of our planned transition to new product collections featuring new branding, product design and production improvements, all of which were brought to market subsequent to the end of the fiscal year. The reduction was also the result of new product introductions in the comparative period (our Tencel and Silver product lines), which resulted in larger initial bulk up orders during fiscal 2014.

Gross Margins

During the year ended January 31, 2015, we recorded net write-downs of inventory in the amount of approximately $250,000 to reduce inventory to its estimated net realizable value. These write downs are a result of a new core management team and manufacturing partnership which triggered a period of transition in branding, product design and production changes implemented concurrent and subsequent to the end of our fiscal year ended January 31, 2015. We continued to sell pre-existing inventory through to the end of the fourth quarter of fiscal 2015 when we launched our new Fall 2015 men’s collection.

Operating Expenses

	Year ended January 31,		Change
General and administrative	2015	2014	$	%
Bad debts	$3,773	$(3,726)	7,499	(201.3)
Bank charges and interest	16,251	30,433	(14,182)	(46.6)
Consulting	23,301	447,810	(422,261)	(94.3)
Depreciation	29,858	22,748	7,110	31.3
Director compensation	24,900	255,776	(230,876)	(90.3)
Insurance	72,738	59,281	13,457	22.7
Investor relations	127,750	208,610	(65,860)	(31.6)
Marketing	410,785	285,733	125,052	43.8
Occupancy and rent	81,611	31,468	50,143	159.3
Office and miscellaneous	104,070	104,464	(394)	(0.4)
Product development	429,421	194,266	235,155	121.0
Professional fees	631,116	281,833	349,283	123.9
Salaries and benefits(1)	4,432,499	661,575	3,770,924	570.0
Transfer agent and filing fees	38,141	28,394	9,747	34.3
Travel	156,091	117,416	38,675	32.9
Warehouse management	91,000	104,580	(13,580)	(13.0)
Total	$6,690,553	$2,830,661	$3,859,892	136.4

(1)

There was an increase to $3,315,993 for non-cash stock option compensation charges included in salaries and benefits for the year ended January 31, 2015, as compared to $250,361 for the year ended January 31, 2014, an increase of $3,065,632. These stock based compensation charges relate to stock options issued to a new core management team as part of certain incentive based compensation packages.

There was an increase in general and administrative expenses to $6,690,553 for the year ended January 31, 2015, compared to $2,830,661 for the year ended January 31, 2014, an increase of $3,859,890, or 136.4%.

Of the total operating expenses, $3,318,241 was related to non-cash stock option compensation charges for the year ended January 31, 2015, as compared to $731,615 for the year ended January 31, 2014, an increase of $2,586,626. These amounts are included in the salaries and benefits, investor relations and consulting components of general and administrative expenses above. These stock based compensation charges relate mostly to stock options issued to a new core management team as part of certain incentive based compensation packages. The fair value of stock option compensation is calculated using the Black Scholes option pricing model and is charged to operating expenses over the vesting term of the related option awards. See the notes to our consolidated financial statements included in this prospectus for more information.

We incurred lower consulting charges in fiscal 2015 as compared to the prior year. Included in consulting fees in the prior year is an amount of $338,179 related to non-cash stock based compensation expense as a result of stock options issued to consultants engaged for key person, product and sales alignment and event promotion. No such consultant’s options were granted in fiscal 2015.

Director fees decreased in fiscal 2015 as a result of charges related to equity based compensation in connection with the appointment of a new director in that period. In fiscal 2015, equity based compensation issued to new directors is being amortized over the vesting term of the related awards, resulting in less current period expense.

Our investor relations expenses were significantly reduced in fiscal 2015 as a result of the termination of contractual relationships with investor relations firms who had been assisting in capital raising efforts through introductions to the institutional and retail investment community. These capital raising efforts were continued internally within our company and, as described above, are reflected in the successful offering, which closed in June and July 2014.

We significantly increased spending on product development in fiscal 2015 in connection with the engagement of a team of designers and consultants, who are working with employees of our company, and other involved partners, on an expanded and redesigned men’s collection and the fabrication and design of an entire complimentary women’s line of intimate apparel. The new Fall 2015 men’s collection was introduced in the fourth quarter of fiscal 2015 and we expect to introduce our first women’s collections during calendar 2015 as well.

Professional fees increased year over year, as a result of higher legal fees associated with the offering of convertible debentures and warrants, new employment contracts, a new incentive stock option plan and the related written consent solicitation from our stockholders, and from the preparation of a registration statement in connection with the offering of convertible debentures and warrants.

Salaries and benefits increased due to increased staffing levels related to a new core management team and related employment contracts, and as a result of the allocation of non-cash stock based compensation charges, as described above.

Other income and expenses

We incurred interest expense of $465,618 for the year ended January 31, 2015 as compared to $77,381 for the year ended January 31, 2014. This increase in interest is attributable to long term financings entered into during the year ended January 31, 2015, in connection with the offering of convertible debentures and warrants. Long-term debt is accruing interest at 6% per annum, payable semi-annually. Of the total interest expense, an amount of $274,823 was paid in shares of our common stock. These shares were recorded at the fair value of the shares on the date they were issued as payment, which was in excess of the amount of cash interest owing.

Financing and accretion charges increased to $2,425,697 for the year ended January 31, 2015 from $737,595 for the year ended January 31, 2014. This is the result of the immediate recognition of all commissions and direct financing related expenses associated with the $7.3 million offering of convertible debentures and warrants. Accounting rules required the immediate recognition of all transaction related expenses associated with the offering of convertible debentures and warrants as a result of the classification and treatment of the related host contract as a derivative financial instrument, as outlined below. In the comparative period, financing and accretion charges were mostly the result of the amortization of financing fees associated with the issuance of short term promissory notes, as well as amendment of an existing loan facility with Kalamalka Partners.

During the year ended January 31, 2015, in connection with a brokered private placement offering, we issued convertible debentures and warrants, each of which were convertible or exercisable into shares of our common stock and, these embedded conversion features and warrants were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments. In connection with the issuance of these securities as part of this offering, we recorded a derivative expense of $12,028,383 related to the fair value of these outstanding contracts at the contract inception date. Further, we recorded net mark to market adjustments of $1,921,568 during the year ended January 31, 2015, in correlation with fluctuations in the price of our common stock. In the comparative period, we had net mark to market derivative adjustments of $9,358, in connection with a derivative liability that was being recognized in our financial statements because of a full ratchet provision included in a convertible promissory note. This promissory note was repaid during the year ended January 31, 2015.

We had debt conversion expenses of $309,011 and net losses on extinguishment of debt of $810,765 during the year ended January 31, 2015. These charges arose in connection with the settlement of various short term financing arrangements that had been entered into to bridge operations until the offering of convertible debentures and warrants was completed. Subsequent to and concurrent with this offering we settled these short-term obligations through a combination of cash and stock issuances, as described in detail in our financial statements filed herein.

For the year ended January 31, 2014, other expenses included a $468,753 loss associated with the amendment to the Kalamalka Notes that had entered into default in a previous reporting period. This loss is the result of providing concessions to the Lenders as compensation for defaulting on the covenants under these Notes. These concessions included a reduced conversion price for the Notes and modified terms associated with warrants issued in connection with the Notes.

Net loss and comprehensive loss

Our net loss for the year ended January 31, 2015 was $(21,078,265), or $(23.33) per share, as compared to a net loss of $(4,238,490), or $(5.70) per share, for the year ended January 31, 2014. The most significant factors for the increase in net loss in the current period are substantial non-cash losses associated with the derivative accounting in connection with the offering of convertible debentures and warrants, as described above as well as an increase in general and administrative expenses as a result of stock based compensation charges related to stock options issued to a new core management team as part of incentive based compensation packages.

Liquidity and Financial Condition

Since inception, we have primarily funded our operations through the issuance of our equity and debt securities. At July 31, 2015, we required further financing to implement our proposed business plan. Management intends to continue to raise funds from equity and debt financings to fund these objectives. However, we cannot be certain that financing will be available on acceptable terms or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our existing stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Private Placement Offering

During the year ended January 31, 2015, we entered into Subscription Agreements with several investors in connection with a brokered private placement offering for aggregate gross proceeds of $7,309,832 through the sale of 292 units at a price of $25,000 per unit. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreements.

In connection with the closing of the private placement offering, we issued 6% convertible senior secured debentures in the aggregate principal amount of $7,309,832. As consideration, we (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged certain 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to ninety percent (90%) of the purchase price paid in the offering. Interest accruing under the debentures is payable semi-annually, in cash or in kind, at the option of our company as long as certain equity conditions are satisfied. At January 31, 2015, such equity conditions had not been satisfied and, consequently, interest is payable in cash unless such equity conditions failure has been waived by each holder. The funds raised from the offering are being used for marketing and new product development and design, as well as general working capital requirements.

Effective August 3, 2015, we amended the debentures to provide, among other things, that (i) the debentures will automatically convert into shares of our common stock upon the closing, or any combination of closings, of any equity offerings or financings with aggregate gross proceeds to us of at least $8,000,000, which includes the gross proceeds we received from the amendment and exercise of certain warrants, as described more fully below; and (ii) the amount of principal and interest to be converted in connection with such an automatic conversion will include an additional amount of interest equal to six (6) months of interest that would have accrued under the terms of the debentures. We anticipate that the debentures will automatically convert into shares of our common stock upon the closing of this offering.

The debentures are secured against all the tangible and intangible assets of our company.

In connection with the issuance of the units, we entered into a Registration Rights Agreement with each purchaser pursuant to which we agreed to file a registration statement covering the resale of the shares issuable upon conversion of the debentures and upon exercise of the offering warrants. We filed such registration statement with the SEC on October 8, 2014. However, due to a limit on the number of shares that could be registered pursuant to SEC policy, we were unable to include in such registration statement the shares underlying the debentures. As a result of our inability to include these shares in the registration statement, a condition of the debentures is triggered which limits our ability to elect payment of interest accruing under the debentures in shares of common stock (“in kind”) unless such condition is formally waived by each holder. During the year ended January 31, 2015 and in connection with the first interest payment date, we received waivers from holders of $4,874,832 in outstanding principal amounts of the debentures. Such holders received payment of interest in shares, resulting in the issuance of 48,750 shares of our common stock as payment for $146,245 in interest due.

Agency Agreement with Kalamalka Partners and Inter-Lender Agreement with CSD Holdings LLC

On August 10, 2012, we entered into the Agency Agreement (the “Agency Agreement”) with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreement whereby we agreed to borrow up to $800,000 from the Lenders under a revolving loan arrangement by the issuance of notes (the “Notes”) from time to time as such funds are required by us. The Notes are secured by a general security agreement over our present and future assets and were bearing interest at 12% per annum, calculated and payable monthly. The principal amount outstanding under any Note and all accrued and unpaid interest therein, were convertible into common shares at any time at the option of the Lender. These terms were later amended, as described below. During the year ended January 31, 2014, we entered into another Agency and Interlender Agreement with Kalamalka, and certain lenders whereby we agreed to borrow up to an additional $300,000.

On April 4, 2014, we entered into Amendment Agreements with Kalamalka and the Lenders (collectively, the “Amendment Agreements”). In connection with the Amendment Agreements, we amended all remaining outstanding convertible promissory notes in the aggregate principal amount of $600,000 as follows: (i) we extended the due date of the Notes to October 1, 2016; (ii) we reduced the interest rate accruing under the Notes to 6% per annum, calculated and payable quarterly; (iii) we removed borrowing margin requirements; (iv) we reduced the conversion price on Notes in the aggregate principal amount of $400,000 from $20.00 per share to $10.00 per share. Also in connection with the Amendment Agreements and pursuant to an Inter-Lender Agreement dated April 4, 2014 between CSD Holdings LLC (“CSD”), a company controlled by a director of our company, Kalamalka and each of the Lenders, CSD and Kalamalka have acknowledged that the Debentures (as described above) shall rank pari passu with the Notes and that Kalamalka shall provide CSD with a written notice of at least 119 days prior to taking any action or enforcing any right against us in respect of the Notes. The parties also agreed that neither Kalamalka nor the Lenders would take any action or position in enforcement of their security interest that is contrary to that taken by CSD in respect of the Debentures.

Factoring Arrangement with Capital Business Credit

Under the terms of the factoring agreement, we may sell and assign eligible accounts receivable to the factor in exchange for advances made to us. The factor purchases eligible accounts receivable net of a factoring commission of 0.9% of such receivable. We bear the risk of credit loss on the receivable, except where the factor has provided credit approval in writing on such receivable. These receivables are accounted for as a secured borrowing arrangement and not a sale of financial assets. Factor expenses charged to operations during the three and six months ended July 31, 2015 were $10,353 and $10,353, respectively. The facility bears interest on the daily net balance of any moneys owed at a rate of the greater of (i) 5.5% per annum; and (ii) 2% above the Prime Rate as quoted in the Wall Street Journal. To the extent that net advances owing exceed the borrowing base described above, additional interest of 1% per annum shall be charged based upon the daily balance of any such overadvance. At July 31, 2015, an amount of $401,466 was owing under the terms of the factoring agreement, for advances made, net of repayments of such advances through the collection of factored receivables. Ms. Hochman entered into a guaranty in favor of the factor pursuant to which Ms. Hochman guaranteed repayment of our indebtedness and performance of our obligations under the factoring agreement. Ms. Hochman also provided side collateral of $500,000 to support a portion of the borrowings.

Amendment and Exercise of Certain Warrants

On July 3, 2015, we entered into separate warrant amendment agreements with Carole Hochman, our Chief Executive Officer and Chairperson, David Hochman, Vice Chairman of our board of directors, and Nico Pronk, President and CEO of Noble, to amend and exercise certain warrants to purchase shares of our common stock. In connection therewith, such holders tendered and exercised an aggregate of 205,248 warrants to purchase shares of our common stock for gross proceeds to us of $821,000. On August 3, 2015, we consummated an issuer tender offer to amend and exercise certain warrants to purchase our common stock originally issued to investors in our private placement offering which closings occurred in June and July 2014 and issued to the Lenders in connection with the Amendment Agreements. In connection therewith, the holders of an aggregate of 380,457 of the warrants issued to investors in our private placement offering agreed to amend their warrants, and tendered and exercised such warrants in connection therewith for gross proceeds to us of $1,521,777. In total, an aggregate of 585,705 warrants issued to investors in our private placement offering, including Ms. Hochman and Messrs. Hochman and Pronk, were amended and exercised for gross proceeds to us of $2,342,777. None of the Lenders elected to participate in our issuer tender offer.

Working Capital (Consolidated)

	July 31, 2015
	(unaudited)	January 31, 2015
Current Assets	$1,660,664	$2,609,257
Current Liabilities	1,104,627	365,987
Working Capital	556,037	2,243,270

Our decrease in working capital during the period is primarily attributable to cash losses from operations.

Going Concern

At July 31, 2015, we did not have sufficient working capital to implement our proposed business plan over the next 12 months, had not yet achieved profitable operations and expect to continue to incur significant losses from operations in the immediate future. These factors cast substantial doubt about our ability to continue as a going concern. To remain a going concern, we will be required to obtain the necessary financing to meet our obligations and repay our substantial existing liabilities as well as further liabilities arising from normal business operations as they come due. Management plans to obtain the necessary financing through the issuance of equity to existing stockholders. Should we be unable to obtain this financing, we may need to substantially scale back operations or cease business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that we will be able to obtain additional financing necessary to support our working capital requirements. To the extent that funds generated from operations are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Subsequent to July 31, 2015, we received proceeds of $1,521,777 in connection with our company’s offer to amend and exercise outstanding warrants. In connection with the offering, warrant holders elected to exercise a total of 380,457 of their $6.00 warrants at a reduced exercise price of $4.00 per share.

Year Ended January 31, 2015 compared to Year Ended January 31, 2014

Cash Flows

	Year ended January 31,
	2015	2014
Cash Flows Used In Operating Activities	$(3,702,330)	$(1,751,618)
Cash Flows Used In Investing Activities	(48,978)	(11,747)
Cash Flows Provided By Financing Activities	5,627,065	1,787,063
Net change in Cash During Period	$1,875,757	$23,698

Operating Activities

Cash flows used in our operating activities was $3,702,330 for the year ended January 31, 2015, compared to $1,751,618 for the comparative period. The cash used in operations during the 2015 period was largely the result of a net loss for the period, offset by net non-cash charges of $17,546,983, mostly related to derivative liability accounting and non-cash stock based compensation charges as described above.

Investing Activities

Investing activities used cash of $48,978 during the year ended January 31, 2015, compared to $11,747 for the comparative period. Investing activities in the 2015 period included cash outlays for some retail display and for patent and trademark acquisitions, maintenance and protection being incurred as we develop new products.

Financing Activities

Financing activities provided cash of $5,627,065 for the year ended January 31, 2015, compared to $1,787,063 for the comparative period. We received cash of $6,094,100 in connection with the private placement offering, which were partially offset by repayments of short term promissory notes in the amount of $413,385 and convertible promissory notes in the amount of $364,640. We also incurred debt offering costs of $616,178 related to commissions and direct transaction related expenses related to the private placement offering.

Proceeds from financing activities during the year ended January 31, 2014 were mostly related to funds received for private placements and the issuance of short term promissory notes. We received proceeds of $983,250 related to private placements. We also received cash of $571,122 in connection with the issuance of short term promissory notes and $958,500 in connection with the issuance of convertible promissory notes during the year.

Six Months Ended July 31, 2015 compared to Six Months Ended July 31, 2014

Cash Flows

	Six months ended July 31,
	2015	2014
	(unaudited)	(unaudited)
Cash Flows Used In Operating Activities	$(3,069,396)	$(1,251,254)
Cash Flows Used In Investing Activities	(22,911)	(19,581)
Cash Flows Provided By Financing Activities	1,222,466	5,592,757
Net change in Cash During Period	$(1,869,841)	$4,321,922

Operating Activities

The increase in cash used in operations during the period was largely the result of an increase in operating net loss for the period, and cash outlays related to the acquisition of a significant amount of new inventory in connection with the introduction of a redesigned and expanded Fall 2015 men’s collection and our new Fall 2015 women’s collection.

Investing Activities

Investing activities in the current period included cash outlays for a European patent and trademark acquisitions.

Financing Activities

Proceeds from financing activities during the six months ended July 31, 2015 included net advances of $401,466 made pursuant to a factoring agreement and gross proceeds of $821,000 received in connection with the amendment and exercise of outstanding warrants.

Proceeds from financing activities during the six months ended July 31, 2014 mostly included funds received in the private placement offering, which closing occurred in June and July 2014.

Commitments and Capital Expenditures

We do not anticipate that we will expend any significant amount on capital expenditures like equipment over the next twelve months or enter into any other material commitments.

Application of Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ significantly from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 3 to our annual financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, the following policies are the most critical to aid in fully understanding and evaluating our financial condition and results of operations

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured. Significant management judgments and estimates must be made in connection with determination of revenue to be recognized in any accounting period in respect of the timing of when the applicable revenue recognition criteria have been met. If we made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Accounts receivables consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. We estimate an allowance for doubtful accounts based on historical losses, existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Significant management judgment is involved in making the determination with respect to uncollectible amounts.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items to consider sell-through prospects based on our marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the inventory carrying amount to reflect this.

Assumptions and estimates about the recoverability of certain inventory may be subject to significant judgment. A variety of factors must be incorporated into these estimates and assumptions such as industry and economic trends and internal factors such as changes in our business and forecasts.

Impairment of Long-Lived Asset

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable, or on an annual basis, where appropriate. Such a review involves assessing qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50%) that a long-lived asset is impaired.

If we assess that there is a likelihood of impairment, then we will perform a quantitative analysis comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, we would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value.

Assumptions and estimates about future values and remaining useful lives of our intangible and other long–lived assets are complex and subjective. These estimates and assumptions may include revenue growth rates and operating margins used to calculate projected future cash flows and risk adjusted discount rates and future economic and market conditions. If applicable, our long-term financial forecast represents the best estimate that our management has at this time and we believe that its underlying assumptions are reasonable. Management has determined that no impairment indicators currently exists.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. The most significant estimates we made are those relating to uncollectible receivables, inventory valuation and obsolescence, stock-based compensation expense, and derivative valuations.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

Stock–based compensation represents the cost related to stock–based awards granted to employees and non–employee consultants. We measure stock–based compensation cost at measurement date, based on the estimated fair value of the award, and generally recognize the cost as expense on a straight–line basis (net of estimated forfeitures) over the employee requisite service period or the period during which the related services are provided by the non–employee consultants and the options are earned. We estimate the fair value of stock options using a Black–Scholes option valuation model, which utilizes various assumptions and estimates that are subject to management judgment.

As we have insufficient historical data on which to estimate expected future share price volatility, we have estimated expected share price volatility based on the historical share price volatility of comparable entities. The expected life of options granted has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin (“SAB”) No. 110 Share–Based Payment. The risk–free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. We have not paid and do not anticipate paying cash dividends on our shares of common stock; therefore, the expected dividend yield is assumed to be zero. In addition, ASC 718 requires companies to utilize an estimated forfeiture rate when calculating the expense for the period. We applied an estimated forfeiture rate of 0% in determining the expense recorded in our consolidated statement of operations given our limited forfeiture experience history.

Derivative Financial Instruments

From time to time, we may issue warrants and convertible instruments with embedded conversion options which, dependent on their specific contractual terms, may be required to be accounted for as separate derivative liabilities. These liabilities are required to be measured at fair value. These instruments are then adjusted to reflect fair value at each period end. Any increase or decrease in the fair value is recorded in results of operations as change in fair value of derivative liabilities. In determining the appropriate fair value, we use the binomial pricing model because these instruments are not quoted on an active market.

Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in assumptions can materially affect the fair value estimate and therefore the binomial model does not necessarily provide a reliable single measure of the fair value of these instruments.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. We are currently evaluating the impact this guidance on our financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. We are currently evaluating the impact this guidance on our financial condition, results of operations and cash flows.

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. We are currently evaluating the impact this guidance will have on our financial condition, results of operations and cash flows.

In April 2015, the Financial Accounting Standards Board (FASB), issued the Accounting Standards Update 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs, that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. For public business entities, the final guidance will be effective for fiscal years beginning after 15 December 2015, however, early adoption (including in interim periods) is permitted. Upon adoption, an entity must apply the new guidance retrospectively to all prior periods presented in the financial statements. An entity is also required in the year of adoption to provide certain disclosures about the change in accounting principle, including the nature of and reason for the change, the transition method, a description of the prior-period information that has been retrospectively adjusted and the effect of the change on the financial statement line items (that is, debt issuance cost asset and the debt liability). We plan to adopt this standard beginning February 1, 2016. The adoption of this standard is not expected to have a material impact for any period presented.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 22, 2014, our board of directors approved the dismissal of BDO Canada LLP as our company’s independent registered public accounting firm as a result of the migration of our head office to New York. On November 17, 2014, our board of directors has appointed BDO USA, LLP as our principal independent auditor.

BDO Canada LLP’s report on our company’s consolidated financial statements for the fiscal year ended January 31, 2014 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our company’s consolidated financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our company’s fiscal years ended January 31, 2014 and January 31, 2013 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with BDO Canada LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement, if not resolved to the satisfaction of BDO Canada LLP, would have caused BDO Canada LLP to make reference to the subject matter of the disagreement in connection with its report.

During our company’s fiscal years ended January 31, 2014 and January 31, 2013 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided BDO Canada LLP with a copy of our Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in the Current Report on Form 8-K, and if not, stating the respects with which they did not agree. A copy of such letter, dated October 28, 2014, was filed as Exhibit 16.1 to the Current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2014.

During our company’s fiscal years ended January 31, 2014 and January 31, 2013 and in the subsequent interim period through the date of appointment of BDO USA, LLP on November 17, 2014, we have not consulted with BDO USA, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, nor has BDO USA, LLP provided to our company a written report or oral advice that BDO USA, LLP concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue, other than in connection with carrying out the review procedures required under Appendix K of SEC Practice Section rules adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, during such periods, our company has not consulted with BDO USA, LLP regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

BUSINESS

Our Business

We are an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under our flagship brand name and registered trademark “Naked®”, we design, manufacture and sell men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through our online retail store, wwwwearnaked.com. We have a growing retail footprint for our men’s innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdales, Hudson Bay Company, Amazon.com, barenecessities.com and others.

The Naked brand was founded on one basic desire: to create a new standard for how products worn close to the skin fit, feel and function. Our core brand philosophy for Naked is “the freedom to be you” and we endeavor to provide products that help people feel confident, attractive and empowered while being as comfortable as wearing nothing at all. In June 2014, renowned designer and sleepwear pioneer, Carole Hochman, joined us as our Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing our company into a global lifestyle brand. Since Ms. Hochman has joined our company, we have relocated our headquarters to New York City, expanded our men’s collections and developed women’s intimate apparel, sleepwear and loungewear collections. Our Fall 2015 women’s sleep and lounge wear collection became available for retail sale online at wearnaked.com in September 2015 and will begin to be available at retail locations and other online retailers during the third quarter of calendar 2015. We expect to launch our women’s intimate apparel products online and at retail during the first half of calendar 2016. In the future, we intend to expand the Naked brand on our own and through licensing partnerships into other apparel and product categories that exemplify the mission of our brand, such as athleisure and activewear, swimwear, sportswear, hosiery, bedding and bath products and others.

The U.S. innerwear market, which is the core focus of our current commercial strategy, represented an estimated $23.1 billion in retail sales in the twelve month period ended March 2015 according to data from NPD Group, Inc. Our expansion into the women’s sleepwear and intimate apparel market is a key part of our growth strategy given that these market segments represent $17.2 billion or nearly 75% of the overall innerwear market. Daywear products that address consumer demand for versatile “athleisure” apparel – similar to several styles in our Fall 2015 women’s collection – have been the fastest growing segment of the women’s market. Our ability to attract women customers for the Naked brand is also very important to our effort to penetrate the men’s $4.3 billion U.S. innerwear market since a number of consumer research reports show that women purchase as much as 50% of men’s underwear for their husbands, boyfriends or sons.

In June 2015, we announced a collaboration and endorsement agreement with NBA Champion Dwyane Wade (“Wade”) whereby Wade agreed to act as a spokesperson for our brand and spearhead a brand ambassador marketing campaign that is expected to launch early in the fourth quarter of calendar 2015 (see “Licensing & Endorsement Arrangements” below). Wade also joined our corporate Advisory Board. Further, he is serving as Creative Director for the development of a Wade X Naked signature collection of men’s innerwear that we expect to present at market to retailers in late calendar 2015 and launch commercially in calendar 2016. This collection will encompass underwear, undershirts, loungewear, sleepwear and robes for men and boys. We anticipate that our relationship with Wade will:

•	assist us with building broader brand awareness with consumers and accelerating sales growth;
•	help us attract additional distribution relationships in North America, Europe as well as Asia where basketball is a popular sport and Wade is well known to consumers;
•	provide us a collaborative brand extension product platform to create new and differentiated products to attract new retail and wholesale customers; and
•	strengthen our brand credibility to help attract future endorsements and consumer influencer relationships.

We plan to launch a brand awareness initiative, The Naked Truth™ campaign, with Wade during the fourth quarter of calendar 2015. This campaign will seek to create long-term consumer awareness of, enthusiasm for, and engagement with the Naked brand by celebrating the character, experiences and life philosophy of accomplished individuals like Wade that exemplify our brand ideals of freedom and authenticity. We expect The Naked Truth™ campaign to grow over time to feature men and women with varying degrees of celebrity across a range of life stories and perspectives. From the outset, the campaign will include ways to engage consumers via social and digital media to explore the ideas underlying our brand and experience the products that express our brand mission. The campaign will also tie into The Naked Truth™ messages and catchphrases incorporated in our products and product packaging.

Our products are currently targeted at men and women who are fashion and performance conscious, care about innovation and contemporary design, and desire comfort, quality and fit in their innerwear and apparel. We aim to provide an affordable luxury product for the successful and aspirational customer that enjoys the qualities of a premium garment at a price they feel delivers value. With growing awareness of our brand among these consumers and a broadening array of products, we expect to expand our U.S. and Canadian retail distribution through department stores, boutiques, online retail channels, hotels, spas, and other retailing channels over the next two years and beyond. We plan to also grow our direct to consumer business primarily through our online retail store, wearnaked.com, though which we will continue to commercially introduce new products as well as feature certain products, collections and styles exclusively. We are currently exploring international distribution relationships for our Naked and Wade X Naked products and we anticipate that we will commence selling a limited number of products in Europe, Asia, and Central and South America in 2017 or earlier.

Current Principal Products

Our men’s innerwear product line is currently our most broadly distributed and represents substantially all of our revenues through the second quarter of 2015. Our Fall 2015 women’s sleep and lounge wear collection became available for retail sale online at wearnaked.com in September 2015 and will begin to be available at retail locations and other online retailers during the third quarter of calendar 2015. We expect to launch our women’s intimate apparel products online and at retail during the first half of calendar 2016.

We currently offer a variety of innerwear products for men including trunks, briefs, boxer briefs, undershirts, t-shirts, and lounge pants under the Naked brand. Our men’s products are marketed under six major collections including Luxury, Active, Essential, Signature, Silver and Ecoluxe. These collections are produced using a variety of the highest quality fabric: MicroModal, Microfiber, Tencel, Silver, Modal Cotton, and Cotton Stretch. Our complete underwear line is available in MicroModal, Microfiber, Tencel, Modal Cotton and Cotton Stretch, and we sell limited styles of underwear in Silver. We also produce t-shirts in Modal Cotton, MicroModal and Silver. All of these fabrics are readily available in many countries.

MicroModal and Microfiber are smooth, lightweight fabrics engineered for softness comfort and performance. We market our MicroModal fabrics as part of our Luxury collection, which we believe reflects the feel of this fabric. Our Active collection is based on our high-performance Microfiber fabric, a nylon-based textile that is smooth and resilient while providing moisture-wicking properties. We have been producing our full line of underwear using these fabrics since the inception of our business. Our Essential Cotton Stretch collection is made of high quality Cotton Stretch fabric for a light, comfortable everyday fit. Underwear and undershirts in this collection are sold in 2-packs to access a broader customer base. Our Modal Cotton fabrics are the basis for our Signature Collection, launched in February 2015, which features underwear and t-shirts constructed from a soft blend of cotton and MicroModal and offers a tailored fit optimal for wearing under anything.

Our Silver collection consists of a boxer brief and V-neck t-shirt and is created with X-Static®, a high-performance fabric, which helps regulate body temperature and provides anti-odor and antimicrobial protection. X-Static® fabric contains 99.9% pure silver woven into the garment’s nylon threads, which naturally deters odor-causing bacteria, wicks away moisture, is anti-chaffing and naturally cooling.

Our Ecoluxe Tencel collection uses a fabric that is soft, breathable and easy to care for. Eco-friendly Tencel fabric is constructed from natural eucalyptus fibers at nanoscale to offer sustainable comfort and elite performance. This fabric is soft, durable and naturally moisture-wicking. Our Ecoluxe Tencel collection is available in boxer brief, trunk and brief.

Our women’s lounge and sleepwear collection is based on the same MicroModal, Tencel and Cotton Stretch fabrics used in our Luxury, MicroModal, Ecoluxe Tencel and Essential Cotton Stretch collections for men. These women’s groups include a range of products such as boyshorts, hipsters, lounge pants and tops, camisoles, tank tops, pajamas, teddies and nightgowns and sleepshirts. True to our brand mission, we believe these designs for women deliver best in category fit, feel and function with timeless looks and at premium affordable prices that make them appealing to a broad consumer market.

Our women’s intimate apparel collections will include at least four groups of bras, bralettes and panties meant for everyday use for a range of different occasions. These groups are based on a variety of fabrics, including MicroModal, euro jersey, Microfiber and stretch lace, and have been designed according to our mission to deliver the highest standard of fit, feel, function and look for the modern active woman. Our intimate apparel collections are production ready and have been shown at market for wholesale purchase to leading department stores, specialty stores and boutiques. We expect to launch these products at retail and online during the first half of calendar 2016.

We expect the Wade X Naked collection for men to include at least three groups of underwear, undershirts, lounge and sleep bottoms and tops, as well as robes. Like our men’s collection, we expect these groups to utilize high performance fabrics and innovative design and construction to create exceptional product look, feel and comfort.

Distribution

Our products are currently targeted at men and women who are fashion and performance conscious, care about innovation and contemporary design, and desire comfort, quality and fit in their innerwear and apparel. We aim to provide an affordable luxury product for the successful and aspirational customer that enjoys the qualities of a premium garment at a price they feel delivers excellent value.

We sell our products through wholesale relationships and through direct to consumer channels. The wholesale channel is currently our largest channel and consists of department stores as well as boutique apparel stores and undergarment stores. Our largest distribution partner is Nordstrom, which carries our men’s products in 46 stores in North American and on Nordstrom.com. We also sell our men’s products at Hudson Bay stores in Canada and at Dillard’s stores in the U.S. We expect Bloomingdale’s to begin selling our men’s products at select stores and online in November 2015 as well as to start selling our women’s sleep, lounge and intimate apparel products in the first half of 2016. We expect to add key department store partners in the U.S. in the fourth quarter of calendar 2015 for our men’s products and in the first half of calendar 2016 for our women’s products. In addition to selling in key department stores in North America, Naked also sells through premier online stores such as Amazon.com, barenecessities.com, hackberry.com, hisroom.com and freshpair.com.

We also sell all of our products direct-to-consumer through our internet retail store wearnaked.com. Our internet retail store is optimized for use on all online platforms and provides our customers with a premium experience and access to our entire product line. We expect the direct-to-consumer channel to become an increasingly significant part of our business as our brand awareness increases in North America and internationally. We believe that the availability of online sales is convenient for our customers and enhances the image of our brand, making our brand and products more accessible in more markets than in brick and mortar stores alone. We plan to commercially introduce new products at wearnaked.com as well as feature certain products, collections and styles exclusively.

We plan to expand to international markets by 2017 or sooner by establishing distributor relationships in key European, Asian and South and Central American countries.

We are currently exploring international distribution relationships for our Naked and Wade X Naked products and we anticipate that we will commence selling a limited number of products in Europe, Asia, and Central and South America in 2017 or earlier.

Production

We utilize manufacturing partners outside of the United States to produce our products. Our products have been made in Canada, China, Turkey and Peru. Currently, our primary production is in China.

We have developed good relationships with a number of our vendors and take great care to ensure that they share our commitment to quality and ethics. We do not have any long-term agreements requiring us to use any manufacturer but our primary production partner during fiscal 2015 has been TMS Fashion, a wholly owned subsidiary of LuenThai Holdings Limited, a Hong Kong Stock Exchange-listed company with 2014 revenues of over $1.2 billion. We began working with TMS and LuenThai in 2014 in order to streamline and scale up our production capabilities for current and future products by leveraging a large, proven manufacturing resource. We believe this partnership allows us access to the best in class fabrics, materials and manufacturing techniques while reducing our need for fixed overhead. Further, we sublet our principal office location in New York City from Tellas, Inc., another wholly-owned subsidiary of LuenThai operating in the U.S. We have additional manufacturing relationships for our women’s intimate apparel collections and expect to work with additional manufacturers as we expand to include additional products and product categories.

Sources and Availability of Raw Materials

Raw materials, which include fabric and accessories, are sourced from all over the world, including Italy, Turkey, China and Peru. We believe these fabrics and raw materials are readily available from multiple sources. Currently, we work closely with TMS Fashion and LuenThai, who is responsible for all of the sourcing of our raw materials for our men’s and women’s collections. We have additional sourcing relationships for our women’s intimate apparel collections expect to work with additional sourcing partners as we expand to include additional products and product categories.

Key Customers

In fiscal 2015, sales were heavily concentrated with Nordstrom, which accounted for 28% of our sales. During fiscal 2014, Nordstrom accounted for 37% of our sales and Holt Renfrew accounted for 12%. Nordstrom is currently of key importance to our business and our results of operations would be materially adversely affected if this relationship ceased. Although we continue to receive increasing sales orders from Nordstrom, they do not have any ongoing purchase commitment agreement with us therefore we cannot guarantee that the volume of sales will remain consistent going forward. Two other large North American department store chains, Dillard’s and Bloomingdale’s, have recently begun stocking our men’s products. We expect Bloomingdale will also begin to stock our women’s sleep, lounge and intimate apparel products in 2016. We expect additional department store and retail customers to become important customers of our business in 2016 and beyond. We do not have any ongoing purchase commitments with any of our customers.

We have entered into sales agreements with Nordstrom, Holt Renfrew and the Hudson Bay Company which covers the material terms and conditions of purchase orders such as shipping terms, pricing policies, payment terms and cancellation policies.

Marketing

We are primarily focused on digital and social media marketing aimed at increasing brand awareness and helping drive sales growth cost-efficiently. We have engaged consultants, where necessary, to provide marketing advisory and execution services to our company, including assistance with brand management, public relations, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development, and financing assistance. We intend to continue to grow our investment in marketing and brand awareness-building activities, including internet and media marketing to consumers and retailers, attendance at apparel trade shows and exploration of other strategic marketing opportunities.

We plan to launch a brand awareness initiative, The Naked Truth™ campaign, with Wade commencing in the fourth quarter of calendar 2015. This campaign will seek to create long-term consumer awareness of, enthusiasm for, and engagement with the Naked brand by celebrating the character, experiences and life philosophy of accomplished individuals like Wade that exemplify our brand ideals of freedom and authenticity. We expect The Naked Truth™ campaign to grow over time to feature men and women with varying degrees of celebrity across a range of life stories and perspectives. From the outset, the campaign will include ways to engage consumers via social and digital media to explore the ideas underlying our brand and experience the products that express our brand mission. The campaign will also tie into The Naked Truth™ messages and catchphrases incorporated in our products and product packaging.

Competition

Men’s and women’s innerwear is a very competitive market with several high profile undergarment manufacturers such as, Calvin Klein, Polo Ralph Lauren, 2(x)ist, Hugo Boss, Tommy John, Saxx Giorgio Armani, Tommy Hilfiger, Michael Kors, DKNY, Natori, Free People, Hanky Panky, Cosabella, MeUndies, Bread&Boxers, Frigo and others. We believe there are currently over 100 potential competitors in our market sector for men’s and women’s undergarments, lounge and sleepwear, and intimate apparel. The market includes increasing competition from established companies who are expanding their production and marketing of undergarments, as well as frequent new entrants. We are in direct competition with such companies. Competition is principally on the basis of brand image and recognition, as well as product quality, innovation, style, distribution and price. We believe that we have the potential to perform well against competition as a result of the quality, fit and performance of our products, our brand and brand strategy and positioning, our planned marketing and consumer engagement initiatives, and our existing and future brand endorsement and strategic collaboration agreements such as our partnership with Wade. The products we have introduced to market and the products we plan to introduce are targeted at a premium affordable consumer value point, which means retailing a high quality product at a competitive price to comparable products, which we believe gives us the opportunity to penetrate the market successfully.

Our competitive advantages include promoting that our products are as comfortable as wearing nothing at all, which leverages our registered brand name, and retailing high quality products at a competitive price with superior fit, feel, function and look. We also believe our brand name and brand mission and philosophy will be an important competitive differentiator as we expand our marketing and brand awareness initiatives. However, many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

Seasonality of Business

We operate in the apparel industry that is subject to seasonality of buying which can affect revenue and cash flows. For men, there are generally two distinct buying seasons in the apparel industry: Fall/Winter season, which falls into the third to fourth quarters of our fiscal year and Spring/Summer season, which falls into the first to second quarters of our fiscal year, with some potential shipments at the last quarter. The women’s apparel buying markets are more frequent than men’s although we may elect to focus only on two main buying markets as we do for men’s products to optimize design and production cycles. In fiscal 2015, the largest revenues were reported in our second and third fiscal quarters, arising from seasonal products and sales, and some extraordinary circumstances that were discussed in more detail above. As a result of growth and changes to our business with the introductions of a new product line subsequent to the end of the fiscal year, the natural seasonality of our business had a reduced effect. Furthermore, with limited operating history it is difficult to anticipate the effects of seasonality moving forward. Thus, historical quarterly operating trends may not be indicative of future performance because of new product launches and continued early stage sales growth.

Intellectual Property

The “Naked” trademark is a critical component of the value of our business and we rely on the strength of our brand to differentiate ourselves in the marketing and sale of our products. To protect the Naked brand we have secured trademark registrations in the United States, the European Union and Canada. We also own applications and registrations in the United States, Canada and other jurisdictions for additional Naked-related trademarks. We take steps to enforce and police our Naked trademark and expect to incur expenses for enforcement-related work and for the filing of trademark and other types of intellectual property applications in the U.S. and key international markets in the 2016 fiscal year.

Licensing & Endorsement Arrangements

In June 2015, we entered into a collaboration and endorsement agreement with NBA champion Dwyane Wade through his commercial entity Wade Enterprises, LLC, which is wholly-owned and controlled by him (collectively, “Wade”). Under the agreement with Wade, we will pay Wade royalties in a range of up to ten percent of net wholesale sales of Wade products, subject to certain minimum royalty payments. We also granted Wade and his designee warrants to purchase up to an aggregate of 365,688 shares of common stock (the “Wade Grant”) and granted to Wade an additional warrant to purchase up to 36,569 shares of our common stock (the “Protection Warrant”). Both the Wade Grant and Protection Warrant are exercisable for a period of seven years at an exercise price of $4.80 per share. The Wade Grant will vest and become exercisable in three annual installments and will vest in full upon a change of control of our company. The Protection Warrant will become exercisable in the event that, as a result of certain subsequent issuances of our securities, the shares of common stock underlying the Wade Grant represent less than 2% of our fully-diluted equity. The number of shares of common stock for which the Protection Warrant will become exercisable will be equal to the number of shares necessary to ensure that both the Wade Grant and Protection Warrant represent, together, at least 2% of our fully-diluted equity. Further, in the event that we propose to issue any capital stock or securities convertible into or exchangeable for capital stock, then, subject to certain exceptions, Wade will have the right to purchase such securities on the same terms and conditions in order to maintain his ownership percentage in our company.

Employees

We currently employ twelve full-time employees, of which eleven are employed in the United States and one is employed in Canada. None of our employees are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees are excellent.

Corporate Information

We were incorporated in the State of Nevada on May 17, 2005 under the name of Search By Headlines.com Corp. Immediately prior to the transaction with Naked described below, we were a public reporting “shell company,” as defined in Rule 12b-2 under the Exchange Act.

On July 30, 2012, we completed a reverse acquisition of Naked, whereby we acquired all of the issued and outstanding common shares of Naked in exchange for the issuance of 337,500 shares of common stock in the capital of our company to the Naked shareholders on a pro-rata basis, representing 50% of the capital stock of our company at the time. As a result of this reverse acquisition transaction, Naked became a wholly-owned subsidiary of our company and our business became the manufacture and sale of direct and wholesale men’s innerwear and intimate apparel products in Canada and the United States to consumers and retailers.

Effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” This change in our corporate name was effectuated by merging a wholly owned subsidiary of our company, which was formed solely to effect the name change, with and into our company.

Naked, our wholly owned subsidiary, was originally incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.” Naked changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked continued from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common shares of the continuing corporation.

On August 10, 2015, we effected a 1-for-40 reverse split of our issued and outstanding shares of common stock.

Our principal executive offices are located at 95 Madison Avenue, 10th Floor, New York, New York, USA 10016. Our telephone number is (212) 851-8050.

Description of Properties

We currently maintain offices at 10th Floor – 95 Madison Avenue, New York, New York, USA, which we lease for approximately $10,000 per month. The lease is on a month-to-month basis.

We believe our New York offices are suitable and adequate premises from which to operate our business at this time as they provide us with sufficient space to conduct our operations.

We do not own any real property.

The description of our intellectual property rights is under the section entitled “Description of Business – Intellectual Property”.

Legal Proceedings

We know of no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which our company or our subsidiary is a party or of which any of their property is subject. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder holding more than 5% of our shares, is an adverse party or has a material interest adverse to our or our subsidiary’s interest.

MANAGEMENT

Directors and Executive Officers

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Our officers remain in their respective position until termination or resignation.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Carole Hochman	Chief Executive Officer,	70	June 2014
	Chief Creative Officer,
	Director, Chairwoman
Joel Primus	President, Secretary, Director	29	July 2012
Michael Flanagan	Chief Financial Officer,	63	June 2014
	Chief Operating Officer
Carlos Serra	Vice President Sales & Merchandising	46	June 2014
David Hochman	Director, Vice Chairman	40	June 2014
Andrew Kaplan	Director	48	July 2013
Paul Hayes	Director	50	February 2015
Martha Olson	Director	60	February 2015
Jesse Cole	Director	43	August 2015

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Carole Hochman

We appointed Carole Hochman as our Chief Executive Officer and Chief Creative Officer, and to serve as a director of our company, in June 2014.

Ms. Hochman is a renowned designer and sleepwear pioneer. She is considered one of the single most influential women in the intimate apparel and sleepwear business in the United States. She has been creating intimate apparel for more than 30 years and was the driving force behind the Carole Hochman Design Group for which she served as Chief Creative Officer until her departure in November, 2013 and for which she was previously CEO from September, 1992 until its acquisition by Komar in 2010. Under Ms. Hochman’s leadership, Carole Hochman Design Group manufactured Carole Hochman brand of sleepwear, loungewear and daywear and numerous sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson. Ms. Hochman excels in translating brand identity into intimate apparel and has an innate ability to identify opportunities and trends and forecast successful endeavors that the rest of the industry quickly follows. She was one of the first designers to embrace the concept of QVC, recognizing the power of the home shopper, a customer who has proved loyal to her from the start. Ms. Hochman graduated from Drexel University.

We believe Ms. Hochman is qualified to serve on our board of directors because of her extensive business experience as described above.

Joel Primus

Since June 2012, Joel Primus has served as President and a director of our company and was previously the President, CEO, founder and a director of Naked since its inception in 2010. Mr. Primus also served as our Chief Executive Officer until Ms. Hochman’s appointment to such office in June 2014 and as interim Chief Financial Officer until Mr. Flanagan’s appointment to such office in June 2014. Mr. Primus preceded his business activities with a successful athletic career. During his amateur running career, Mr. Primus was selected for three national teams and represented Canada at the World Youth Championships. Mr. Primus was also an Athlete Liaison to Canadian Sport Centre Pacific in addition to sitting on the board with Volunteer Abbotsford. He was awarded a full scholarship to High Point University in North Carolina where he made the Dean’s list and won the student athlete award. When an injury ended Mr. Primus’ running career, international travel in Central and South America inspired Mr. Primus to form the Project World Citizen Society, a non-profit society that aims to assist communities in the developing world that are struggling with social injustices. The organization currently works out of Ghana and Mr. Primus sits as the Co-Chair on its board of directors. Mr. Primus’ travels in South America inspired him to found Naked. In promotion of Naked, Mr. Primus has appeared on CBC’s Dragons Den three times in addition to Entertainment Tonight Canada, E Talk Daily Canada, Urban Rush, Shaw’s The Express and The Fanny Kiefer Show. During the start-up phase for Naked, which started in September 2008, Mr. Primus worked as an advertising consultant for the Black Press Group Ltd. (the Abbotsford News), a Canadian privately owned publisher of newspapers, from November 2009 to April 2010. From April 2010 to June 2010, Mr. Primus was employed at Altitude Search Marketing where he handled business development. From September 2008 to October 2009, Mr. Primus operated the Sapera magazine.

We believe Mr. Primus is qualified to serve on our board of directors because of his extensive knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his business experience as described above.

Michael Flanagan

We appointed Michael Flanagan as our Chief Financial Officer and Chief Operating Officer in June 2014.

Mr. Flanagan brings more than 30 years of successful apparel experience in both finance and operations. Mr. Flanagan began his career in 1979 at Warnaco Inc., a Fortune 500 Apparel Company, in the company’s management trainee program and managed cost accounting, financial accounting and internal audit for multiple divisions. Mr. Flanagan next managed Internal Audit at Crystal Brands, another Fortune 500 apparel company, then spent 13 years at Brooks Brothers Inc. as the Senior Vice President of both Finance and Distribution/Logistics/Customer Service, where he helped grow the company from less than $200 million in sales to over $650 million in sales. In 2001, Mr. Flanagan partnered with Morgan Stanley and helped lead the team, as CFO, selling Brooks Brothers to Retail Brand Alliance in 2002. From 2003 to 2009, Mr. Flanagan served as the COO/CFO of luxury brand Nat Nast Inc., after which he became COO/CFO of Summit Golf Brands until May, 2013. Mr. Flanagan received a BS in accounting from Sacred Heart University.

Carlos Serra

We appointed Carlos Serra as our Vice President Sales and Merchandising in June 2014.

Mr. Serra is an experienced sales, merchandising and marketing executive with over 18 years of experience in the intimate apparel industry. Mr. Serra began his career with Macy’s, completing their retail executive training program. Mr. Serra has worked in the strategic sales, development, merchandising and marketing divisions for the distribution of men’s and women’s collections for brands such as Polo Ralph Lauren (from April 1998 through March 2007), Emporio Armani (from March 2007 through April 2013), and Calvin Klein (January through June 2014).He has worked with product development teams worldwide to create the proper assortment mix for global distribution within wholesale and proprietary distribution channels. Mr. Serra was instrumental in the global launch of Emporio Armani men’s and women’s underwear featuring David and Victoria Beckham. Mr. Serra graduated from the University of Kansas with degrees in economics and advertising.

David Hochman

We appointed David Hochman as a director of our company in June 2014. He was appointed Vice Chairman of our company in May 2015.

Mr. Hochman brings over 18 years of venture capital, entrepreneurial and investment banking experience to our board of directors. He is currently Managing Partner of Orchestra Medical Ventures, an investment firm that employs an innovative strategy to create, build and invest in medical technology companies intended to generate substantial clinical value and superior investor returns. Mr. Hochman is the Chairman of Vital Access Corp. and Motus GI Medical Technologies, and is a board director of Caliber Therapeutics, BackBeat Medical, Inc., FreeHold Surgical, Maternity Neighborhood, Inc. and Corbus Pharmaceuticals (Nasdaq: CRBP). Prior to joining Orchestra, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, a principal investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he was responsible for directing the firm’s venture banking group and led financing transactions for over 20 early-stage companies, securing over $420 million in equity capital. Mr. Hochman was a board advisor of Health Dialog Services Corporation, a world leader in collaborative care management that was acquired in 2008 by the British United Provident Association for $750 million. He was also a co-founder and director of PROLOR Biotech, Inc., a biopharmaceutical company developing longer-lasting versions of approved therapeutic proteins, which was purchased by Opko Health, Inc. (NYSE: OPK) in 2013 for over $600 million. Mr. Hochman also currently serves as a board member of two non-profit organizations, the Citizens Committee for New York City and the Mollie Parnis Livingston Foundation. He graduated with honors from the University of Michigan.

We believe Mr. Hochman is qualified to serve on our board of directors because of his extensive business experience as described above.

Andrew Kaplan

Effective July 19, 2013, we appointed Andrew Kaplan as a director of our company. Mr. Kaplan is a Vice President of Barry Kaplan Associates, a 25-year-old investor relations firm that works with small and medium sized public and private companies. He has been with the firm since 1995. Prior to this, Mr. Kaplan had been with major investment firms and a boutique investment bank specializing in the financing of companies going public through IPOs or reverse mergers. Mr. Kaplan received his BSBA in Finance and Insurance from the University of Hartford in 1989. Mr. Kaplan has been a director of Coral Gold Resources Ltd. since July 2012.

We believe Mr. Kaplan is qualified to serve on our board of directors because of his extensive business experience in the area of finance as described above.

Paul Hayes

Effective February 3, 2015, we appointed Paul Hayes as a director of our company and a member of our audit committee (Chairman). Mr. Hayes, a certified public accountant, has been the Vice President Finance for Parfums de Coeur Ltd, a beauty and wellness products concern, since September 2014. From October 2013 to August 2014 he was an independent consultant providing advice to a range of companies in the areas of financial reporting, systems implementation, risk management, and compliance. Through September 2013 and for more than five years previous he was with The Warnaco Group, Inc. in several roles of financial leadership. He has extensive global experience managing and driving growth in a wide range of industries, particularly in the intimate apparel and sleepwear categories through his tenure at Calvin Klein. Mr. Hayes is a Certified Public Accountant and led the commercial finance and accounting team for the $500 million Calvin Klein brand business in Europe in his capacity as Chief Financial Officer for the Europe region of The Warnaco Group. Previously, he held senior positions at Nokia Corporation and Deloitte & Touche LLP. Mr. Hayes received a BBA from Iona University and an MBA from New York University Leonard N. Stern School of Business.

We believe Mr. Hayes is qualified to serve on our board of directors because of his extensive business experiences in the apparel merchandising industries, as described above.

Martha Olson

Effective February 25, 2015, we appointed Martha Olson as a director of our company. Ms. Olson has a proven track record over her 30-year career of growing global, iconic brands such as Calvin Klein Underwear and Ralph Lauren Intimates while delivering superior stockholder returns. As a Warnaco Corporate Officer from 2004 through 2013 and the Group President of Calvin Klein Underwear Global and the Heritage Brands (Speedo, Chaps and Core Intimates Divisions) from 2010 through 2013, the businesses she had responsibility for grew to $1.4 billion and contributed 70% of Warnaco’s Operating Income. Calvin Klein Underwear revenue grew at an annualized compound rate of 8%. She has strong global expertise in general management, operations, commercial execution and marketing across a wide range of industries. She worked at Sara Lee Corp from 1992 to 2001. Her career with Sara Lee began as the Vice President of Marketing for the Playtex Intimate Apparel brand and progressed to several general management positions, both in Canada as President of Isotoner; President of Sara Lee Hosiery and in the U.S. as President of Specialty Intimates and President of Ralph Lauren Intimates. Ms. Olson began her career in Brand Management; leading growth, category expansion and turnaround for several iconic brands at General Mills (Cheerios, Betty Crocker, Bisquick) and Nestle (Toll House). She served as a Division Manager of Edison Schools, Inc. and worked for it from 2002 to 2004. She held several leadership positions within Branded Apparel (now Hanes Brands Inc.). She holds a BA degree from Lawrence University and an MBA from Northwestern University’s Kellogg School of Management.

We believe Ms. Olson is qualified to serve on our board of directors because of her extensive business experiences in the apparel merchandising industries, as described above.

Jesse Cole

Effective August 24, 2015, we appointed Jesse Cole as a director of our company. Mr. Cole is an accomplished financier and was CEO of Haute Hippie, a popular women’s contemporary apparel brand, until its acquisition by Hilco in September 2015. Prior to joining Haute Hippie as CEO in 2012, Mr. Cole was founder and Chief Operator of Schonfeld IBS, a financial services company, from 2005 to 2009. Schonfeld IBS grew into a multi-million dollar business. Mr. Cole then joined Merlin Institutional from 2009 to September, 2012 where he developed the institutional research sales and trading division as a senior partner. Mr. Cole also serves as a member of the board of directors for Goodlife Clothing, Inc. and for the Ronald McDonald House. Mr. Cole received a BS degree in Sociology from Cornell University and received an MS in business from Columbia University.

We believe Mr. Cole is qualified to serve on our board of directors because of his extensive business experiences in the apparel merchandising industries, as described above.

Family Relationships

Other than Carole Hochman and her son, David Hochman, there are no family relationships among our directors or officers.

Board Composition

Our board of directors is comprised of seven members: Carole Hochman, Joel Primus, Andrew Kaplan, Jesse Cole, David Hochman, Paul Hayes and Martha Olson. Our board of directors is responsible for the business and affairs of our company and considers various matters that require its approval. All board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. We may increase the size of our board of directors in the future but have not determined the approximate time to take such action.

Our common stock is currently quoted on the OTCQB operated by the OTC Markets Group. The OTCQB does not require issuers to comply with corporate governance listing standards that issuers listed on a national securities exchange, such as the New York Stock Exchange and the Nasdaq Stock Market LLC (Nasdaq), are required to comply with. However, as a matter of practice, and in connection with our application to list our common stock on the Nasdaq Capital Market, we have taken actions to improve our corporate governance, including establishing audit and compensation committees.

Director Independence

The OTCQB does not impose any director independence requirements. However, in connection with this offering, we have applied for listing of our common stock on the Nasdaq Capital Market. Accordingly, our board of directors has elected to use Nasdaq Marketplace Rule 5605(a)(2) for purposes of complying with SEC disclosure requirements regarding director independence. Based upon information submitted by the members of our board of directors, our board of directors has determined that Andrew Kaplan, Paul Hayes, Martha Olson and Jesse Cole are each “independent” for purposes of Nasdaq Marketplace Rule 5605(a)(2). Ms. Hochman and Mr. Primus are not independent for purposes of the rule because each of them is an executive officer of our company. Mr. Hochman is not independent for purposes of the rule because he is Ms. Hochman’s son.

Board Leadership

The positions of our chairperson of the board of directors and principal executive officer are served by Carole Hochman. Our board of directors has no formal policy on whether the role of the chairperson of the board of directors and principal executive officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate chairperson and principal executive officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the company and the character of the membership of our board of directors.

Our board of directors believes that our current management structure, in which Ms. Hochman serves in a combined chairperson and principal executive officer role, is appropriate for us at this time. Ms. Hochman possesses an understanding of the operational issues, opportunities, risks and challenges facing our company and its business on a day-to-day and long-term basis. Given Ms. Hochman’s particular skills and knowledge, as well as our size and stage of development, we believe Ms. Hochman is best positioned to identify key risks and developments facing the company to be brought to our board’s attention and to lead discussion and execution of strategy. We have not designated an independent lead director.

Board Committees

Our board of directors has two standing committees: the Audit Committee and the Compensation Committee. Our board of directors does not have a nominating committee. Below is a description of the Audit Committee and the Compensation Committee as presently constituted. Our board of directors has determined that each current member of the Audit Committee and the Compensation Committee meets certain SEC and Nasdaq rules regarding “independence,” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to our company.

Audit Committee

The members of the Audit Committee are Paul Hayes (Chairperson), Andrew Kaplan and Jesse Cole. Our board of directors has determined that Mr. Hayes is an “audit committee financial expert” as defined by applicable SEC and Nasdaq rules.

The Audit Committee oversees and reports to our board of directors on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

The Audit Committee operates under a charter that was adopted by our board of directors. A copy of the Audit Committee charter is available at http://ir.nakedbrands.com/governance-docs.

Compensation Committee

The members of our Compensation Committee are Martha Olson (Chairperson), Paul Hayes and Andrew Kaplan.

The Compensation Committee assists our board of directors in discharging its responsibilities relating to compensation of our directors and executive officers. Its responsibilities include, among other things, reviewing, approving and recommending compensation programs and arrangements applicable to our officers; determining the objectives of our executive officer compensation programs; overseeing the evaluation of our senior executives; administering our incentive compensation plans and equity-based plans, including reviewing and granting equity awards to our executive officers; and reviewing and approving director compensation and benefits. The Compensation Committee can delegate to other members of our board of directors, or an officer or officers of the company, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee has the responsibilities and authority designated by Nasdaq rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel or other adviser and is directly responsible for oversight of their work. The Compensation Committee is also and must determine reasonable compensation to be paid to such advisors by us.

Prior to the formation of our Compensation Committee, our board of directors performed the functions that would have been handled by the Compensation Committee.

The Compensation Committee operates under a charter that was adopted by our board of directors. A copy of the Compensation Committee charter is available at http://ir.nakedbrands.com/governance-docs.

Nomination of Directors

We do not have a standing nominating committee nor has our board of directors adopted a formal written charter relating to the director nomination process. However, our board of directors has adopted certain procedures related to director nominations whereby all discussions regarding director nominations are first discussed among all of the members of our board of directors and then, following such discussion, the members of our board of directors that are independent under Nasdaq rules vote separately as to whether any such candidates for nomination will be nominated to our board of directors. Our board of directors has not established minimum qualifications and standards for director nominees.

Our board of directors will consider candidates for nomination to the board that are put forward by holders of our voting securities on a timely basis, which nominees we will bring to the attention of our board of directors within a reasonable time after we receive notice of such proposed nominee(s). Any such security holder nominees will be put through the same process for consideration by our board of directors as all other nominees for the board.

Code of Ethics

We have adopted a Code of Ethics that applies to all directors, officers and employees of our company and its subsidiaries. This Code of Ethics covers a wide range of business practices and procedures and was adopted by our company for the purpose of promoting honest and ethical conduct, full, fair, accurate and timely disclosure in all reports and documents that our company files under public communication, compliance with all applicable governmental laws, rules and regulations, protection of company assets, and fair dealing practices. A copy of the Code of Ethics is available at http://ir.nakedbrands.com/governance-docs.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

(1)

a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	a conviction in a criminal proceeding or named in a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)

being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

(6)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any federal or state securities or commodities law or regulation; or

(ii)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our named executive officers during the two years ended January 31, 2015 and January 31, 2014. No other executive officers or directors received annual compensation in excess of $100,000 during the last two fiscal years.

Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
Name		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
and Principal Position	Year	($)(2)	($)	($)	($) (1)	($)	($)	($)	($)
Carole Hochman(3)	2015	10,400	-	-	12,263,000	-	-	-	12,273,400
CEO, CCO and Director	2014	-	-	-	-	-	-	-	-
Joel Primus (2),(4)	2015	135,734	-	-	-	-	-	-	135,734
President, Secretary, Treasurer and Director and former CEO	2014	62,660	-	-	-	-	-	1,486	64,146
Michael Flanagan(5)	2015	128,846	-	-	612,800	-	-	-	741,646
CFO, COO	2014	-	-	-	-	-	-	-	-
Carlos Serra(6)	2015	106,060	-	-	809,800	-	-	-	915,860
VP Sales & Merchandising	2014	-	-	-	-	-	-	-	-

(1)

For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during the years ended January 31, 2015 and 2014, please review Note 14 to the consolidated financial statements included herein. Option awards shown here represent the aggregate grant date fair value of all options granted.

(2)	Compensation paid in Canadian dollars is stated in United States dollars based on an exchange rate of 0.91 (2014: 0.9640) US dollars for each Canadian dollar.
(3)	We appointed Ms. Hochman as our Chief Executive Officer and Chief Creative Officer, and to serve as a director of our company in June 2014.
(4)

Mr. Primus resigned as CEO in June 2014 in connection with the appointment of Carole Hochman as CEO. Mr. Primus remained in his capacity as President, Secretary, Treasurer and as a director of our company.

(5)	We appointed Mr. Flanagan as our Chief Financial Officer and Chief Operating Officer in June 2014.
(6)	We appointed Mr. Serra as our Vice President Sales and Merchandising in June 2014.

Employment Arrangements

Carole Hochman

In connection with the appointment of Carole Hochman, we entered into an employment agreement for a term of three years whereby (a) we will pay Ms. Hochman a base salary of $400,000 per year, provided Ms. Hochman waived the first twelve months of the base salary and received only minimum wage for that period; (b) Ms. Hochman received a sign-on stock option grant to purchase 1,428,750 shares of our common stock, equal to 20% of our issued shares of common stock on a fully-diluted basis following the final closing of the private placement in July 2014, with each option exercisable at $5.12 per share and vesting in equal monthly installments over a period of three years from the date of grant; (c) Ms. Hochman will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by our board of directors; (d) Ms. Hochman will be entitled to participate in our company’s employee benefit plans; and (e) Ms. Hochman will be entitled to an annual expense allowance.

Ms. Hochman’s employment agreement further provides that if Ms. Hochman’s employment is terminated for any reason she will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights she would otherwise be entitled to and any incurred but unreimbursed expenses. In addition, if Ms. Hochman’s employment is terminated by our company without cause, or by Ms. Hochman for good reason (each as defined in Ms. Hochman’s employment agreement), she will also be entitled to (a) a pro-rata portion of her target bonus for the year in which the termination of employment occurs and (b) continued payments of base salary paid in cash in equal monthly installments for a period of 12 months following the termination date. In the event that Ms. Hochman’s employment is terminated due to death or disability, she will be entitled to receive benefits in accordance with our company’s then established plans, programs and practices and her outstanding equity awards will be treated in accordance with their terms.

On June 10, 2015, Ms. Hochman became eligible to receive her full base salary pursuant to the terms of her employment agreement, however, such base salary has not yet been paid. We have been accruing such base salary compensation payable, and Ms. Hochman has agreed to allow the Company to defer payment of such amounts until such time as the Company closes a currently contemplated underwritten public offering of its common stock. Such deferred and unpaid base salary will accrue interest at a rate of 3% per annum. Upon closing of the currently contemplated underwritten public offering, we have agreed to issue Ms. Hochman shares of our common stock with a fair market value equal to, and in lieu of, the cash amount owing for all deferred and unpaid base salary, plus interest up to the date of settlement. Following the date of settlement, Ms. Hochman will receive her base salary compensation in cash pursuant to the original terms of her employment agreement.

Joel Primus

Mr. Primus received compensation of $62,660 (CDN$65,000) for the fiscal year ended January 31, 2014 and until April, 2014; $91,000 (CDN$100,000) per year from April, 2014 until his resignation as CEO of our company in June, 2014. We agreed to reimburse Mr. Primus for expenses he incurred in connection with his employment, including for fashion industry related expenses. Mr. Primus was also entitled to remuneration by equity awards, including stock option grants and was eligible for a bonus annually based on criteria set out in the employment agreement. Upon his resignation as CEO of our company, his former employment agreement ceased to be effective, but remained as our President, with a salary of $164,000 per year.

On August 18, 2015, we entered into an employment agreement with Mr. Primus pursuant to which he will continue to serve as our President. The employment agreement provides for an initial term of one year, which may be extended for additional one-year periods upon the expiration of the then-current term with the mutual agreement in writing us and Mr. Primus. As compensation for his services, the employment agreement provides that we shall pay Mr. Primus a base salary of $164,000 per year. In addition, Mr. Primus will be eligible to receive an annual cash bonus for each whole or partial year during the term of his employment, payable based on the achievement of one or more performance goals established annually by our board of directors in consultation with Mr. Primus or as otherwise determined by our board of directors in its discretion. The annual bonus, if any, shall be paid in a lump sum cash payment as soon as reasonably practicable following the end of the calendar year to which the bonus relates, but no later than March 15 of the following year. Mr. Primus was also granted stock options to purchase 299,899 shares of our common stock, with each option exercisable at $4.40 per share and vesting as to 25% immediately on the date of grant and the remaining 75% in equal monthly installments over a period of three years from the date of grant. The options were granted on August 18, 2015. Mr. Primus will also be entitled to receive full family health, dental, vision, major medical and disability insurance coverage through a provider of his choosing, without deductible and such other benefits in such amounts as determined by our board of directors from time to time.

The employment agreement provides that if Mr. Primus’s employment is terminated for any reason he will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights he would otherwise be entitled to, and any incurred but unreimbursed expenses. In addition, the employment agreement provides that we shall pay for all costs associated with his relocation back to Vancouver, British Columbia in the event he is terminated.

The employment agreement provides that we may terminate Mr. Primus’s employment at any time for cause (as set forth in the employment agreement) or in the event of our liquidation, dissolution or discontinuance of business or the filing of any petition by or against us under any federal or state bankruptcy or insolvency laws. In the event of such termination, the employment agreement provides that all of our obligations thereunder shall immediately terminate, except for its obligations with respect to the payment of accrued salary and benefits through the date of termination.

In addition, the employment agreement provides that if Mr. Primus’s employment is terminated us without cause, or by Mr. Primus for good reason (as set forth in the employment agreement), or upon the permanent disability of Mr. Primus (as set forth in the employment agreement), Mr. Primus will be entitled to receive, in addition to accrued salary and benefits through the date of such termination, severance equal to one year of Mr. Primus’s then-current annual salary to be paid in twelve (12) equal monthly payments and reimbursement for health insurance costs for twelve (12) months from the date of such termination. Furthermore, under the terms of the employment agreement, any and all of Mr. Primus’s unvested equity shall immediately vest, without restriction, upon such termination. As a condition to receiving the foregoing severance, the employment agreement requires that Mr. Primus execute a general release of any claims against us and our affiliates, in a form and substance satisfactory to us, and a non-competition and non-solicitation agreement having a term of twelve (12) months and having such other terms and conditions substantially similar to those contained in the non-competition and non-solicitation provisions contained in the employment agreement.

Michael Flanagan

We appointed Mr. Flanagan as our Chief Financial Officer and Chief Operating Officer in June 2014. In connection with the appointment of Mr. Flanagan, we entered into an offer letter pursuant to which (a) we will pay Mr. Flanagan a base salary of $200,000 per year; (b) Mr. Flanagan received a sign-on stock option grant to purchase 70,000 shares of our common stock, with each option exercisable at $5.12 per share and vesting annually over a period of four years from the date of grant; and (c) Mr. Flanagan will be entitled to participate in our company’s employee benefit plans. In addition, Mr. Flanagan is entitled to severance pay equal to six months’ base salary and will increase to nine months’ salary on the three year anniversary of his employment. Mr. Flanagan is employed on an at-will basis.

Carlos Serra

We appointed Mr. Serra as our Vice President Sales and Merchandising in June 2014. In connection with the appointment of Mr. Serra, we entered into an offer letter pursuant to which pursuant to which (a) we will pay Mr. Serra a base salary of $175,000, which shall increase to $200,000 after one year of employment; (b) Mr. Serra is entitled to receive an annual bonus based on mutually agreeable net sales targets, with “low”, “moderate” and “high” thresholds with the bonus amount equal to 15% of base salary with respect to the low threshold, 25% of base salary with respect to the moderate threshold and 35% of base salary with respect to the high threshold; (c) Mr. Serra was entitled to receive a sign-on stock option grant to purchase 92,500 shares of our common stock, exercisable at $5.12 per share, with 46,250 of such shares underlying the option vesting annually over a period of three years from the date of grant and 46,250 of such shares underlying the option vesting based upon the achievement of certain milestones, provided, that, notwithstanding the foregoing, Mr. Serra subsequently agreed that all 92,500 options would vest annually over a four year period; and (c) Mr. Serra will be entitled to participate in our company’s employee benefit plans. In addition, Mr. Serra is entitled to severance pay equal to four months’ base salary and will increase to six months’ salary on the two year anniversary of his employment. Mr. Serra is employed on an at-will basis.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2015.

	Option awards					Stock awards

Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive				Market	Plan	Awards:
	Number of	Number of	Plan			Number	Value of	Awards:	Market or
	Securities	Securities	Awards:			of Shares	Shares or	Number of	Payout
Name and	Underlying	Underlying	Number of	Option	Option	or Units	Units of	Unearned	Value of
Principal	Unexercised	Unexercised	Securities	Exercise	Expiration	of Stock	Stock that	Shares,	Unearned
Position	Options	Options	Underlying	Price	Date	that Have	Have Not	Units or	Shares,
	Exercisable	Unexercisable	Unexercised			Not	Vested	Other	Units or
			Unearned			Vested		Rights that	Other
			Options					Have Not	Rights that
								Vested	Have Not
Vested

Carole Hochman	277,812(1)	1,150,938(1)	-	$5.12	6/6/2024	-	-	-	-
CEO, CCO and
Director
Joel Primus	7,500	-	-	$10.00	7/30/2022	-	-	-	-
President, Secretary,			-			-	-	-	-
Treasurer and Director,
former CEO
Michael Flanagan	-	70,000(2)	-	$5.12	6/6/2024	-	-	-	-
CFO, COO
Carlos Serra	-	92,500(2)	-	$5.12	6/6/2024	-	-	-	-
VP Sales &
Merchandising

(1)

Of the total, 262,622 options exercisable and 1,088,003 options unexercisable are held through Carole S. Hochman Trust, of which Carole’s son, David Hochman and daughter are trustees. These options vest monthly over a term of 36 months, commencing on June 10, 2014.

(2)	The options vest annually over a term of four years commencing on June 10, 2015.

Retirement or Similar Benefit Plans

We do not currently have any plans in place that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Resignation, Retirement, Other Termination, or Change in Control Agreements

For a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control, see above under the heading “Employment Arrangements.”

Director Compensation

The following table provides information concerning the compensation paid to persons serving as directors of our company for the fiscal year ended January 31, 2015 for whom information has not been disclosed above under the heading “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Hochman	-	-	618,000(2)	-	-	-	618,000
Andrew Kaplan	50,000	-	309,000(3)	-	-	-	309,000
Christopher Heyn(4)	-	24,900	-	-	-	-	24,900
Alexander McAulay(5)	-	-	-	-	-	-	-

(1)

For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during the years ended January 31, 2015 and 2014, please review Note 14 to the consolidated financial statements included herein. Option awards shown here represent the aggregate grant date fair value of all options granted.

(2)

At January 31, 2015, Mr. Hochman held options to purchase 72,000 shares of our common stock at $5.12, which were granted pursuant to his appointment as a director of our company. These options are vesting over a term of three years to June 10, 2017.

(3)

At January 31, 2015, Mr. Kaplan held options to purchase 36,000 shares of our common stock at $5.12 granted during the year ended January 31, 2015. These options are vesting over a term of three years to June 10, 2017.

(4)

Mr. Heyn resigned as a director on August 18, 2015. Pursuant to a board agreement dated October 7, 2013, we agreed to issue Mr. Heyn 1,875 shares of common stock each quarter for a term of one year, as compensation for serving as a member of our board of directors. During the year ended January 31, 2015, 3,750 shares of common stock vested under this agreement. At January 31, 2015, Mr. Heyn did not hold any options.

(5)	Mr. McAulay resigned as a director on February 25, 2015. At January 31, 2015, Mr. McAulay held options to purchase 17,500 shares of our common stock at $10.00 per share until July 30, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 19, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors and named executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Except as otherwise noted, the address of each person or entity in the following table is c/o Naked Brand Group Inc., 10th Floor - 95 Madison Avenue, New York, New York 10016.

	Shares of Common Stock Beneficially Owned(1)
	Before the Offering		After the Offering(2)
Name and Address of Beneficial Owner	Number	Percentage(3)	Number	Percentage(4)
Carole Hochman	367,748(5)	18.5%	448,937(6)	7.3%
Joel Primus	235,206(7)	12.6%	235,206	3.9%
Andrew Kaplan	62,923(8)	3.5%	62,923	1.1%
Jesse Cole	-(9)	-	-	-
Michael Flanagan	17,500(10)	1.0%	17,500	0.3%
Carlos Serra	23,125(11)	1.3%	23,123	0.4%
David Hochman	809,321(12)	31.9%	809,321	12.1%
Paul Hayes	-(13)	-		-
Martha Olson	-(14)	-		-
Directors and Officers as a group (9 individuals)	1,515,823(15)	50.9%	1,597,012	22.3%
Beneficial Owners of more than 5% of our Common Stock:
Noble Financial Capital Markets Inc. 951 Yamato Road, Suite 210 Boca Raton, FL 33431 USA	256,321(16)	12.7%	256,321	4.2%
Bard Associates, Inc. 135 S. LaSalle St #3700 Chicago, IL 60603 USA	512,500(17)	22.6%	512,500	8.0%
Selig Zises Profit Sharing Plan 333 Sunset Ave Palm Beach, FL 33480 USA	104,001(18)	5.7%	104,001	1.74%
Brio Capital Master Fund Ltd. 100 Merrick Road, Suite 401W Rockville Center, NY 11570 USA	144,968(19)	7.9%	144,968	2.4%
Lincoln Park Capital Fund, LLC 440 N. Wells Street, Suite 410 Chicago, IL 60654 USA	166,252(20)	8.7%	166,252	2.7%
Jason Strauss 2857 Paradise Road, Unit 2203 Las Vegas, NV 89109 USA	114,001(21)	6.1%	114,001	1.9%
Nico Pronk 951 Yamato Road, Suite 210 Boca Raton, FL 33431 USA	210,964(22)	11.1%	210,964	3.5%
Fashion I 2014 LLC 1901 Main Street Lake Como, NJ 07719 USA	387,467(23)	18.3%	387,467	6.2%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Excludes any shares that might be purchased by such person in the directed share program or otherwise in this offering. Assumes the sale of all shares included in this prospectus. Does not include shares of common stock which may be sold pursuant to the underwriter's over-allotment option to purchase additional shares of common stock.

(3)	Based on 1,755,005 shares of our common stock issued and outstanding as of November 19, 2015.

(4)

Based on 5,903,965 shares of our common stock that would be outstanding upon the closing of this offering, including 1,666,666 shares of common stock offered in the offering, 2,441,554 shares of common stock issuable upon conversion of our 6% senior secured convertible debentures upon the closing of this offering and an estimated 40,740 shares that Carole Hochman, our Chief Executive Officer, has agreed to receive in stock at fair market value on the date of the closing of this offering in lieu of an estimated $183,332 of salary she has deferred since June 10, 2015.

(5)

Includes 131,731 shares of our common stock currently issued and outstanding, 41,233 options to acquire shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days and warrants to acquire and rights to acquire 235,233 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable. Excludes approximately 40,449 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company's common stock. Excludes rights to acquire 36,892 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.

(6)

Includes 131,731 shares of our common stock currently issued and outstanding, an estimated 40,740 shares that our CEO has agreed to receive in stock at fair market value on the date of the closing of this offering in lieu of $183,332 of salary she has deferred since June 10, 2015, 41,233 options to acquire shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days and warrants to acquire and rights to acquire 194,784 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable. Excludes rights to acquire 36,892 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.

(7)

Includes 121,492 shares of our common stock currently issued and outstanding, 7,500 options to acquire shares of our common stock at a price of $10.00 per share, which are currently exercisable and 106,214 options to acquire shares of our common stock at a price of $4.40 which are exercisable within 60 days. Excludes options to acquire 193,685 shares of our common stock at a price of $4.40 per share which are not currently exercisable within 60 days.

(8)

Includes 13,496 shares of our common stock currently issued and outstanding, rights to acquire 37,427 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable, and options to acquire 12,000 shares of our common stock at a price of $5.12 per share, which are currently exercisable. Excludes options to acquire 24,000 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.

(9)	Excludes options to acquire 37,500 shares of our common stock at a price of $4.40 per share which are not currently exercisable within 60 days.

(10)

Includes options to acquire 17,500 shares of our common stock at a price of $5.12 per share, which are currently exercisable. Excludes options to acquire 52,500 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.

(11)

Includes options to acquire 23,125 shares of our common stock at a price of $5.12 per share, which are currently exercisable. Excludes options to acquire 69,375 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.

(12)

Includes 27,225 shares of our common stock currently issued and outstanding, rights to acquire 45,266 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable, options to acquire 24,000 shares of our common stock at a price of $5.12 per share, which are currently exercisable, and options to acquire 712,830 shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days by Carole S. Hochman Trust, over which Mr. Hochman exercises control along with his sister, Ms. Sara Allard. Excludes options to acquire 48,000 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days and options to acquire 637,795 shares of our common stock at a price of $5.12 per share, which are not currently exercisable within 60 days by Carole S. Hochman Trust.

(13)	Excludes options to acquire 37,500 shares of our common stock at a price of $5.12 per share which are not currently exercisable within 60 days.

(14)	Excludes options to acquire 37,500 shares of our common stock at a price of $4.48 per share which are not currently exercisable within 60 days.

(15)

Includes an aggregate of 293,944 shares of our common stock, 277,477 shares of our common stock issuable upon the conversion of certain convertible senior secured debentures, and options to acquire 944,402 shares of our common stock, which are currently exercisable. Excludes options to acquire 1,062,247 shares of our common stock, which are not currently exercisable within 60 days and 40,449 shares of our common stock issuable upon the conversion of a certain convertible senior secured debenture, which is currently subject to a conversion limitation that prohibits the conversion of the convertible senior secured debenture if the holder or any of its affiliates would beneficially own in excess of 9.99% of our company's common stock.

(16)

Noble is the underwriter in this offering. Includes an aggregate of 77,231 warrants to acquire shares of our common stock at a price of $6.00 per share, which are currently exercisable, an aggregate of 154,463 warrants to acquire shares of our common stock at a price of $3.00 per share, which are currently exercisable and 24,625 warrants to acquire shares of our common stock at a price of $8.00 per share which are currently exercisable.

(17)

Includes warrants to acquire 170,840 shares of our common stock at a price of $6.00 per share, which are currently exercisable and rights to acquire 341,660 shares of our common stock that are currently exercisable at $3.00 per share pursuant to a convertible senior secured debenture, for which Bard Associates, Inc. exercises shared dispositive power.

(18)

Includes 36,500 shares of our common stock currently issued and outstanding, warrants to acquire 834 shares of our common stock at a price of $6.00 per share, which are currently exercisable and rights to acquire 66,667 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable.

(19)

Includes 54,968 shares of our common stock currently issued and outstanding, and rights to acquire 90,000 shares of our common stock that are currently exercisable pursuant to a convertible senior secured debenture.

(20)

Includes 3,750 shares of our common stock currently issued and outstanding, warrants to acquire 62,502 shares of our common stock at a price of $6.00 per share, which are currently exercisable, rights to acquire 100,000 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable.

(21)

Includes 4,000 shares of our common stock that are currently issued and outstanding, warrants to acquire 33,334 shares of our common stock at a price of $6.00 per share, which are currently exercisable and rights to acquire 66,667 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable and options to acquire 10,000 shares of our common stock at a price of $6.00 per share which are currently exercisable.

(22)

Mr. Pronk is President and CEO of Noble, the underwriter in this offering. Includes 73,114 shares of our common stock currently issued and outstanding, warrants to acquire 2,617 shares of our common stock at a price of $6.00 per share, which are currently exercisable and rights to acquire 135,233 shares of our common stock at a price of $3.00 per share pursuant to a convertible senior secured debenture, which is currently exercisable.

(23)	Includes 21,934 shares of our common stock currently issued and outstanding and rights to acquire 365,533 shares of our common stock issuable upon conversion of senior secured convertible debentures.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below, since February 1, 2013, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of the following persons had or will have a direct or indirect material interest:

•	any of our directors or officers;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Naked Brand Group Inc. when it was a shell company; and

•	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On June 10, 2014, Carole Hochman, our Chief Executive Officer, Chief Creative Officer and a director of our company, (1) purchased 17 units of our securities at a price of $25,000 per unit and (2) exchanged a 6% senior secured convertible notes in the principal amount of $252,630, being the principal and accrued interest due under such note, for the issuance of 11.2 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the private placement offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On June 10, 2014, David Hochman, a director of our company, (1) purchased 2 units of our securities at a price of $25,000 per unit and (2) exchanged a 6% senior secured convertible notes in the principal amount of $77,219, being the principal and accrued interest due under such note, for the issuance of 5.4 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the private placement offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On June 10, 2014, Andrew Kaplan, a director of our company exchanged a 6% senior secured convertible notes in the principal amount of $101,052, being the principal and accrued interest due under such note, for the issuance of 4.49 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the private placement offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On July 8, 2014, Chris Heyn, a former director of our company, purchased 1 unit of our securities at a price of $25,000 per unit. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreement.

On June 11, 2015, Carole Hochman entered into a guaranty in favor of Capital Business Credit LLC, the lender under our factoring agreement, pursuant to which Ms. Hochman guaranteed repayment of our indebtedness and performance of our obligations under the factoring agreement. Pursuant to the factoring agreement, we may borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory and 100% of any accepted side collateral. Ms. Hochman also provided side collateral of $500,000 to support a portion of the borrowings. At July 31, 2015, an amount of $401,466 was owed under the terms of the factoring agreement, for advances made, net of repayments of such advances through the collection of factored receivables.

On July 3, 2015, we entered into agreements to amend certain warrants to purchase shares of our common stock held by Carole Hochman, David Hochman and Nico Pronk, President and CEO of Noble and the holder of an 11.1% beneficial ownership interest in shares of our common stock as of November 19, 2015. The warrants were initially issued in conjunction with the closing of our private placement offering on June 10, 2014. Pursuant to these amendments, the original warrants held by Ms. and Mr. Hochman and Mr. Pronk were amended to (i) reduce the exercise price to $4.00 per share of common stock in cash, (ii) shorten the exercise period, (iii) restrict the ability of the holders of shares issuable upon exercise of such warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without our prior written consent for a period of one hundred and twenty (120) days, and (iv) provide that a holder, acting alone or with others, will not effect any purchases or sales of any of our securities in any “short sales” or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the above-mentioned one hundred and twenty day period. On July 3, 2015, in connection with the amendments to the warrants described above, Ms. Hochman exercised 117,616 amended warrants, pursuant to which we issued an aggregate of 117,616 shares of our common stock for aggregate gross proceeds of approximately $470,464, Mr. Hochman, on behalf of himself and an entity controlled by him, exercised 22,633 amended warrants, pursuant to which we issued an aggregate of 22,633 shares of our common stock for aggregate gross proceeds of approximately $90,532 and Nico Pronk exercised 64,999 amended warrants, pursuant to which we issued an aggregate of 64,999 shares of our common stock for aggregate gross proceeds of approximately $260,004.

We have an ongoing consulting agreement with a marketing agency of which Ms. Hochman’s daughter, and Mr. Hochman’s sister, is a principal. Since the beginning of our last fiscal year through the date of this prospectus, we have paid approximately $326,982 in marketing fees to the company pursuant to the consulting agreement, which includes $132,500 during the fiscal year ended January 31, 2015, $159,082 during the six months ended July 31, 2015 and $35,400 in the period subsequent to July 31, 2015.

At our request, the underwriter has reserved up to 15% of the shares of common stock offered by this prospectus for sale at the initial public offering price to certain of our directors, officers, employees and business associates and other parties related to the Company. The sales will be made by Noble through a directed share program. We do not know if any eligible participants in the directed share program will choose to purchase all or any portion of these reserved shares, however the number of shares of common stock available for sale to the general public will be reduced by the number of shares of common stock purchased by participants in the program. Any reserved shares of our common stock that are not so purchased will be offered by the underwriter to the general public on the same terms as the other shares of our common stock offered by this prospectus. Shares purchased by our directors and executive officers in the directed share program will be subject to certain lock-up restrictions.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 11,250,000 shares of common stock having a par value of $0.001 per share. As of November 19, 2015, there were 1,755,005 shares of our common stock issued and outstanding, held by 167 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes beneficial owners of common stock whose shares are held in street name by brokers and other nominees.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. According to our bylaws, if a quorum is present, action on a matter by the stockholders is approved if the votes cast by the stockholders favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by statute or the articles of incorporation, in which case such greater number of votes shall be required. Our bylaws provide that one third (33.3%) of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter. Our bylaws also provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by stockholders holding at least a majority of the votes entitled to be cast at a meeting, unless the vote of a greater number of affirmative votes is required by statute or the articles of incorporation, in which case the consent of the stockholders holding such greater number of votes shall be required.

The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, unless the articles of incorporation or statute reserves this power to the stockholders.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, or an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;
•	33 1/3% or more but less than or equal to 50%; or
•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company, nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of November 19, 2015, we had 167 stockholders of record. Therefore, we believe that these provisions do not apply to us. If we obtain over 200 stockholders of record, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquires such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of its subsidiaries, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

UNDERWRITING

Noble Financial Capital Markets is acting as the underwriter of the offering. We have entered into an underwriting agreement with the underwriter pursuant to which, subject to the terms and conditions thereof, we have agreed to sell to the underwriter and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, all the shares of common stock offered by us other than those covered by the option to purchase additional shares as described below, if any of these shares are purchased.

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions set forth in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Expenses

The underwriting discount is 8% of the public offering price of each share of common stock, provided that the underwriting discount is 4% with respect to the purchase of shares of common stock by participants in the directed share program or by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by Noble. The underwriter has advised us that it proposes to offer the shares of common stock to the public at the price set forth on the cover page of this prospectus. In addition, the underwriter may offer the shares of common stock to certain dealers at the same price less a concession not in excess of $            per share. After the initial offering, the public offering price and concession to dealers amounts may be changed.

The underwriting discount is equal to the public offering price per share of common stock, less the amount paid by the underwriter to us per share. The following table shows the public offering price, underwriting discount and proceeds before expenses to us, both per share and total, assuming either no exercise or full exercise by the underwriter of its option to purchase additional shares.

No Exercise of
Over-Allotment
		Per Share	Option		Full Exercise
Public offering price	$	$		$
Underwriting discount and commissions (1)	$	$		$
Proceeds, before expenses, to us (1)	$	$		$

(1)

At our request, the underwriter has reserved up to 15% of the shares of common stock for sale in a directed share program at the public offering price. We will pay reduced underwriting discounts and commissions of 4% in connection with shares purchased in the directed share program and by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by the underwriter. This table assumes that none of the shares reserved for sale in the directed share program are sold in the directed share program and that none of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or the underwriter purchase shares in the offering.

We have agreed to reimburse the underwriter its actual, out-of-pocket expenses, including the reasonable fees and disbursements of the underwriter’s counsel related to the offering, up to an aggregate maximum amount of $75,000, regardless of whether the offering is completed, but in any event in compliance with the provisions of FINRA Marketplace Rule 5110(f)(2).

Option to Purchase Additional Shares

We have granted to the underwriter an option to purchase up to an additional 250,000 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table above. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Underwriter’s Warrants

We have agreed to issue to the underwriter warrants to purchase up to a total of approximately 133,333 shares of common stock (8%) of the shares of common stock sold in this offering, provided, that the number of underwriter warrants to be received shall be reduced by fifty percent (50%) with respect to purchases of the offered shares by participants in the directed share program or by any of our officers, directors or employees or any of their respective affiliates or any of our consultants or advisors or by Noble. The warrants will be exercisable at a per share price equal to 120% of the offering price per share, at any time, and from time to time, in whole or in part, commencing 180 days from the effective date of the offering and will have a term no longer than five years from the effective date of the offering in compliance with FINRA Marketplace Rule 5110(f)(2)(G)(i). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Marketplace Rule 5110(g)(1). The underwriter (or permitted assignees under FINRA Marketplace Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders.

Right of First Refusal

We have agreed that, upon successful completion of this offering, for a period of twelve (12) months from the effective date of the offering, the underwriter shall have a right of first refusal to act as lead underwriter or placement agent for any and all future public and private equity offerings during such period. The underwriter will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Indemnification

The underwriting agreement provides for indemnification by and among us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

No Sales of Similar Securities

We, and each of our directors, executive officers and certain of our other affiliates, have agreed to certain restrictions on the ability to sell shares of our common stock for a period of 90 days after the date of this prospectus. The agreements provide exceptions for sales to the underwriter pursuant to the underwriting agreement and certain other situations. The restrictions in these agreements may be waived by the underwriter in its sole discretion.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of shares of our common stock during and after this offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own accounts by selling more shares of common stock than we have sold to them. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of shares. The magnitude or effect of any stabilization or other transactions is uncertain.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on a national securities exchange limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

The underwriter may facilitate the marketing of this offering online directly or through one of the underwriter's affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus.

Directed Share Program

At our request, the underwriter has reserved up to 15% of the shares of common stock offered by this prospectus for sale at the initial public offering price to certain of our directors, officers, employees and business associates and other parties related to the Company. The sales will be made by Noble through a directed share program. We do not know if any eligible participants in the directed share program will choose to purchase all or any portion of these shares, however the number of shares of common stock available for sale to the general public will be reduced by the number of shares of common stock purchased by participants in the program. Any shares of our common stock that are not so purchased will be offered by the underwriter to the general public on the same terms as the other shares of our common stock offered by this prospectus. Any shares sold in the directed share program will be subject to an underwriting discount of 4%. Shares purchased by our directors, officers and certain of our other affiliates in the directed share program will be subject to the restrictions on the sale of shares of our common stock described above. See “—No Sales of Similar Securities.”

Other Relationships

As of November 19, 2015, the underwriter beneficially owned 256,321 shares of our common stock, which represented a 12.7% beneficial ownership interest in our shares of common stock as of such date, and Nico Pronk, President and CEO of the underwriter, beneficially owned 210,964 shares of our common stock, which represented an 11.1% beneficial ownership interest in our shares of common stock as of such date. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” for further information concerning the underwriter’s and Mr. Pronk’s ownership of our common stock. In addition, Mr. Pronk is the holder of a 6% senior secured convertible debenture in the principal amount of $405,700, which will convert into shares of our common stock upon completion of this offering on the same terms and conditions as the other 6% senior secured convertible debentures.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain or its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Nasdaq Capital Market Listing

We have applied for listing of our common stock on the Nasdaq Capital Market under the proposed symbol “NAKED.” There is no assurance, however, that our common stock will be approved for listing on the Nasdaq Capital Market and such approval is not a condition to the closing of this offering.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Duane Morris LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Roetzel & Andress LPA, Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements as of January 31, 2015 and for the year then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of January 31, 2014 and for the year ended January 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO Canada LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

INDEX TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Number

Interim Condensed Consolidated Balance Sheets as of July 31, 2015 and January 31, 2015	F-53
Interim Condensed Consolidated Statements of Operations for the three and six months ended July 31, 2015 and 2014	F-54
Interim Condensed Consolidated Statements of Stockholders’ Equity (Capital Deficit) for the six months ended July 31, 2015 and for the year ended January 31, 2015	F-55
Interim Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2015 and 2014	F-56
Notes to Interim Condensed Consolidated Financial Statements	F-58

F-1

FINANCIAL STATEMENTS

INDEX TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Number

Interim Condensed Consolidated Balance Sheets as of July 31, 2015 and January 31, 2015	F-53
Interim Condensed Consolidated Statements of Operations for the three and six months ended July 31, 2015 and 2014	F-54
Interim Condensed Consolidated Statements of Stockholders’ Equity (Capital Deficit) for the six months ended July 31, 2015 and for the year ended January 31, 2015	F-55
Interim Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2015 and 2014	F-56
Notes to Interim Condensed Consolidated Financial Statements	F-58

Naked Brand Group Inc.
Consolidated Financial Statements
For the Year ended January 31, 2015

Tel: 212-885-8000	100 Park Avenue
Fax: 212-697-1299	New York, NY 10017
www.bdo.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Naked Brand Group Inc.
New York, NY

We have audited the accompanying consolidated balance sheet of Naked Brand Group Inc. as of January 31, 2015 and the related consolidated statements of operations, stockholders’ equity (capital deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company incurred a net loss of $21,078,265 for the year ended January 31, 2015, had a capital deficit of $2,224,180 at January 31, 2015 and the Company expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

New York, NY

April 30, 2015, except as to Note 1, which is as of September 24, 2015

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2
Canada

To the Stockholders and Board of Directors
Naked Brand Group Inc.

We have audited the accompanying consolidated balance sheet of Naked Brand Group Inc. as of January 31, 2014 and the related consolidated statements of operations, changes in stockholders’ equity (capital deficit), and cash flows for the year ended January 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2014 and the results of its operations and its cash flows for the year ended January 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended January 31, 2014 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a working capital deficiency, is in default with respect to certain loan agreements and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO CANADA LLP

Chartered Accountants
Vancouver, Canada

May 14, 2014, except as to Note 1, which is as of September 24, 2015

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

Naked Brand Group Inc.
Consolidated Balance Sheets
(Expressed in US Dollars)

As at January 31,	2015	2014

ASSETS
Current assets
Cash	$1,943,235	$67,478
Accounts receivable, net	99,145	68,859
Advances receivable, net	-	50,000
Inventory, net	183,226	604,046
Prepaid expenses and deposits	383,651	70,666
Total current assets	2,609,257	861,049

Equipment, net	21,141	6,300
Intangible assets, net	44,156	39,877
Deferred financing fees	43,422	65,539

TOTAL ASSETS	$2,717,976	$972,765

LIABILITIES AND STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$299,887	$639,099
Interest payable	62,650	-
Promissory notes payable	3,450	397,422
Current portion of convertible promissory notes	-	1,022,294
Derivative financial instruments	-	241,618
Total current liabilities	365,987	2,300,433
Deferred compensation	170,369	-
Convertible promissory notes	605,850	1,670
Derivative financial instruments	3,799,950	-

TOTAL LIABILITIES	4,942,156	2,302,103
STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Common stock
Authorized 11,250,000 common shares (2014: 2,500,000 common shares), par value $0.001 per share Issued and outstanding 1,010,391 common shares (2014: 868,204)	1,011	868
Common stock to be issued	15,000	7,500
Accumulated paid-in capital	25,083,735	4,907,955
Accumulated deficit	(27,317,681)	(6,239,416)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)

Total stockholders’ equity (capital deficit)	(2,224,180)	(1,329,338)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,717,976	$972,765

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Operations
(Expressed in US Dollars)

for the year ended January 31,	2015	2014

Net sales	$557,212	$639,107

Cost of sales	800,695	587,639

Gross profit (loss)	(243,483)	51,468

Operating Expenses
General and administrative expenses	6,690,553	2,830,661
Foreign exchange	26,323	14,426

Total operating expenses	6,716,876	2,845,087

Operating loss	(6,960,359)	(2,793,619)

Other income (expense)
Interest expense	(465,618)	(77,381)
Accretion of debt discounts and finance charges	(2,425,697)	(737,595)
Derivative expense	(12,028,383)	(170,500)
Loss on extinguishment of debt	(810,765)	(468,753)
Debt conversion expense	(309,011)	-
Fair value mark-to-market adjustments	1,921,568	9,358

Total other expense	(14,117,906)	(1,444,871)

Net loss for the year	$(21,078,265)	$(4,238,490)

Net loss per share
Basic	$(23.33)	$(5.70)
Diluted	$(23.33)	$(5.70)

Weighted average shares outstanding
Basic	903,659	785,463
Diluted	903,659	785,463

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)

						Accumulated	Total
			Accumulated			Other	Stockholders’
	Common Stock		Paid-in	Common stock	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	to be issued	Deficit	Income (Loss)	(Deficiency)
Balance - February 1, 2013	713,050	$714	$2,185,959	$3,750	$(2,000,926)	$(6,245)	$183,252
Shares issued pursuant to private placement repricing	5,350	5	239,675	-	-	-	239,680
Shareholder dividend	-	-	(239,680)	-	-	-	(239,680)
Private placements	83,325	83	673,167	-	-	-	683,250
Offering costs	-	-	(26,610)	-	-	-	(26,610)
Shares issued/to be issued in exchange for services rendered	16,121	16	144,273	3,750	-	-	148,039
Modification of convertible debt terms and warrants	-	-	485,704	-	-	-	485,704
Shares issued in connection with promissory notes	10,050	10	132,510	-	-	-	132,520
Warrants issued in connection with promissory notes	-	-	18,400	-	-	-	18,400
Shares issued under equity line with Lincoln Park	37,988	38	299,962	-	-	-	300,000
Less: issuance costs	-	-	(58,656)	-	-	-	(58,656)
Derivative liability reclassification	2,320	2	7,311	-	-	-	7,313
Issuance of detachable warrants	-	-	41,225	-	-	-	41,225
Beneficial conversion feature	-	-	17,600	-	-	-	17,600
Agent’s warrants - convertible promissory notes	-	-	67,600	-	-	-	67,600
Derivative liability reclassification	-	-	177,900	-	-	-	177,900
Stock based compensation	-	-	731,615	-	-	-	731,615
Net loss for the year	-	-	-	-	(4,238,490)	-	(4,238,490)
Balance, January 31, 2014	868,204	$868	$4,907,955	$7,500	$(6,239,416)	$(6,245)	$(1,329,338)
Shares issued in connection with promissory notes	1,000	1	2,749	-	-	-	2,750
Modification of convertible debt terms and warrants	-	-	697,400	-	-	-	697,400
Return to treasury pursuant to private placement escrow agreement	(15,000)	(15)	15	-	-	-	-
Shares issued in settlement of debt	55,145	55	539,254	-	-	-	539,309
Shares issued in exchange for services rendered	5,625	6	32,394	7,500	-	-	39,900

Shares issued as payment in kind for interest owing under convertible debt arrangements	48,750	49	274,774	-	-	-	274,823
Shares issued pursuant the conversion of debt	46,667	47	139,953	-	-	-	140,000
Derivative liability reclassifications	-	-	15,171,000	-	-	-	15,171,000
Stock based compensation	-	-	3,318,241	-	-	-	3,318,241
Net loss for the year	-	-	-	-	(21,078,265)	-	(21,078,265)
Balance, January 31, 2015	1,010,391	$1,011	$25,083,735	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

for the years ended January 31,	2015	2014

Cash flows from operating activities
Net loss for the year	$(21,078,265)	$(4,238,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	2,109	(3,247)
Provision for obsolete inventory	179,000	-
Depreciation and amortization	29,858	22,748
Other non cash items (Schedule 1)	17,333,256	2,218,214
Unrealized foreign exchange	2,760	(2,984)
Finance fees paid in connection with debt extinguishment	(38,008)	(2,520)
Increase (decrease) in cash resulting from change in:
Accounts receivable	(32,395)	339,101
Advances receivable	50,000	(50,000)
Prepaid expenses and deposits	(312,985)	(23,518)
Inventory	241,820	(367,896)
Accounts payable	(312,499)	356,974
Interest payable	62,650	-
Deferred compensation	170,369	-
Net cash used in operating activities	(3,702,330)	(1,751,618)

Cash flows from investing activities
Acquisition of intangible assets	(27,549)	(5,517)
Purchase of equipment	(21,429)	(6,230)
Net cash used in investing activities	(48,978)	(11,747)

Cash flows from financing activities
Proceeds from share issuances	-	983,250
Share issuance offering costs	-	(85,266)
Proceeds from the issuance of promissory notes	927,168	571,122
Repayments of promissory notes	(413,385)	(199,897)
Proceeds from convertible promissory notes	6,094,100	958,500
Repayments of convertible promissory notes	(364,640)	(381,177)
Debt offering costs	(616,178)	(45,553)
Repayments of related party payables	-	(13,916)
Net cash provided by financing activities	5,627,065	1,787,063

Net increase in cash	1,875,757	23,698
Cash at beginning of the year	67,478	43,780
Cash at end of the year	$1,943,235	$67,478

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

Supplemental Cash Flow Information

for the years ended January 31,	2015	2014

Cash paid during the period for:
Interest	$112,251	$65,148
Taxes	-	-
Non-cash financing activities:
Extinguishment of accounts payable with equity	$11,158	$39,820
Discount on debt financing	-	127,220
Settlement of notes through the issuance of shares	225,308	-
Deferred financing costs	-	88,400

Schedule 1 to the Statements of Cash Flows

Profit and loss items not involving cash consists of:
Shares issued for services	$-	$140,539
Shares to be issued in exchange for services	39,900	7,500
Loss on extinguishment of debt	810,765	468,753
Stock based compensation	3,318,241	731,615
Derivative expense	12,028,383	170,500
Change in fair value of derivative financial instruments	(1,921,568)	(9,358)
Debt issuance costs paid in warrants	1,552,700	-
Debt conversion expense	309,011	-
Amortization of deferred financing fees	674,069	269,472
Interest capitalized to convertible debt	10,372	1,365
Shares issued as penalty under debt agreements	1,250	2,900
Interest paid in kind	274,823	-
Accretion of debt discount	235,310	434,928

	$17,333,256	$2,218,214

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

1.        Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of direct and wholesale men’s undergarments and intimate apparels in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). Established in 2010, Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function.

The Company currently operates out of New York, New York, United States of America and Abbotsford, British Columbia, Canada. In the future, Naked plans to expand into other women’s intimate apparel, sleepwear and loungewear as well as other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

Effective August 10, 2015, the Company effected a reverse stock split of the basis of 1:40. As such, the Company’s authorized capital was decreased from 450,000,000 shares of common stock to 11,250,000 shares of common stock and an aggregate of 40,415,485 shares of common stock issued and outstanding were decreased to 1,010,391 shares of common stock. These financial statements give retroactive effect to such reverse split and all share and per share amounts have been adjusted accordingly.

2.        Ability to Continue as a Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of January 31, 2015, the Company had not yet achieved profitable operations and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.        Summary of Significant Accounting Policies Principles of Consolidation and Basis of Accounting

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Naked. All inter-company transactions and balances have been eliminated.

Reporting Currency and Foreign Currency

The functional currency of the Company is the US dollar. Transaction amounts denominated in foreign currencies are translated into their US dollar equivalents at exchange rates prevailing at the transaction dates. Foreign currency gains and losses on transactions or settlements are recognized in the consolidated statement of operations.

These consolidated financial statements have been presented in US dollars, which is the Company’s reporting currency.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of January 31, 2015 and 2014, there is only a single reportable operating segment.

The Company operates in one industry, the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

	2015	2014
United States	$343,769	$394,867
Canada	213,443	244,240
	$557,212	$639,107

At January 31, 2015, the net book value of long-lived assets all located within North America were as follows:

	2015		2014
	Equipment	Intangible assets	Equipment	Intangible assets

United States	$12,688	$14,211	$-	$-
Canada	8,453	29,945	6,300	39,877

	$21,141	$44,156	$6,300	$39,877

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured.

Accounts receivable consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. The Company estimates an allowance for doubtful accounts based on historical losses, the existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on the Company’s marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the carrying amount of inventory.

Equipment

Equipment is recorded at cost. Equipment is depreciated using the straight-line method over the estimated useful lives.

The estimated useful lives for each asset group are as follows:

Years

Furniture and equipment	4
Computer equipment	2

At the time depreciable property is retired or otherwise disposed of the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations.

Intangible Assets

Indefinite-life intangible assets, consisting of costs to acquire trademarks with an indefinite life, are recorded at cost, net of impairment charges, if applicable. No amortization has been taken on indefinite life intangible assets. Indefinite-life intangible assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Website Costs

The Company recognizes the costs associated with developing a website in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350–40, Website development costs (“ASC 350-40”).

Internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred to develop internal–use computer software during the application development stage are capitalized. Training costs are not internal–use software development costs and, if incurred during this stage, are expensed as incurred.

These capitalized costs are amortized based on their estimated useful life over two years.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable. Such a review involves assessing qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that a long-lived asset is impaired.

If the Company assesses that there is a likelihood of impairment, then the Company will perform a quantitative analysis comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value. Management has determined that no impairment has been identified in the years ended January 31, 2015 or 2014.

Shipping and Handling Costs

Costs associated with the Company’s third-party shipping, warehousing and handling activities are included within operating expenses on the statement of operations.

(i)

Shipping costs associated with marketing related promotions are included as a component of general and administrative expenses as office and miscellaneous expense. These shipping costs were $25,930 for the year ended January 31, 2015 ($41,696 for the year ended January 31, 2014).

(ii)	Shipping costs billed to customers are recorded as revenues and related out-bound shipping costs incurred by the Company are recorded as cost of sales.

(iii)

Warehousing and handling costs, and shipping costs associated with transfers of inventory to and from third party warehouses to the Company’s warehouse are included in general and administrative expense as warehouse management. These warehousing, shipping and handling costs were $91,000 for the year ended January 31, 2015 ($104,580 for the year ended January 31, 2014).

Advertising Expense

The Company expenses advertising costs to operations during the period in which they were incurred. The Company expensed $38,278 and $60,011 related to advertising for the years ended January 31, 2015 and 2014, respectively.

Income Taxes

The current income tax represents the amount of income taxes expected to be paid or the benefit expected to be received for the current year taxable income or loss. Deferred income taxes are recognized for the future tax consequences of temporary differences arising between the carrying value of assets and liabilities for financial statement and tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company recognizes the impact of a tax position in the consolidated financial statements if the position is more likely than not to be sustained upon examination on the technical merits of the position. The Company’s policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company files income tax returns in the U.S. Federal jurisdiction and various state and local jurisdiction. The Company’s returns are no longer subject to U.S Federal tax examination for years before 2011. The Company has no uncertain tax positions as of January 31, 2015 and 2014, respectively; consequently no interest or penalties have been accrued by the Company.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals;

Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, related party payables and convertible promissory notes. Other than convertible promissory notes, the fair values of these financial instruments approximate their respective carrying values because of the short maturity of these instruments. The Company determined that the aggregate fair value of promissory notes payable outstanding at January 31, 2015 and 2014, based on Level 2 inputs in the fair value hierarchy, was equal to their aggregate book value based on the short maturities and current borrowing rates available to the Company.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The fair value of the Company’s convertible promissory notes is based on Level 3 inputs in the fair value hierarchy. The Company calculated the fair value of these notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion feature using the following assumptions:

	2015	2014
Risk-free interest rate	0.61%	0.05%
Expected life (years)	2.34	0.36
Expected volatility(1)	147.42%	212.64%
Stock price	$4.80	$3.20
Dividend yields	0.00%	0.00%

(1) Where the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

The Company determined that the fair value of the convertible promissory notes at January 31, 2015 was $15,476,300 (2014: $1,209,300) based on a market interest rate of 18%.

Debt issuance costs

The Company incurs costs in connection with debt issuances, such as commissions and professional fees. Debt issuance costs are initially recorded as deferred financing expense on the consolidated balance sheets, and are amortized to financing expense over the term of the respective borrowings using the effective interest method.

Any costs incurred or paid to the lender in connection with the issuance of debt represent a reduction in the proceeds received by the Company. The resulting discount is amortized as accretion expense over the term of the debt using the effective interest method.

Derivative Financial Instruments

The Company evaluates stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest inception date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the binomial option pricing model. This model uses Level 3 inputs in the fair value hierarchy established by ASC 820 Fair Value Measurement.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Actual results could materially differ from those estimates. The most significant estimates made by the Company are those relating to uncollectible receivables, inventory valuation and obsolescence, product returns, and derivative valuations.

Loss per share

Earnings or loss per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income (loss) by the weighted-average of all potentially dilutive shares of common stock that were outstanding during the periods presented.

The treasury stock method is used in calculating diluted EPS for potentially dilutive stock options and share purchase warrants, which assumes that any proceeds received from the exercise of in-the-money stock options and share purchase warrants, would be used to purchase common shares at the average market price for the period.

EPS for convertible debt is calculated under the “if-converted” method. Under the if converted method, EPS is calculated as the more dilutive of EPS (i) including all interest (both cash interest and non-cash discount amortization) and excluding all shares underlying the Notes or; (ii) excluding all interest and costs directly related to the convertible debt (both cash interest and non-cash discount amortization) and including all shares underlying the convertible debt. For the years ended January 31, 2015 and 2014, diluted EPS was calculated by including interest expense related to the convertible debt and excluding the shares underlying the convertible debt.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Net loss per share was determined as follows:

	2015	2014
Numerator
Net loss	$(21,078,265)	$(4,238,490)
Less: Shareholder dividend – Note 12(i)	-	(239,680)
	$(21,078,265)	$(4,478,170)
Denominator
Weighted average common shares outstanding	903,659	785,463

Basic and diluted net loss per share	$(23.33)	$(5.70)

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants and options outstanding	3,423,399	169,386
Convertible debt	2,449,944	241,284
	5,873,343	410,670

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

The Company accounts for the granting of equity based awards to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all equity based awards is expensed over their vesting period with a corresponding increase to additional paid in capital. Compensation costs for stock-based payments to employees with graded vesting are recognized on a straight-line basis. The amount of cumulated compensation expense recognized at any date must at least equal the portion of the grant date value of the award that is vested at that date.

Based on guidance in ASC 505-50, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4.        Inventory

Inventory of the Company consisted of the following:

	2015	2014

Finished goods	$362,226	$528,461
Raw materials		75,585
	362,226	604,046
Less: allowance for obsolete inventory	(179,000)	-

Total inventory	$183,226	$604,046

Balances at January 31, 2015 and 2014 are recorded at historical cost, less amounts for potential declines in value. At January 31, 2015, management has recorded an allowance for obsolescence of $179,000 (2014: $Nil) to reduce inventory to its estimated net realizable value.

5.        Equipment

Equipment of the Company consisted of the following at January 31, 2015 and January 31, 2014:

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

	2015	2014
Furniture & equipment	$11,630	$6,630
Computer equipment	20,963	4,534
	32,593	11,164
Less: Accumulated depreciation	(11,452)	(4,864)
	$21,141	$6,300

Depreciation expense for the year ended January 31, 2015 was $6,588 (2014: $1,694).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

6.        Intangible Assets

Intangible assets of the Company consisted of the following at January 31, 2015 and 2014:

			Useful life
	2015	2014	(Years)

Trade Names/Trademarks	$39,781	$24,874	Indefinite
Website	49,512	44,512	2

	89,293	69,386
Less: accumulated amortization	(45,137)	(29,509)

	$44,156	$39,877

Amortization expense for the year ended January 31, 2015 was $23,270 (2014: $21,054).

7.        Related Party Transactions and Balances Related Party Balances

At January 31, 2015, included in advances receivable is an amount of $Nil (2014: $50,000) paid to a director of the Company as an advance for expenses to be incurred on behalf of the Company in the January, 2015 fiscal year.

At January 31, 2015, included in accounts payable and accrued liabilities is $17,060 (2014: $24,682) owing to directors and officers of the Company for reimbursable expenses and accrued management bonuses. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At January 31, 2015, an amount of $978,779 (2014: $Nil) in principal amounts of convertible notes payable and $8,247 in accrued interest payable, was owing to directors and officers of the Company. Included in convertible notes payable at January 31, 2015 is an amount of $791 (2014: $Nil) in respect of these amounts owing, after applicable unamortized debt discounts.

Related Party Transactions

During the year ended January 31, 2015, included in general and administrative expenses is $58,400 (2014: $112,700) in respect of directors fees and investor relations fees, $3,147,400 (2014: $267,918) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $132,500 (2014: $Nil) in respect of marketing fees paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Pursuant to a board agreement dated September 24, 2013, the Company agreed to issue 1,875 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 7,500 common shares over the term. During the year ended January 31, 2015, the Company recorded directors fees of $24,900 (2014: $25,500) in respect of common shares earned under this agreement. The fair values per share were determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and Director (the “CEO”) of the Company for a term of three years whereby (a) the CEO shall be entitled to a base salary of $400,000 per year, provided the CEO will forgo the first twelve months of the base salary and only receive minimum wage during that period; (b) the CEO received a sign-on stock option grant to purchase 1,428,750 shares of common stock of the Company, equal to 20% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, (the “CEO Options”), with each option exercisable at $5.12 per share and vesting in equal monthly instalments over a period of three years from the date of grant; and (c) the CEO will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by the Company’s board of directors. In connection with this employment agreement, the Company has agreed to issue 2,500 common shares to a consultant of the Company. An amount of $15,000 is included in common stock to be issued at January 31, 2015. The fair value of $6.00 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. At January 31, 2015, an amount of $170,369 (2014: $Nil) in deferred compensation related to the amortization of total base salary compensation due under this employment agreement, which is being amortized on a straight line basis over the term of the employment agreement. During the year ended January 31, 2015, the CEO received minimum wages compensation of $10,400 (2014: $Nil) under the terms of this employment agreement.

Effective June 9, 2014, the Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) of the Company for a term of four years whereby (a) the CFO shall be entitled to a base salary of $200,000 per year; and (b) the CFO received a sign-on stock option grant to purchase 70,000 shares of common stock of the Company (the “CFO Options”), with each option exercisable at $5.12 per share and vesting annually over a period of four years from the date of grant.

On June 6, 2014, the Company’s board of directors granted options to purchase an aggregate of 108,000 of our common shares to two directors of the Company (the “Director Options”). The options are exercisable at $5.12 per share and are vesting annually over a period of four years from the date of grant, commencing on the first anniversary of the grant date.

Effective June 23, 2014, the Company entered into an employment agreement with an officer (the “Officer”) of the Company for a term of four years whereby (a) the Officer shall be entitled to a base salary of $175,000 per year; and (b) the Officer received a sign-on stock option grant to purchase 92,500 shares of common stock of the Company (the “Officer Options”), with each option exercisable at $5.12 per share and vesting annually over a period of four years from the date of grant.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

8.        Promissory Notes Payable

	January 31, 2015	January 31, 2014

Promissory note bearing interest at 10% per annum payable at maturity, unsecured, matured on February 1, 2014(ii)	$-	75,000

Promissory note in the principal amount of $309,062, non- interest bearing, unsecured, repayable in five equal semi- monthly instalments of $41,667 plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The one-time interest charge of 15%, or $37,500 is convertible at maturity, at the option of the holder, into shares of common stock of the Company at a price of $4.00 per share (iii)	-	309,062

Promissory note in the principal amount of CDN$28,750, non- interest bearing, repayable in equal instalments of CDN$3,125 over the remaining term of the note, unsecured. The note may be repaid at any time before maturity without notice, bonus or penalty. The final CDN$3,750, representing a 15% original issue discount (“OID”) is repayable upon the company reporting net income from operations in a single month (iv)	3,450	14,668

Promissory note in the principal amount of CDN$57,500, non- interest bearing, repayable in equal instalments of CDN$9,583 over the remaining term of the note, unsecured. The note may be repaid at any time before maturity without notice, bonus or penalty (v)	-	43,250
Less: debt discounts	-	(44,558)
	3,450	397,422
Less: current portion	(3,450)	(397,422)
	$-	$-

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(i)

On April 7, 2014, the Company entered into a Securities Purchase Agreement with certain purchasers pursuant to which the Company agreed to issue 6% Senior Secured Convertible Promissory Notes (the “SPA Notes”) in the aggregate principal amount of $1,083,797. As consideration, the Company (i) received cash proceeds equal to $878,704 (the “Cash Proceeds”); (ii) exchanged a promissory note with an outstanding amount of $76,388 (Note 9(i)), being the principal and accrued interest due under a convertible promissory note dated December 24, 2013 for the issuance of a SPA Note in the same amount; and (iii) exchanged a promissory note with an outstanding amount of $128,705 (Note 9(iii)), being the remaining principal amount due under a convertible promissory note dated October 2, 2013 for the issuance of a SPA Note in the same amount.

Repayment of the SPA Notes was collateralized against all the tangible and intangible assets of the Company. The principal amount of $1,083,797 were to mature on April 7, 2015 (the “Maturity Date”) and was bearing interest at the rate of 6% per annum, payable on the Maturity Date. On June 10, 2014, these notes, along with accrued interest of $10,362 were exchanged for securities in a subsequent offering (Note 9(i)), at an exchange rate equal to 90% of the price paid by investors in that offering. The Company recorded debt conversion expense of $121,573, related to this purchase price discount upon these Notes being converted for units in the subsequent offering.

The Company incurred $89,849 in issuance costs in respect of the SPA Notes.

During the year ended January 31, 2015, the Company recorded $10,372 (2014: $Nil) in respect of interest on this note and $89,849 (2014: $Nil) in respect of the accretion of deferred financing fees.

(ii)

During the year ended January 31, 2014, the Company received $75,000 in respect of a promissory note in the principal amount of $75,000. The promissory note matured on February 1, 2014 and was bearing interest at a rate of 10% per annum payable at maturity.

During the year ended January 31, 2015, the Company issued 19,922 common shares of the Company in full and final settlement of this note, along with accrued interest of $4,685. This resulted in a loss on extinguishment of debt of $119,528. The fair value of $10 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

During the year ended January 31, 2015, the Company recorded $935 (2014: $3,750) in respect of interest on this note, up to the date of settlement of this note.

(iii)

During the year ended January 31, 2014, the Company issued a promissory note in the principal amount of $309,062, which was comprised of: (i) $250,000 consideration received; (ii) a one-time interest charge of $37,500, being 15% of the proceeds received (the “OID”); and (iii) an amount of $21,562, being the remaining principal balance due under a separate note agreement with the same lender.

The promissory note was repayable in five monthly instalments of $41,667 over the term of the note plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The Company repaid this promissory note during the year ended January 31, 2015.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The issuance of this promissory note as consideration of the remaining balance due and payable under the previous Note was recorded at the redemption amount pursuant to the applicable guidance under ASC 470-20.

During the year ended January 31, 2015, the Company recorded accretion expense of $33,972 (2014: $3,528) in respect of the accretion of the discount on this note.

(iv)

On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the year ended January 31, 2015. The OID is repayable upon the Company recognizing net income from operations in any given month during the term of the note.

As additional consideration for entering into the loan, the Company issued 550 common shares of the Company to the lender. The fair value at issuance of these shares of $5,720, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $3,670 resulted in a debt discount at issuance of $9,390, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense of $3,280 (2014: $6,110) in respect of the accretion of the discount on this note.

(v)

On December 20, 2013, the Company issued a promissory note in the principal amount of CDN$57,500. The Company received $47,660 (CDN$50,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,149 (CDN$7,500). The note matured and was repaid during the year ended January 31, 2015.

As additional consideration for entering into the loan, the Company issued 625 common shares of the Company to the lender. The fair value at issuance of these shares of $3,000, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $7,149 resulted in a debt discount at issuance of $10,149, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense $7,985 (2014: $2,164) in respect of the accretion of the discount on this note.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(vi)

On February 12, 2014, the Company issued a promissory note in the principal amount of CDN$61,295. The Company received $48,463 (CDN$53,300) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,270 (CDN$7,995). The note matured and was repaid during the year ended January 31, 2015.

As additional consideration for entering into the loan, the Company issued 625 common shares of the Company to the lender. The fair value at issuance of these shares of $1,500, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $7,270 resulted in a debt discount at issuance of $8,770, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense of $8,770 (2014: $Nil) in respect of the accretion of the discount on this note and financing fees of $935 (2014: $Nil) in respect of a finder’s fee paid in connection with the issuance of this note.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

9.        Convertible Promissory Notes Payable

	January 31, 2015	January 31, 2014

Senior Secured Convertible Debentures, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to First and Second Kalamalka Amendment Agreement, due June 10, 2017 (i).	$7,169,832	$-

Revolving Credit Facility, bearing interest at 12% per annum, due August 16, 2014 (ii)	-	500,000

Revolving Credit Facility, bearing interest at 12% per annum, due January 31, 2014 (ii)	-	275,000

First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to Senior Secured Convertible Debentures due June 10, 2017 (Note 9 (i)) (ii)	600,000	-

Convertible promissory note payable, non-interest Bearing, due February 9, 2014 (iii)	-	128,704

Convertible promissory note payable, non-interest bearing, due November 13, 2014 (iv)	-	124,444

Convertible promissory notes, bearing interest at 8% per annum, due September 23, 2014 (v)	-	91,688

Convertible promissory notes, bearing interest at 8% per annum, due September 17, 2014 (vi)	-	84,085
Less: debt discounts	(7,163,982)	(179,957)
	605,850	1,023,964
Less: current portion	-	(1,022,294)
	$605,850	$1,670

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(i)	Senior Secured Convertible Debentures

On June 10, 2014 and July 8, 2014, the Company entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, the Company issued Debentures in the aggregate principal amount of $7,309,832. As consideration, the Company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159 (Note 8(i)), being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of the Company provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. At January 31, 2015, such equity conditions had not been met and, consequently, payment of interest owing in shares of common stock (“in kind”) is not permitted under the terms of the Debentures, unless such condition is formally waived by each holder. During the year ended January 31, 2015 and in connection with the first interest payment dates, the Company received waivers from holders of $4,874,832 in outstanding principal amounts of the Debentures. Such holders received payment of interest in kind, resulting in the issuance of 48,750 shares of our common stock as payment for $146,245 in interest due. The fair value of the shares issued of $274,823 was determined with reference to the quoted market price of the shares on the date they were issued as payment in kind.

The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $3.00 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures are collateralized against all the assets of the Company and its subsidiary, pursuant to a security agreement between the Company and an agent for the Purchasers.

The Company issued an aggregate of 1,218,308 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 1,218,308 shares of common stock at an initial exercise price of $6.00 per share, subject to adjustment. The Company has the right to call the Warrants if the volume weighted average closing price of its common shares exceeds $16 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date the Company delivers notice in writing to the Warrant holders announcing the call of the Warrants.

At the date of issuance of the Debentures and Warrants, the Company was authorized to issue 2,500,000 shares of common stock, which was insufficient to settle the conversion of the Debentures and exercise of the Warrants. Consequently, under the guidance of ASC 815, management recorded a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”). The terms of the Registration Rights Agreement also trigger the requirement to account for the related embedded conversion option and investor warrants that have not been included in an effective registration statement as derivative financial instruments pursuant to the guidance of ASC 815.

The Company also agreed to grant piggyback registration rights whereby the Company is required to include the shares of common stock issuable pursuant to exercise of the Agent Warrants in the Registration Statement.

The Company allocated the proceeds from the issuance of the Debentures first to the derivative financial instruments, at their fair values, with the remainder being allocated to the Debentures. The fair value of the derivative financial instruments of $19,338,215 at issuance resulted in a debt discount at issuance of $7,309,832, the entire aggregate principal balance of the Debentures. The remaining derivative financial instruments value over the proceeds of the debt at issuance of $12,028,383 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2015. This discount was being amortized using the effective interest method over the term of the Debentures.

During the year ended January 31, 2015, the Company recorded accretion expense of $5,895 (2014: $Nil) in accretion of this discount.

In connection with the Offering, the Company incurred finance fees of $2,021,213 as follows:

(i)	The Company paid a cash commission of $468,513, or 8% of the gross proceeds raised from certain of the Purchasers;

(ii)

The Company issued 276,592 warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The fair value of the finder’s warrants of $1,552,700 was determined using an option pricing model under the following assumptions:

	June 10, 2014	July 8, 2014
Risk-free interest rate	1.71%	1.70%
Expected life (years)	5.00	5.00
Expected volatility(1)	147.39%	147.39%
Stock price at issuance	$6.00	$6.50
Dividend yields	0.00%	0.00%

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The finance fees were allocated to the Debentures and related derivative financial instruments in the same proportion as the allocation of proceeds to each instrument at the issuance date and, consequently, since the derivative financial instruments were allocated 100% of the proceeds, these finance charges were allocated to the derivative financial instrument at issuance and, as a result of these instruments being carried at fair value, were recorded as an immediate finance expense on the consolidated statement of operations during the year ended January 31, 2015.

On September 8, 2014, the Company filed an initial prospectus on Form S-1 with the Securities and Exchange Commission (SEC) to register the sale of up to 1,039,276 shares issuable upon exercise of certain of the warrants issued in connection with the Offering, including 60,000 warrants issued under the Kalamalka Notes (Note 8(ii)) which contained piggyback registration rights, and 979,227 of the Warrants. On October 8, 2014, the SEC declared the registration statement effective.

During the year ended January 31, 2015, the Company issued an aggregate of 46,667 shares of common stock pursuant to the conversion of $140,000 in principal amounts owing under the Debentures.

(ii)	Senior Secured Convertible Note Agreements with Kalamalka Partners

August, 2012 Credit Facility

On August 10, 2012, the Company and its wholly owned subsidiary, Naked, entered into the Agency Agreement with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreement whereby the Company agreed to borrow up to $800,000 from the Lenders under a revolving loan arrangement by the issuance of convertible promissory notes from time to time as such funds are required by the Company.

During the year ended January 31, 2013, the Company issued convertible promissory notes in the aggregate principal amount of $500,000 (the “First KPL Notes”) and an aggregate of 2,500 share purchase warrants to the Lenders (the “Lender Warrants”) exercisable into one common share of the Company as follows: 625 Lender Warrants exercisable at $10.00 until August 10, 2015, 625 Lender Warrants exercisable at $20.00 until August 10, 2015 and 1,250 Lender Warrants exercisable at $10.00 until August 10, 2014.

The First KPL Notes were initially bearing interest at 12% per annum, calculated and payable monthly. The principal amount outstanding under any First KPL Note and all accrued and unpaid interest therein, were initially convertible into common shares of the Company at $30.00 per share at any time at the option of the Lender. These terms were later amended, as set forth below.

The First KPL Notes were collateralized by a first priority general security agreement over the present and future assets of the Company.

Pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Closing Notes between the Closing Notes and the detachable Lender warrants using the relative fair value method. The fair value of the Lender Warrants of $22,100 at issuance resulted in a debt discount at issuance of $20,940, which were being amortized using the effective interest method over the term of the Notes. During the year ended January 31, 2015, the Company recorded accretion expense of $5,587 (2014: $10,462) in respect of the accretion of this discount and $10,192 (2014: $59,618), in interest in respect of these Notes.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Funds advanced under the loan were restricted for inventory and accounts receivable whereby we could fund up to 90% of the Company’s accounts receivable and inventory (the “Borrowing Margin Requirements”). “Inventory” included raw materials in transit and in our possession, materials in the course of production, work in progress and unsold finished goods, all valued at cost. Receivables were marginable until 60 days from the invoice date, after which time such receivables had no value for margining purposes, except that up to $10,000 of receivables were marginable if such receivables were more than 60 days old but less than 90 days old.

First Amendments

During the year ended January 31, 2013, the Company’s borrowing under the First KPL Notes exceeded the Borrowing Margin Requirements and these First KPL Notes entered into default. As a result, on July 22, 2013, the Company entered into an Amendment Agreement with Kalamalka and the Lenders. Pursuant to the Amendment Agreement, the Company amended the Notes to reduce the conversion price from $30.00 to $20.00 per share and amended the terms of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants such that the expiry of all of the warrants was extended by three years. In addition, the Amendment Agreement reduced the total commitment of the revolving loan facility from $800,000 to the $500,000 already advanced.

The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $485,704 as the premium of the aggregate fair value of the amended notes of $778,553 over their carrying values of $488,849 immediately prior to the amendments, plus the fair value of the modification of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants. The Company calculated the fair value of the amended convertible promissory notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.10%
Expected life (years)	1.07
Expected volatility(1)	151.47%
Stock price	$20.80
Dividend yields	0.00%

The fair value of the modification of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants of $196,000 was determined as the difference between the fair value of these warrants immediately prior to the amendments and the fair value of these warrants immediately after the amendment. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	1.03%
Expected life (years)	4.25
Expected volatility(1)	249.92%
Stock price at date of issuance	$20.80
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2014, with a corresponding credit to additional paid in capital. In connection with the reduction in borrowing capacity, the Company wrote off $56,555 of unamortized deferred finance charges in proportion to the decrease in the borrowing capacity, and incurred $2,520 in deferred financing fees in connection with the amendments. This cost was recognized as finance charges on the consolidated statement of operations during the year ended January 31, 2014. On April 4, 2014, $400,000 of the $500,000 principal balance was further amended and included in the First Kalamalka Amended Agreement below.

Second Amendments

On April 4, 2014, the Company entered into another Amendment Agreement (the “First Kalamalka Amendment Agreement”) with Kalamalka and certain of the Lenders as set out in the Amendment Agreement (collectively, the “First Tranche Lenders”) amending the Agency and Interlender Agreement dated August 10, 2012 (the “First Agency Agreement”). In connection with the First Agency Agreement, the Company amended several of the Notes in the aggregate principal amount of $400,000 (the “First Tranche Kalamalka Notes”) as follows; (i) the Company extended the due date of the First Tranche Kalamalka Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the First Tranche Kalamalka Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) the Company removed the Borrowing Margin Requirements; (iii) the Company amended the First Tranche Kalamalka Notes to reduce the conversion price from $20.00 per share to $10.00 per share; and (v) 12,500 share purchase warrants exercisable at a strike price of $20.00 until August 10, 2017 held by Kalamalka and 2,500 share purchase warrants at a strike price of $20.00 until August 10, 2018 (the “Existing Warrants”) were exchanged for 15,000 New Warrants, as defined and described below (the “Exchanged Warrants”).

As consideration for facilitating such amendments, the Company granted 30,000 share purchase warrants to the First Tranche Lenders and Kalamalka (the “New Warrants”).

Each New Warrant is exercisable into one common share at a price of $6.00 per share for a period of five years from the closing date of the Subsequent Financing (Note 8(i)). The Company has the right to call the New Warrants if the volume weighted average closing price of the Company’s shares exceeds $16 per share for more than 20 consecutive trading days at any time after twenty four months following the closing date. In that event, the New Warrants will expire 30 days following the date the Company delivers notice in writing to the warrant holders announcing the call of the New Warrants. In addition, the New Warrants contained piggyback registration rights on any subsequent registration statement filed with the SEC. The New Warrants were included in the registration statement declared effective by the SEC on October 8, 2014 (Note 9(i)).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $480,900 as the premium of the aggregate fair value of the amended notes and New Warrants and Exchanged Warrants of $857,300 over their carrying values of $376,400 immediately prior to the amendments. The Company calculated the fair value of the amended Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$9.20
Dividend yields	0.00%

The fair value of the New Warrants of $256,400 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$9.20
Dividend yields	0.00%

The fair value of the Exchanged Warrants of $23,300 was determined as the difference between the fair value of these warrants exchanged and the fair value of the New Warrants received. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

	Existing	Exchanged
	Warrants	Warrants
Risk-free interest rate	0.96%	1.71%
Expected life (years)	3.52	5.00
Expected volatility(1)	146.70%	149.76%
Stock price at date of issuance	$9.20	$9.20
Dividend yields	0.00%	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2015, with a corresponding credit to additional paid in capital. In connection with the First Kalamalka Amendment Agreement and the Second Kalamalka Amendment Agreement (as defined and described below), the Company incurred $36,993 in financing fees. These cost have been recorded as a deferred financing charge and are being amortized using the effective interest method over the term of the amended Notes. During the year ended January 31, 2015, the Company recorded financing expense of $23,043 (2014: $Nil) in respect of the amortization of these charges.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

On May 12, 2014, the remaining Note in the aggregate principal amount of $100,000 plus $1,868 in accrued interest therein was settled by the issuance of 25,467 common shares of the Company at a conversion price of $4.00 per share. The Company recorded debt conversion expense of $187,438, related to the fair value of the additional units issued as a result of converting at the lower conversion price than the contractual conversion rate. The fair value of the shares issued was determined with reference to their quoted market price on the date of issuance.

November, 2013 Credit Facility

On November 14, 2013, the Company entered into an Agency and Interlender Agreement dated November 14, 2013 (the “Agency Agreement”) with Kalamalka, and certain lenders as set out in the Agency Agreement (the “Lenders”), whereby the Company agreed to borrow up to $300,000 from the Lenders from time to time (the “Loan”). In connection with the closing of the Agency Agreement, the Company issued: (i) two convertible promissory notes (collectively, the “Second KPL Notes”) in the aggregate principal amount of $100,000 and (ii) an aggregate of 3,125 share purchase warrants (each, a “Lender Warrant”) to the Lenders. On November 26, 2013, the Company issued (i) additional Second KPL Notes in the principal amounts totaling $100,000 and (ii) 3,125 additional Lender Warrants and on December 24, 2013 the Company issued (i) an additional Second KPL Note in the principal amount of $75,000 and (ii) 2,875 additional Lender Warrants.

Each Lender Warrant is exercisable into one Share at a price of $4.00 per Share for a period of two years from the date of issuance.

Each Second KPL Note was due on January 31, 2014 (the “Due Date”) and was bearing interest at the rate of 12% per annum, calculated daily and payable on the Due Date. The principal amount outstanding under any Note, and all accrued but unpaid interest thereon, were convertible into shares of common stock of the Company at a price of $10.00 per share at any time at the option of the respective Lender. Repayment of the Notes was secured by general security agreements dated November 14, 2013, as amended and restated, made by each of the Company and its wholly owned subsidiary in favor of Kalamalka, as agent for the Lenders.

As consideration for facilitating the Loans, the Company issued an aggregate of 9,063 warrants (the “Kalamalka Warrants”) to Kalamalka, each Kalamalka Warrant exercisable into Shares at a price of $4.00 per Share for two years from the date of issuance.

Pursuant to the guidance of ASC 470-20 Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Second KPL Notes between the Second KPL Notes and the detachable Lender warrants using the relative fair value method.

The Company recorded a beneficial conversion feature in the amount of $17,600 in respect of first tranche of $100,000 issued in connection with the closing of the Agency Agreement. The beneficial conversion feature was calculated based on a comparison of the proceeds of the Notes allocated to the Second KPL Notes and the fair value of the common stock at the commitment date of the Notes.

The fair value of the Lender Warrants of $58,600 at issuance resulted in a debt discount of $41,225, and along with a beneficial conversion feature of $17,600, resulted in a total debt discount at issuance of $58,825, which was amortized using the effective interest method over the term of the Second KPL Notes to January 31, 2014. During the year ended January 31, 2015, the Company recorded accretion expense of $Nil (2014: $58,825) in respect of the accretion of this discount and $5,605 (2014: $5,531), in interest in respect of these Second KPL Notes.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The fair value of the Agent’s Warrants of $67,600 was recorded as a deferred financing charge and was amortized to income over the term of the Second KPL Notes to January 31, 2014 using the effective interest method. During the year ended January 31, 2015, the Company recorded $2,968, respectively (2014: $67,600) in financing charges in respect of the amortization of these fees and other legal fees incurred in connection with the issuance of these Second KPL Notes.

The fair value of the Agents Warrants and the Lender Warrants at issuance was determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	0.63%
Expected life (years)	3.00
Expected volatility(1)	144.71%
Stock price at date of issuance	$8.00
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

On January 31, 2014, the Company did not repay the Notes at maturity. On April 4, 2014, the Company entered into an Amendment Agreement (the “Second Kalamalka Amendment Agreement”) with Kalamalka and certain lenders as set out in the Agreement (collectively, the “Second Tranche Lenders”) amending the Agency and Interlender Agreement dated November 14, 2013 (the “Second Agency Agreement”). In connection with the Second Agency Agreement, the Company amended certain convertible term promissory notes in the aggregate principal amount of $200,000 (the “Second Tranche Notes”) as follows; (i) the Company extended the due date of the Second Tranche Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the Second Tranche Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; and (iii) the Company removed the Borrowing Margin Requirements.

As consideration for facilitating such amendments, the Company granted 15,000 New Warrants to the Second Tranche Lenders and to Kalamalka.

Repayment of the First Tranche Notes and the Second Tranche Notes is collateralized by a general security agreement dated November 14, 2013, as amended on April 4, 2014 (the “Kalamalka Security Agreement”), made by the Company in favour of Kalamalka, as agent for the First Tranche Lenders and Second Tranche Lenders, which Kalamalka Security Agreement ranks pari passu with the Security Agreements entered into with the Lenders in respect of the Offering (Note 9(i)).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $216,500 as the premium of the aggregate fair value of the amended Second KPL Notes and New Warrants of $416,500 over their carrying values of $200,000 immediately prior to the amendments. The Company calculated the fair value of the amended Second KPL Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$9.20
Dividend yields	0.00%

The fair value of the New Warrants of $127,700 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$9.20
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2015, with a corresponding credit to additional paid in capital.

In addition, during the year ended January 31, 2015, the Company exchanged a Second KPL Note with an outstanding amount of $76,388, including accrued interest of $1,388, for the issuance of a SPA Note in the same amount (Note 8(i)). The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the exchange of debt instruments. Under the guidance of ASC 470-50, the exchange was considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting. The Company calculated the fair value of the amended Second KPL Note by discounting future cash flows using a discount rate representative of current borrowing rates for debt instruments and valuing the discount included in the amended Second KPL Note with respect to its conversion into a Subsequent Financing (Note 8(i)). There was a trivial gain on settlement which was not recorded in these consolidated financial statements.

(iii)

On October 4, 2013, the Company issued an Original Issue Discount (OID) convertible promissory note in the amount of $343,212. The purchase price for this note was $300,000. The note was to mature on February 9, 2014, and was repayable in eight equal instalments of $42,902 over the term of the note (each a “Regular Repayment”).

As additional consideration for entering into the note, the Company issued 5,000 common shares to the lender (the “Fee Shares”). The fair value at issuance of the Fee Shares of $48,000, determined with reference to the quoted market price of these shares at the date of issuance, was recorded as a debt discount at issuance, which was being amortized using the effective interest method over the term of the note.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

In addition, the lender was entitled to 125 common shares in the event the Company did not make a Regular Repayment when due and payable under the terms of the note. During the year ended January 31, 2015, the Company requested an extension on the sixth, seventh and eighth Regular Repayments and, consequently the Company issued 375 common shares to the lender. The fair value of these shares of $1,250, which was determined with reference to the quoted market price of the Company’s stock on the commitment date, was recorded as a charge to general and administrative expense in the consolidated statement of operations for the year ended January 31, 2015.

During the year ended January 31, 2015, the Company recorded accretion expense of $7,754 (2014: $83,458) in respect of the accretion of this discount on this note.

In connection with the issuance of this note, the Company incurred deferred finance fees of $53,054 as follows:

(a) The Company paid $2,500 and issued 250 common shares as a structuring fee, and paid $12,125 in legal fees and expenses incurred by the lender. The fair value of the common shares issued of $2,400, was determined with reference to the quoted market price of these shares on the commitment date of the convertible promissory note.

(b) In addition, the Company paid a finder’s fee of $11,429 and 3,000 share purchase warrants. The share purchase warrants are exercisable into common shares of the Company at $11.20 per share for a period of two years from the date of issuance. The fair value of the finder’s warrants of $18,400 was determined using an option pricing model under the following assumptions:

Risk-free interest rate	0.33%
Expected life (years)	2.00
Expected volatility(1)	211.16%
Stock price at issuance	$9.60
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The deferred finance fees were recorded as a deferred finance charge and were amortized to income over the term of the note using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $3,607 (2014: $48,916) in respect of the amortization of these charges.

On April 7, 2014, the Company entered into a debt settlement agreement with this lender pursuant to which the Company agreed to exchange the remaining outstanding amount of $128,705 for the issuance of a new SPA note (Note 8(i)). The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the exchange of debt instruments. Under the guidance of ASC 470-50, the exchange was considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting. The Company calculated the fair value of the amended Note by discounting future cash flows using a discount rate representative of current borrowing rates for debt instruments and valuing the discount included in the amended note with respect to its conversion into a Subsequent Financing (Note 8(i)). There was a trivial gain on settlement which was not recorded in these consolidated financial statements.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(iv)

On November 13, 2013, the Company issued a promissory note in the principal amount of up to $500,000 plus accrued and unpaid interest and any other fees. On November 13, 2013, the Company received $100,000, after an OID of 10%, with the remaining balance of the note payable by the lender in such amounts and at such dates as the lender may choose in its sole discretion.

The maturity date for the note was November 13, 2015. The principal sum, plus any accrued but unpaid interest thereon, of the note may be converted, at any time by lender, into shares of common stock of the Company at a price which is the lesser of $10.60 or 60% of the lowest trade price in the 25 trading days prior to the conversion (the “Conversion Price”).

The Company was permitted to repay the promissory note at any time on or before 90 days from November 13, 2013 with 0% interest. If the Company did not repay the promissory note within the 90 days then a one-time interest charge of 12% will be applied to the principal sum. The Company did not repay the note on or before 90 days from November 13, 2013 and consequently, a one-time interest charge of 12%, of $13,333, was applied to the principal balance outstanding. This one-time interest charge of $13,333 was accrued in the financial statements for the year ended January 31, 2014.

In connection with the issuance of this promissory note, the Company had agreed that the terms of the promissory note will be amended if any securities are issued, while the promissory note is outstanding, at terms more favorable to the terms contained in the promissory note, such that the more favorable terms would become part of the transaction documents of the Lender. This ratchet provision and conversion feature violated the fixed for fixed criteria resulting in the recording of a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

The Company allocated the proceeds from the issuance of the promissory note first to the derivative financial instrument, at its fair value, with the remainder being allocated to the promissory note. The fair value of the derivative financial instrument of $155,500 at issuance resulted in a debt discount at issuance of $111,111, the entire principal balance of the promissory note. The remaining derivative financial instrument value over the proceeds of the debt at issuance of $55,500 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2014. This discount was being amortized using the effective interest method over the term of the promissory note.

During the year ended January 31, 2015, the Company recorded accretion expense of $2,065 (2014: $670) in accretion of this discount.

On June 5, 2014, the Company entered into a Note Termination Agreement pursuant to which the Company agreed to settle the full amount outstanding under the Note in exchange for (i) a one-time cash payment of $175,000 and (ii) 8,250 common shares of the Company. This resulted in a loss on extinguishment of debt of $38,405, being the fair value of aggregate consideration given of $217,240 less the book value of this Note of $3,735 (after a debt discount of $120,709) and a related embedded conversion feature being accounted for as a derivative liability of $175,100. The fair value of $5.12 per share related to the share consideration was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(v)

On December 23, 2013, the Company entered into two securities purchase agreements (the “Securities Purchase Agreements”) dated December 23, 2013 with two lenders, whereby the Company could issue six convertible notes, each in the aggregate principal amount of $25,000 (each, a “Note”). The first two of the Notes were paid for by the lenders in cash (the “Cash Notes”) and the third, fourth, fifth and sixth of the Notes (the “Back End Notes”) were initially paid for by the issuance of four offsetting $25,000 secured notes receivable issued to the Company by the lenders (each, a “Offsetting Note”), provided that prior to conversion of the four Back End Notes as described below, the lenders must have paid off the applicable Offsetting Note in cash.

The Cash Notes matured on September 23, 2014 and were accruing interest at the rate of 8% per annum. The principal sum and any accrued and unpaid interest of the Notes were convertible, at the option of the holder, at any time after 180 days after issuance, and after full cash payment for the shares convertible thereunder, at a price per share equal to 55% of the average of the two lowest closing bid prices as reported on the OTCQB for the ten prior trading days.

The Notes could be redeemed at any time on or before 180 days after issuance, subject to redemption premiums of 20-40%, after which time the notes could not be redeemed.

The Cash Notes were recorded as stock settled debt in accordance with ASC 480 whereby a put premium of $20,455 was recorded on each Cash Note and was being amortized using the effective interest method over the term of the respective Cash Note.

The Back End Notes were presented net of their respecting Offsetting Note as these Notes had no substance until the applicable Offsetting Note has been paid for in cash by the Lender.

During the year ended January 31, 2015, the Company recorded accretion expense of $16,280 (2014: $4,456) in accretion of these discounts.

In connection with the issuance of the Cash Notes, the Company incurred deferred finance fees of $8,000. The deferred finance fees were recorded as a deferred finance charge and were being amortized to income over the term of the Cash Notes using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $6,944 (2014: $1,056) in respect of the amortization of these charges.

During the year ended January 31, 2015, the Company repaid the Cash Notes for cash payments totaling $69,464. The repayment of these Cash Notes resulted in a total gain on extinguishment of debt of $5,000, being the carrying value of the Cash Notes less the total cash consideration paid upon redemption.

In accordance with the terms of the Securities Purchase Agreement, all Back End Notes and Offsetting Notes were cancelled upon repayment of the Cash Notes.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(vi)

The Company entered into a securities purchase agreement dated December 30, 2013 (the “SPA”) with a lender, whereby the Company issued a convertible note in the aggregate principal amount of $83,500 (the “Note”).

The Note matured on September 17, 2014 and was accruing interest at a rate of 8% per annum. The principal sum and any accrued and unpaid interest of the Note was convertible, at the option of the holder, at any time after 180 days after issuance, at a price for each share equal to 61% of the average of the three lowest closing bid prices as reported on the OTCQB for the ten prior trading days.

The Note could be redeemed at any time on or before 180 after issuance, subject to redemption premiums of 15-40%, after which time the notes could not be redeemed.

In connection with the issuance of this Note, the Company had agreed that the terms of the Note would be amended if any securities are issued, while the Note is outstanding, at terms more favorable to the terms contained in the Note, such that the more favorable terms would become part of the transaction documents of the Lender. This ratchet provision and conversion feature violated the fixed for fixed criteria resulting in the recording of a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

The Company allocated the proceeds from the issuance of the Note first to the derivative financial instrument, at its fair value, with the remainder being allocated to the Note. The fair value of the derivative financial instrument of $8,376 at issuance resulted in a debt discount, which was being amortized using the effective interest method over the term of the Note.

During the year ended January 31, 2015, the Company recorded accretion expense of $3,826 (2014: $989) in accretion of this discount.

In connection with the issuance of the Note, the Company incurred deferred finance fees of $11,500. The deferred finance fees were recorded as a deferred finance charge and were being amortized to income over the term of the Note using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $10,180 (2014: $1,320) in respect of the amortization of these charges.

During the year ended January 31, 2015, the Company repaid the Note. The repayment of these Cash Notes resulted in a gain on extinguishment of debt of $27,958, being the cash consideration paid upon redemption less the carrying value of the Note and the related embedded conversion feature of $64,900, which was being accounted for as a derivative financial instrument.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

10.      Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 9 (i), (iv) and (vi)), which have no observable market data and are derived using an option pricing model measured at fair value on a recurring basis, using Level 3 inputs to the fair value hierarchy, at January 31, 2015 and 2014:

	2015	2014
Embedded conversion features	$1,769,100	$241,618
Warrants	2,030,850	-

Derivative financial instruments	$3,799,950	$241,618
Less: Current Portion	-	(241,618)
	$3,799,950	-

These derivative financial instruments arise as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

From time to time, the Company has issued notes with embedded conversion features which contain price-protection features that result in these instruments being treated as derivatives. In addition, during the year ended January 31, 2015, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts (Note 9(i)). Further, these embedded conversion features and warrants issued during the year ended January 31, 2015 were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments until such time as the shares become eligible for sale without volume limitations or other restrictions. As a result, the Company is required to account for these instruments as derivative financial instruments until such time as the shares were no longer subject to the constraints of the registration rights agreement.

During the year ended January 31, 2015, the Company received stockholder approval through written shareholder consent to increase the authorized shares of common stock in the Company from 2,500,000 to 11,250,000, which amount is now sufficient to fully settle all the outstanding contracts. In addition, during the year ended January 31, 2015, the registration statement covering the resale of certain of the warrants covered under the registration rights agreement that were required to be accounted for as derivative liabilities, was filed with and was declared effective by the Securities and Exchange Commission. Additionally, certain registration exemptions were triggered to permit the resale of certain of the shares underlying embedded conversion features. Consequently, certain of these warrants and certain embedded conversion features were no longer required to be accounted for as liabilities. Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

As a result of the application of ASC 815, the Company has recorded these derivative financial instruments for the year ended January 31, 2015 and for the year ended January 31, 2014 at their fair value as follows:

	2015	2014
Derivative financial instruments, beginning of the period	$241,618	$-
Fair value of warrants and embedded conversion features at commitment dates	20,890,900	428,876
Fair value mark to market adjustments	(1,921,568)	(9,358)
Extinguishment of derivative liability upon extinguishment of host contract	(240,000)	(177,900)
Reclassification of derivative liability upon change in triggering events	(15,171,000)	-

Derivative financial instruments, end of the period	$3,799,950	$241,618

On the commitment date of the related convertible promissory notes, the Company recorded a debt discount to the extent of the gross proceeds of the promissory note, and immediately expensed any remaining derivative value as a derivative expense. During the year ended January 31, 2015, the Company recorded $12,028,383 (2014: $170,500) in derivative expense.

During the year ended January 31, 2015, the Company recorded other income (expenses) of $1,921,568 (2014: $9,358) related to the change in fair value of the warrants and embedded conversion features, which is presented in the change in fair value of derivative financial instruments in the accompanying consolidated statements of operations.

The embedded conversion features and warrants accounted for as derivative financial instruments have no observable market and the Company estimated their fair values at January 31, 2015 and 2014 using the binomial option pricing model based on the following weighted average management assumptions:

	Reclassification	January 31,	January 31,
	Date	2015	2014
Risk-free interest rate	1.06%	0.92%	0.34%
Expected life (years)	3.22	3.42	1.78
Expected volatility(1)	134.33%	136.25%	132.09%
Stock price	$6.00	$4.80	$3.20
Dividend yields	0.00%	0.00%	0.00%

(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

During the years ended January 31, 2015 and 2014, the Company repaid certain promissory notes which contained derivative financial instruments and the corresponding derivative financial instrument were extinguished upon extinguishment of the related host contract.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11.      Securities Purchase Agreement

On September 10, 2013, the Company entered into an $8,300,000 securities purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $8,300,000 in value of its shares of common stock from time to time over a 24 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $14 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 15,000 shares of the Company’s common stock for $300,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 22,988 shares of common stock as a commitment fee and shall issue up to 8,250 shares pro rata, when and if, Lincoln Park purchases at the Company’s discretion the remaining $8,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On December 12, 2013, this registration statement was declared effective by the SEC.

The Company incurred $58,656 in direct expenses in connection with the Purchase Agreement and registration statement. These were recorded as share issuance costs as a charge against additional paid in capital during the year ended January 31, 2014. The shares of common stock issued as a commitment fee are being recorded as a share issuance cost at par value with a corresponding charge against additional paid in capital in the period they are issued. During the year ended January 31, 2015, the Company did not issue any securities under this Purchase Agreement.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

12.      Stockholders’ Equity

Authorized

On June 6, 2014, the Company’s board of directors approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 2,500,000 to 11,250,000. The shareholders of the Company ratified and approved this amendment through a majority vote of written consent of the Company’s stockholders on August 21, 2014.

Year ended January 31, 2015

i)	On May 12, 2014, the Company issued an aggregate of 45,388 common shares in settlement of loans outstanding of $180,703, including aggregate accrued interest of $5,703.

ii)	On June 17, 2014, the Company issued 8,250 common shares as partial consideration related to the settlement of a loan outstanding of $124,444.

iii)

On June 17, 2014, the Company issued 1,505 common shares as payment to a vendor for fees rendered, pursuant to a debt settlement agreement dated May 16, 2014 whereby the Company agreed to settle $4,605 (CDN$5,000) in amounts owing to the vendor. This resulted in a loss on extinguishment of debt of $3,945. The fair value of $5.68 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

iv)

On September 25, 2014, the Company issued 5,625 common shares to a director of the Company as consideration under a board agreement dated September 24, 2013 (the “Board Agreement”). These shares were recorded at their fair values on the date they were committed to be issued pursuant to the Board Agreement. The fair values per share were determined with reference to the quoted market price of the Company’s stock on the respective commitment dates.

Year ended January 31, 2014

i)

On February 21, 2013, the Company reduced the price of 5,000 units and 350 common shares issued during the year ended January 31, 2013 from $20.00 to $10.00 per unit and share, respectively. Consequently, the Company issued 5,000 units and 350 common shares for no additional consideration. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $30.00 per share for a period of two years from the date of the initial offering. The Company determined that the aggregate fair value on the grant date of these units and shares was $239,680 and recorded the entire amount as a shareholder dividend in the financial statements during the year ended January 31, 2014. The fair value of $44.80 per share was determined by reference to the quoted market price of the Company’s stock on the date of issuance.

ii)

On April 19, 2013, the Company issued 49,825 shares of common stock at a price of $10.00 per share and 2,500 units of the Company at $10.00 per unit for gross proceeds of $523,250. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $10.00 per share for a period of two years. In connection with the foregoing private placement, the Company issued 2,611 warrants to four finders. Each warrant is exercisable into one share of common stock of the Company at an exercise price of $30.00 per share for a period of two years. The Company paid finder’s fees of $26,610 in connection with this private placement.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

iii)	On May 6, 2013, the Company issued 25,000 shares of common stock at a price of $10.00 per share for gross proceeds of $250,000 to be received in four tranches as follows:

	(i)	$50,000 payable on closing of the Financing (the “Closing”)(received);

	(ii)	$50,000 payable on or before the date which is five months from the Closing (the “First Tranche”)(received);

	(iii)	$50,000 payable on or before the date which is ten months from the Closing (the “Second Tranche”); and

	(iv)	the remaining $100,000 payable on or before the date which is one year from the Closing (the “Final Tranche”)

In connection with the 20,000 common shares issuable in connection with the First Tranche, the Second Tranche and the Final Tranche, the Company entered into an escrow agreement pursuant to which these shares were placed in escrow to be released when the Company received full payment for such shares.

The Company paid a finders’ fee of 500 warrants in connection with this private placement. These warrants are exercisable at $10.00 per share for a period of two years.

On April 7, 2014, the Company did not receive payment for the Second Tranche and the remaining 15,000 common shares held in escrow were returned to the Company’s treasury for cancellation.

iv)

On June 3, 2013, the Company issued 1,875 common shares in exchange for services rendered pursuant to a consulting agreement dated April 11, 2013. The shares were recorded at a fair value of $89,250. The fair value of $47.60 per share was determined with reference to the quoted market price of the company’s common stock on the commitment date.

v)

On October 7, 2013, the Company issued 6,000 units at a price of $10.00 per share for gross proceeds of $60,000. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $10.00 per share for a period of eighteen months.

vi)

On November 21, 2013, the Company issued 108 common shares pursuant to a debt settlement agreement dated July 8, 2013, as payment to a vendor of $4,820 owing. This resulted in a gain on extinguishment of debt of $3,701. The fair value of $10.40 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

vii)

On November 21, 2013, the Company issued 625 common shares as additional consideration to a lender under a promissory note agreement in the principal amount of $23,992 (CDN$25,000). This loan was issued and repaid during the year ended January 31, 2014. The fair value at issuance of these shares of $6,500, determined with reference to the quoted market price of these shares at the date of issuance. In connection with the issuance of this loan, the Company incurred aggregate financing fees of $10,099, which included the fair value of the shares issued.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

viii)

On January 13, 2014, the Company issued 375 shares in exchange for services rendered pursuant to an investor relations agreement dated December 6, 2012. The Company determined that the fair value on the grant date of these shares was $3,750 and recorded the entire amount as compensation expense in the financial statements for the year ended January 31, 2013. The fair value of $10.00 per share was determined by reference to the price at which common shares were being sold in private placement offerings at or around the transaction date.

ix)

On January 13, 2014, the Company issued 746 common shares pursuant to a consulting agreement dated February 15, 2013 (the “Consulting Agreement”), whereby the Company agreed to issue shares in exchange for services to be rendered during the term of the Consulting Agreement, to September 30, 2013. The consultant was entitled to receive a monthly fee of $4,500 payable in shares, based on the average closing price of the Company’s shares for the first month of trading commencing on the date of the Consulting Agreement. As a result, the Company issued 100 shares per month for the term of the agreement. During the year ended January 31, 2014, the Company recorded $2,089 (2013: $nil) in fees paid in shares pursuant to this Consulting Agreement.

x)

On January 13, 2014, the Company issued 625 common shares as payment to a vendor of $15,000 owing for consulting fees rendered, pursuant to a debt settlement agreement dated July 18, 2013. This resulted in a gain on extinguishment of debt of $13,250. The fair value of $2.80 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

xi)

On January 13, 2014, the Company issued 1,587 common shares as payment to a vendor for consulting fees rendered, pursuant to a debt settlement agreement dated September 18, 2013 whereby the Company has agreed to settle an aggregate of $40,000 in amounts owing to the vendor, along with cash payments totaling $20,000. The Company recorded a reduction in amounts owing to the vendor of $4,444 in connection with the issuance of the shares. The fair value of $2.80 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

xii)

On January 13, 2014, the Company issued 1,875 common shares pursuant to a board agreement dated September 24, 2013, whereby the Company has agreed to issue 1,875 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 7,500 common shares over the term. During the year ended January 31, 2014, the Company recorded directors fees of $18,000 (2013: $Nil) in respect of the first 1,875 common shares that have been earned under this agreement. The fair value of $9.60 per share was determined with reference to the quoted market price of the shares on the date of issuance.

xiii)

On January 31, 2014, the Company issued 11,250 common shares in exchange for the cancellation of an aggregate of 11,250 stock options pursuant to an Amendment Agreement dated January 6, 2014 with a director of the Company, whereby the Company agreed to amend the terms of the directors’ compensation in connection with a board agreement dated July 19, 2013. During the year ended January 31, 2014, the Company recorded directors fees of $31,200 (2013: $Nil) in respect of the issuance of these shares. The fair value of the grant was determined as the difference between the quoted market price of the shares on the date of issuance of $45,000, less the fair value of the stock options cancelled of $13,800, as exchange for their issuance. The fair value of the stock options cancelled was determined based on the Black Scholes option pricing model using the following weighted average assumptions: Estimated volatility 138.17%, stock price $4.00, risk-free interest rate 0.40%, expected term 1.53 years, estimated dividends 0%.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 2,750,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At January 31, 2015, 1,025,750 options remain available for issuance under the 2014 Plan.

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended January 31, 2015 and 2014 is presented below:

		Weighted	Weighted Average
	Number	Average	Grant Date
	of Options	Exercise Price	Fair Value
Outstanding at February 1, 2013	47,125	$10.00
Granted	39,250	$20.00	$17.60
Cancelled	(11,250)	$20.00
Outstanding at January 31, 2014	75,125	$13.60
Expired	(7,125)	$10.00
Granted	1,726,875	$5.20	$8.40

Outstanding at January 31, 2015	1,794,875	$5.60	$8.40

Exercisable at January 31, 2015	346,563	$6.80

Exercisable at January 31, 2014	56,155	$15.20

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

At January 31, 2015, the following stock options were outstanding, entitling the holder thereof to purchase common shares of the Company as follows:

	Exercise	Expiry	Number
Number	Price	Date	Vested
500*	$10.00	February 1, 2015	500
2,250*	$10.00	February 14, 2015	2,250
375	$10.00	July 25, 2015	375
6,250	$30.00	October 1, 2015	6,250
375	$10.00	December 19, 2015	375
3,750	$14.00	January 6, 2016	3,750
3,750	$22.00	January 6, 2016	3,750
5,000	$30.00	January 6, 2016	5,000
1,375	$10.00	April 1, 2016	1,375
15,000	$10.00	October 9, 2017	15,000
1,250	$10.00	February 1, 2018	1,250
3,750	$10.00	May 1, 2018	1,875
2,000	$10.00	April 1, 2019	2,000
25,000	$10.00	July 30, 2022	25,000
1,699,250	$5.12	June 6, 2024	277,813
25,000	$6.00	June 10, 2024	-

1,794,875			346,563

*Subsequent to January 31, 2015 these options expired unexercised.

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At January 31, 2015, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (January 31, 2014: $Nil and $Nil, respectively).

During the year ended January 31, 2015, the Company recognized a total fair value of $3,318,241 (2014: $ $715,915) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of $11,614,380 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to June 10, 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2015	2014
Expected term of stock option (years) (1)	6.54	1.48
Expected volatility (2)	110.84%	184.40%
Stock price at date of issuance	$5.20	$28.40
Risk-free interest rate	2.07%	0.18%
Dividend yields	0.00%	0.00%

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(1) As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”).

(2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At January 31, 2015, the Company had 1,628,581 share purchase warrants outstanding as follows:

	Exercise	Expiry
Number	Price	Date
6,000	$10.00	April 7, 2015
3,000	$10.00	April 19, 2015
2,611	$30.00	April 19, 2015
3,000	$11.20	October 4, 2015
12,451	$10.00	August 10, 2017
6,250	$4.00	November 14, 2016
6,250	$4.00	November 26, 2016
5,688	$4.00	December 24, 2016
3,750	$10.00	August 10, 2018
60,001	$6.00	April 4, 2019
1,106,459	$6.00	June 10, 2019
155,052	$3.00	June 10, 2019
204,101	$6.00	July 8, 2019
29,343	$3.00	July 8, 2019
24,625	$8.00	October 23, 2019

1,628,581

During the year ended January 31, 2015, 600 share purchase warrants exercisable at $10.00 per share and 5,363 share purchase warrants exercisable at $30.00 per share expired unexercised.

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of	Weighted Average
	Warrants	Exercise Price
Outstanding at January 31, 2013	54,063	$18.80
Issued	40,199	$12.40
Outstanding at January 31, 2014	94,262	$16.00
Cancelled	(15,000)	$20.00
Issued	1,579,582	$5.60
Expired	(30,263)	$25.60

Outstanding at January 31, 2015	1,628,581	$5.60

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

13.      Income Taxes

The reconciliation of income tax provision computed at statutory rates to reported income tax provision is as follows:

January 31,	2015	2014
	34%	34%
Loss for the year	$(21,078,265)	$(4,238,490)

Expected income tax recovery	(7,167,000)	(1,441,100)
Non-deductible other expenses	483,000	259,100
Non-deductible financing fees	541,500	80,000
Non-deductible derivative expense	4,090,000	58,000
Non-deductible derivative mark-to-market adjustments	(653,000)	(3,000)
Effect of foreign exchange and other adjustments	(1,000)	(19,700)
Change in valuation allowance	2,706,000	1,066,700

Total income tax expense	$-	$-

Significant components of the Company’s net deferred tax assets at January 31, 2015 and 2014:

January 31,	2015	2014

Temporary differences relating to:
Net operating loss carry forwards	$3,627,000	$1,049,300
Equipment and intangible assets	12,800	(7,600)
Stock based compensation	1,451,600	318,300
	5,091,400	1,360,500
Valuation allowance	(5,091,400)	(1,360,500)

Net deferred taxes	$-	$-

Deferred tax assets and liabilities are determined based on temporary basis differences between assets and liabilities reported for financial reporting and tax reporting. The ultimate realization of the net deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income, recent financial performance and tax planning strategies in making this assessment. The Company is required to record a valuation allowance to reduce its net deferred tax asset to the amount that is more likely than not to be realized. Accounting guidance allows the Company to look to future earnings to support the realizability of the net deferred assets. Since the Company has had cumulative net operating losses since inception, the ability to use forecasted future earnings is diminished. As a result, the Company concluded a full valuation allowance against the net deferred tax asset was appropriate. At January 31, 2015 and 2014 the total change in valuation allowance for items affecting the current year was $2,706,000 and $1,066,700, respectively.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

At January 31, 2015, the Company had accumulated net operating losses in Canada totaling approximately $1,800,000 (2014: $1,666,000), which may be available to reduce taxable income in Canada in future taxation years. At January 31, 2015, the Company had accumulated net operating losses in USA totaling approximately $10,666,000 (2014: $1,419,000), which may be available to reduce taxable income in the United States in future taxation years. Unless previously utilized, these net operating losses will begin to expire in 2025.

The Company files income tax returns in the United States and Canada. All of the Company’s tax returns are subject to tax examinations until the respective statute of limitations expires. The Company currently has no tax years under examination. The Company’s tax filings for the years 2012 to 2014 remain open to examination.

Based on management’s assessment of ASC Topic 740 Income Taxes, the Company does not have an accrual for uncertain tax positions as of January 31, 2015 and 2014. The Company does not anticipate significant changes to its unrecognized tax benefits within the next twelve months.

14.      Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the year ended January 31, 2015, the Company had concentrations of sales with a customer equal to 28% of the Company’s net sales (2014: 37%). As at January 31, 2015 the accounts receivable balance for this customer was $2,755 (2014: $15,462).

For the year ended January 31, 2014, the Company had concentrations of sales with another customer equal to 12% of the Company’s net sales. At January 31, 2014 the accounts receivable balance for this customer was $3,821.

15.      Commitments

Pursuant to a service agreement dated May 15, 2014, the Company has agreed to pay a retainer fee of $14,500 per month to a consultant of the Company, in exchange for marketing, sales and design services to be rendered over the term of the agreement to May 15, 2015. The consultant is a firm of which a direct family member of a director and officer of the Company is a principal.

16.      Subsequent Events

Subsequent to January 31, 2015;

a)	The Company issued stock options to purchase an aggregate of 78,750 shares of common stock at an exercise price of $4.80 as to 37,500 shares and $4.48 as to 41,250 shares.

Naked Brand Group Inc.
Interim Condensed Consolidated Financial Statements
For the Quarterly Periods Ended July 31, 2015 and July 31, 2014

Naked Brand Group Inc.
Interim Condensed Consolidated Balance Sheets
(Expressed in US Dollars)

	July 31,	January 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets
Cash	$73,394	$1,943,235
Accounts receivable, net	209,987	99,145
Inventory, net	1,037,087	183,226
Prepaid expenses and deposits	340,196	383,651
Total current assets	1,660,664	2,609,257

Equipment, net	18,686	21,141
Intangible assets, net	58,940	44,156
Deferred costs	79,169	43,422

TOTAL ASSETS	$1,817,459	$2,717,976

LIABILITIES AND STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$636,203	$299,887
Interest payable	63,508	62,650
Factored line of credit	401,466	-
Promissory notes payable	3,450	3,450
Total current liabilities	1,104,627	365,987
Deferred compensation	237,035	170,369
Convertible promissory notes	624,613	605,850
Derivative financial instruments	-	3,799,950

TOTAL LIABILITIES	1,966,275	4,942,156

STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Common stock
Authorized 11,250,000 common shares, par value $0.001 per share Issued and outstanding 1,331,977 common shares (January 31, 2015: 1,010,391)	1,332	1,011
Common stock to be issued	15,000	15,000
Accumulated paid-in capital	32,108,446	25,083,735
Accumulated deficit	(32,267,349)	(27,317,681)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)

Total stockholders’ equity (capital deficit)	(148,816)	(2,224,180)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,817,459	$2,717,976

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Operations
(Expressed in US Dollars)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2015	2014	2015	2014

Net sales	$361,043	$164,986	$620,409	$284,800

Cost of sales	223,591	461,701	414,807	535,806

Gross profit (loss)	137,452	(296,715)	205,602	(251,006)

Operating Expenses
General and administrative expenses	2,982,658	1,025,369	5,298,591	1,451,014
Foreign exchange	2,734	7,952	(1,049)	11,974

Total operating expenses	2,985,392	1,033,321	5,297,542	1,462,988

Operating loss	(2,847,940)	(1,330,036)	(5,091,940)	(1,713,994)

Other income (expense)
Interest expense	(246,651)	(76,929)	(361,356)	(101,358)
Accretion of debt discounts and finance charges	(45,041)	(2,181,894)	(205,272)	(2,282,985)
Derivative expense	-	(12,028,383)	-	(12,028,383)
Loss on extinguishment of debt	-	(128,920)	-	(826,320)
Debt conversion expense	-	(309,011)	-	(309,011)
Fair value mark-to-market adjustments	-	(12,978,200)	708,900	(13,005,182)

Total other income (expense)	(291,692)	(27,703,337)	142,272	(28,553,239)

Net loss for the period	$(3,139,632)	$(29,033,373)	$(4,949,668)	$(30,267,233)

Net loss per share
Basic	$(2.71)	$(32.34)	$(4.49)	$(34.55)
Diluted	$(2.71)	$(32.34)	$(4.49)	$(34.55)

Weighted average shares outstanding
Basic	1,157,826	897,617	1,103,104	876,064
Diluted	1,157,826	897,617	1,103,104	876,064

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)
(Unaudited)

						Accumulated	Total
			Accumulated			Other	Stockholders’
	Common Stock		Paid-in	Common stock	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	to be issued	Deficit	Income (Loss)	(Deficiency)
Balance, February 1, 2015	1,010,391	$1,011	$25,083,735	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)
Shares issued pursuant to the conversion of debt	57,421	57	172,198	-	-	-	172,255
Shares issued in settlement of debt	2,500	2	11,998	-	-	-	12,000
Shares issued as payment for interest owing under convertible debt arrangements	56,417	57	283,362	-	-	-	283,419
Shares issued pursuant to the exercise of amended warrants	205,248	205	820,795	-	-	-	821,000
Incremental fair value charge in connection with warrant amendments	-	-	32,800	-	-	-	32,800
Derivative liability reclassifications	-	-	3,091,050	-	-	-	3,091,050
Stock based compensation	-	-	2,612,508	-	-	-	2,612,508
Net loss for the period	-	-	-	-	(4,949,668)	-	(4,949,668)
Balance, July 31, 2015	1,331,977	$1,332	$32,108,446	$15,000	$(32,267,349)	$(6,245)	$(148,816)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

for the six months ended July 31,	2015	2014

Cash flows from operating activities
Net loss for the period	$(4,949,668)	$(30,267,233)
Adjustments to reconcile net loss to net cash
used in operating activities:
Provision for doubtful accounts	20,246	30,839
Provision for obsolete inventory	(43,000)	290,000
Depreciation and amortization	10,583	13,153
Other non cash items (Schedule 1)	2,141,679	28,180,553
Unrealized foreign exchange	-	2,761
Finance fees paid in connection with debt extinguishment	-	(38,008)
Finance fees paid in connection with long term debt offering		553,705
Increase (decrease) in cash resulting from change in:
Accounts receivable	(131,089)	(12,269)
Prepaid expenses and deposits	43,455	(27,609)
Inventory	(810,861)	27,814
Deferred costs	(50,000)	-
Accounts payable	348,316	(41,997)
Interest payable	284,277	-
Deferred compensation	66,666	37,037
Net cash used in operating activities	(3,069,396)	(1,251,254)

Cash flows from investing activities
Acquisition of intangible assets	(19,160)	(7,604)
Purchase of equipment	(3,751)	(11,977)
Net cash used in investing activities	(22,911)	(19,581)

Cash flows from financing activities
Proceeds from share issuances	821,000	-
Proceeds from the issuance of promissory notes	-	927,168
Repayments of promissory notes	-	(416,998)
Proceeds from convertible promissory notes	-	6,094,100
Repayments of convertible promissory notes	-	(364,640)
Debt offering costs	-	(646,873)
Repayments on factoring arrangements	(158,534)	-
Advances under factoring arrangements	560,000	-
Net cash provided by financing activities	1,222,466	5,592,757

Net increase (decrease) in cash	(1,869,841)	4,321,922
Cash at beginning of the period	1,943,235	67,478
Cash at end of the period	$73,394	$4,389,400

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

Supplemental Cash Flow Information

for the six months ended July 31,	2015	2014

Cash paid during the period for:
Interest	$58,775	$-
Taxes	-	-
Non-cash financing activities:
Extinguishment of accounts payable with equity	$12,000	$11,158
Repayment of promissory note through the issuance of new promissory note	-	205,093
Settlement of notes through the issuance of shares	-	299,444
Reclassification of derivative liability to additional paid in capital	3,091,050	-
Conversion of convertible debt to shares	172,255	-
Interest paid in kind	283,419	-

Schedule 1 to the Statements of Cash Flows

Profit and loss items not involving cash consists of:
Shares to be issued in exchange for services	$-	$39,900
Loss on extinguishment of debt	-	826,320
Stock based compensation	2,612,508	120,711
Compensation charge in connection with amendment of warrants	32,800	-
Derivative expense	-	12,028,383
Change in fair value of derivative financial instruments	(708,900)	13,005,182
Debt issuance costs paid in warrants	-	1,552,700
Debt conversion expense	-	309,011
Amortization of deferred financing fees	14,253	135,037
Interest capitalized to convertible debt	-	72,016
Shares issued as penalty under debt agreements	-	1,250
Accretion of debt discount	191,018	90,043

	$2,141,679	$28,180,553

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

1.        Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of direct and wholesale men’s undergarments and intimate apparels in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). Subsequent to July 31, 2015, the Company launched its first women’s collections of sleepwear and loungewear and in the future, the Company plans to expand into other apparel and product categories.

The Company currently operates out of New York, United States of America.

Effective August 10, 2015, the Company effected a reverse stock split of the basis of 1:40. As such, the Company’s authorized capital was decreased from 450,000,000 shares of common stock to 11,250,000 shares of common stock and an aggregate of 53,278,818 shares of common stock issued and outstanding were decreased to 1,331,977 shares of common stock. These financial statements give retroactive effect to such reverse split and all share and per share amounts have been adjusted accordingly.

2.        Ability to Continue as a Going Concern

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of July 31, 2015, the Company had not yet achieved profitable operations and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.        Basis of Presentation

Interim Financial Statements

The accompanying unaudited condensed consolidated interim financial statements have been prepared by management, without audit, in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the annual consolidated financial statements in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the disclosures are adequate to make the information presented not misleading and the accompanying financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for fair presentation of statement of financial position, results of operations and cash flows for the interim periods presented. Operating results for the six months ended July 31, 2015 are not necessarily indicative of the results that may be expected for the year ending January 31, 2016.

The consolidated balance sheet at January 31, 2015 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for annual financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the most recent audited financial statements of the Company included in its annual report on Form 10-K for the year ended January 31, 2015.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals;

Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, interest payable, notes payable, factored line of credit and convertible promissory notes. Other than convertible promissory notes, the fair values of these financial instruments approximate their respective carrying values because of the short maturity of these instruments. The Company determined that the aggregate fair value of promissory notes payable outstanding at July 31, 2015 and January 31, 2015, based on Level 2 inputs in the fair value hierarchy, was equal to their aggregate book value based on the short maturities and current borrowing rates available to the Company.

The fair value of the Company’s convertible promissory notes is based on Level 3 inputs in the fair value hierarchy. The Company calculated the fair value of these notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion feature using the following assumptions:

	July 31, 2015	January 31 2015
Risk-free interest rate	0.66%	0.61%
Expected life (years)	1.85	2.34
Expected volatility(1)	158.99%	147.42%
Stock price	$4.80	$4.80
Dividend yields	0.00%	0.00%

The Company determined that the fair value of the convertible promissory notes at July 31, 2015 was $15,286,700 (January 31, 2015: $15,476,300) based on a market interest rate of 18%.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of July 31, 2015 and January 31, 2015, there is only a single reportable operating segment.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

The Company operates in one industry, the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

	Three months ended July		Six months ended
		31,		July 31,
	2015	2014	2015	2014

United States	$275,515	$105,862	$454,591	$191,162
Canada	85,528	59,124	165,818	93,638

	$361,043	$164,986	$620,409	$284,800

At July 31, 2015 and January 31, 2015, the net book value of long-lived assets all located within North America were as follows:

	July 31, 2015		January 31, 2015
	Equipment	Intangible assets	Equipment	Intangible assets

United States	$11,537	$28,996	$12,688	$14,211
Canada	7,149	29,944	8,453	29,945

	$18,686	$58,940	$21,141	$44,156

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

Loss per share

Net loss per share was determined as follows:

	Three months ended July 31,		Six months ended July 31,
	2015	2014	2015	2014
Numerator
Net loss	$(3,139,632)	$(29,033,373)	$(4,949,668)	$(30,267,233)
Denominator
Weighted average common shares outstanding	1,157,826	897,617	1,103,104	876,064

Basic and diluted net loss per share	$(2.71)	$(32.34)	$(4.49)	$(34.55)

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants and options outstanding	3,701,979	3,423,074	3,701,979	3,423,074
Convertible debt	2,392,526	2,496,611	2,392,526	2,496,611
	6,094,505	5,919,685	6,094,505	5,919,685

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

In April 2015, the Financial Accounting Standards Board (FASB), issued the Accounting Standards Update 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs, that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. For public business entities, the final guidance will be effective for fiscal years beginning after December 15, 2015, however, early adoption (including in interim periods) is permitted. Upon adoption, an entity must apply the new guidance retrospectively to all prior periods presented in the financial statements. An entity is also required in the year of adoption to provide certain disclosures about the change in accounting principle, including the nature of and reason for the change, the transition method, a description of the prior-period information that has been retrospectively adjusted and the effect of the change on the financial statement line items (that is, debt issuance cost asset and the debt liability). The Company plans to adopt this standard beginning February 1, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4.      Inventory

Inventory of the Company consisted of the following:

	July 31,	January 31,
	2015	2015

Finished goods	$1,164,392	$362,226
Raw materials	8,695	-
	1,173,087	362,226
Less: allowance for obsolete inventory	(136,000)	(179,000)

Total inventory	$1,037,087	$183,226

Balances at July 31, 2015 and January 31, 2015 are recorded at historical cost, less amounts for potential declines in value. At July 31, 2015, management has recorded an allowance for obsolescence of $136,000 (2015: $179,000) to reduce inventory to its estimated net realizable value.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

5.      Equipment

Equipment of the Company consisted of the following at July 31, 2015 and January 31, 2015:

	July 31,	January 31,
	2015	2015

Furniture & equipment	$10,250	$11,630
Computer equipment	24,714	20,963

	34,964	32,593
Less: Accumulated depreciation	(16,278)	(11,452)

	$18,686	$21,141

Depreciation expense for the three and six month periods ended July 31, 2015 was $3,212 and $6,208, respectively (2014: $1,291 and $2,024, respectively).

6.      Intangible Assets

Intangible assets of the Company consisted of the following at July 31, 2015 and January 31, 2015:

	July 31,	January 31,	Useful life
	2015	2015	(Years)

Trade Names/Trademarks	$58,940	$39,781	Indefinite
Website	49,512	49,512	2

	108,452	89,293
Less: accumulated amortization	(49,512)	(45,137)

	$58,940	$44,156

Amortization expense for the three and six month periods ended July 31, 2015 was $Nil and $4,375, respectively (2014: $5,564 and $11,129, respectively).

7.      Related Party Transactions and Balances

Related Party Balances

At July 31, 2015, included in accounts payable and accrued liabilities is $37,797 (January 31, 2015: $17,060) owing to a directors and officer of the Company for reimbursable expenses, an officer of the Company for an accrued management bonus and a former director and officer of the Company for an accrued management bonus. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At July 31, 2015, an amount of $978,779 (January 31, 2015: $978,779) in principal amounts of convertible notes payable and $8,091 in accrued interest payable (January 31, 2015: $8,247), was owing to directors and officers of the Company. Included in convertible notes payable at July 31, 2015 is an amount of $3,453 (January 31, 2015: $791) in respect of these amounts owing, after applicable unamortized debt discounts.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

Related party transactions

During the three and six months ended July 31, 2015, included in general and administrative expenses is $1,224,150 and $2,404,785, respectively (2014: $31,124 and $61,565, respectively) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $112,382 and $159,082, respectively (2014: $45,500 and $45,500, respectively) in respect of marketing fees paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Pursuant to a board agreement dated September 24, 2013, the Company agreed to issue 75,000 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term. During the three and six months ended July 31, 2015, the Company recorded directors fees of $Nil (2014: $9,900 and $24,900, respectively) in respect of common shares earned under this agreement. The fair values per share were determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued.

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and Director (the “CEO”) of the Company for a term of three years whereby (a) the CEO shall be entitled to a base salary of $400,000 per year, provided the CEO will forgo the first twelve months of the base salary and only receive minimum wage during that period; (b) the CEO received a sign-on stock option grant to purchase 1,428,750 shares of common stock of the Company, equal to 20% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, (the “CEO Options”), with each option exercisable at $5.12 per share and vesting in equal monthly instalments over a period of three years from the date of grant; and (c) the CEO will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by the Company’s board of directors. In connection with this employment agreement, the Company issued 2,500 common shares to a consultant of the Company. The fair value of $4.80 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. At July 31, 2015, an amount of $237,035 (January 31, 2015: $170,369) is included in deferred compensation, relating to the amortization of total base salary compensation due under this employment agreement, which is being amortized on a straight line basis over the term of the employment agreement. During the six months ended July 31, 2015, the CEO became eligible to receive her full base salary pursuant to the terms of the employment agreement, however such amounts have not yet been paid. The Company and the CEO are currently negotiating and amendment of terms in order to extend the deferral of the base salary.

Effective June 9, 2014, the Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) of the Company for a term of four years whereby (a) the CFO shall be entitled to a base salary of $200,000 per year; and (b) the CFO received a sign-on stock option grant to purchase 70,000 shares of common stock of the Company (the “CFO Options”), with each option exercisable at $5.12 per share and vesting annually over a period of four years from the date of grant.

Effective June 23, 2014, the Company entered into an employment agreement with an officer (the “Officer”) of the Company for a term of four years whereby (a) the Officer shall be entitled to a base salary of $175,000 per year; and (b) the Officer received a sign-on stock option grant to purchase 92,500 shares of common stock of the Company (the “Officer Options”), with each option exercisable at $5.12 per share and vesting annually over a period of four years from the date of grant.

8.      Factoring Line of Credit

On June 11, 2015, the Company entered into a factoring agreement (the “Factoring Agreement”) with Capital Business Credit LLC (the “Factor”) whereby the Company may borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory and 100% of any accepted side collateral, under the terms and conditions as outlined in the Factoring Agreement. A director and officer of the Company has guaranteed repayment of the Company’s indebtedness and performance of the Company’s obligations and has provided side collateral of $500,000 to support a portion of the borrowings under the Factor Agreement. The facility is secured by a general security interest over all of the Company assets and interests. The term of the agreement is for a period of one year and will automatically renew for additional one year terms, unless terminated at any time by the Factor or by the Company prior to such renewal, with thirty days prior written notice.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

Under the terms of the Factoring Agreement, the Company may sell and assign eligible accounts receivable to the Factor in exchange for advances made to the Company. The Factor purchases eligible accounts receivable net of a factoring commission of 0.9% of such receivable. The Company bears the risk of credit loss on the receivable, except where the Factor has provided credit approval in writing on such receivable. These receivables are accounted for as a secured borrowing arrangement and not a sale of financial assets. Factor expenses charged to operations during the three and six months ended July 31, 2015 were $10,353 and $10,353 respectively (2014: $Nil and $Nil, respectively).

The facility bears interest on the daily net balance of any moneys owed at a rate of the greater of (i) 5.5% per annum; and (ii) 2% above the Prime Rate as quoted in the Wall Street Journal. To the extent that net advances owing exceed the borrowing base described above, additional interest of 1% per annum shall be charged based upon the daily balance of any such overadvance.

At July 31, 2015, an amount of $401,466 (January 31, 2015: $Nil) was owing under the terms of the Factoring Agreement, for advances made to the Company, net of repayments of such advances through the collection of factored receivables.

9.      Promissory Notes Payable

(i)

On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the six months ended July 31, 2014. At July 31, 2015, an amount of $3,450 (CDN$3,750) (January 31, 2015: $3,450 (CDN$3,750)) is outstanding relating to the OID, which is repayable upon the Company reporting net income from operations in any single month.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

(ii)

On April 7, 2014, the Company entered into a Securities Purchase Agreement with certain purchasers pursuant to which the Company agreed to issue 6% Senior Secured Convertible Promissory Notes (the “SPA Notes”) in the aggregate principal amount of $1,083,797. As consideration, the Company (i) received cash proceeds equal to $878,704 (the “Cash Proceeds”); (ii) exchanged a promissory note with an outstanding amount of $76,388, being the principal and accrued interest due under a convertible promissory note dated December 24, 2013 for the issuance of a SPA Note in the same amount; and (iii) exchanged a promissory note with an outstanding amount of $128,705, being the remaining principal amount due under a convertible promissory note dated October 2, 2013 for the issuance of a SPA Note in the same amount.

Repayment of the SPA Notes was collateralized against all the tangible and intangible assets of the Company. The principal amount of $1,083,797 were to mature on April 7, 2015 (the “Maturity Date”) and was bearing interest at the rate of 6% per annum, payable on the Maturity Date. On June 10, 2014, these notes, along with accrued interest of $10,362 were exchanged for securities in a subsequent offering (Note 10(i)), at an exchange rate equal to 90% of the price paid by investors in that offering. During the six months ended July 31, 2014, the Company recorded debt conversion expense of $121,573, related to this purchase price discount upon these Notes being converted for units in the subsequent offering.

The Company incurred $89,849 in issuance costs in respect of the SPA Notes.

During the three and six months ended July 31, 2015, the Company recorded $Nil and $Nil, respectively (2014: $4,944 and $10,372, respectively) in respect of interest on this note and $Nil and $Nil, respectively (2014: $84,421 and $89,849, respectively) in respect of the accretion of deferred financing fees.

(iii)

During the year ended January 31, 2014, the Company received $75,000 in respect of a promissory note in the principal amount of $75,000. The promissory note matured on February 1, 2014 and was bearing interest at a rate of 10% per annum payable at maturity.

During the six months ended July 31, 2014, the Company issued 19,922 common shares of the Company in full and final settlement of this note, along with accrued interest of $4,685. This resulted in a loss on extinguishment of debt of $119,528 being recorded on the consolidated statement of operations during the six months ended July 31, 2014. The fair value of $10.00 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

(iv)

On February 12, 2014, the Company issued a promissory note in the principal amount of CDN$61,295. The Company received $48,464 (CDN$53,300) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,270 (CDN$7,995). The note matured and was repaid during the six months ended July 31, 2014.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

(v)

On January 13, 2014, the Company issued a promissory note in the principal amount of $309,062, which was comprised of: (i) $250,000 consideration received; (ii) a one-time interest charge of $37,500, being 15% of the proceeds received (the “OID”); and (iii) an amount of $21,562, being the remaining principal balance due under a separate note agreement with the same lender.

The promissory note was repayable in five monthly instalments of $41,667 over the term of the note plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The Company repaid this promissory note during the six months ended July 31, 2014.

10.      Convertible Promissory Notes Payable

	July 31, 2015	January 31, 2015

Senior Secured Convertible Debentures, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to First and Second Kalamalka Amendment Agreement, due June 10, 2017 (i).	$6,997,577	$7,169,832
First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to Senior Secured Convertible Debentures due June 10, 2017 (ii)	600,000	600,000
Less: debt discounts	(6,972,964)	(7,163,982)
	$624,613	$605,850

(i)	Senior Secured Convertible Debentures

On June 10, 2014 and July 8, 2014, the Company entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 4,167 of our common shares at an exercise price of $6.00 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, the Company issued Debentures in the aggregate principal amount of $7,309,832. As consideration, the Company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in shares of common stock, at the option of the Company provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. At July 31, 2015, such equity conditions had not been met and, consequently, payment of interest owing in shares of common stock is not permitted under the terms of the Debentures, unless such condition is formally waived by each holder. During the six months ended July 31, 2015 and in connection with the second interest payment dates, the Company received waivers from holders of $5,537,577 in outstanding principal amounts of the Debentures. Such holders received payment of interest in shares of common stock of the Company, resulting in the issuance of 55,427 shares of our common stock as payment for $166,127 in interest due, based on a contractual conversion price of $3 applied to the cash amount of interest owing. The fair value of the shares issued of $280,452 was determined with reference to the quoted market price of the shares on the date they were issued. The difference between the fair value of the shares issued and the cash amount of interest payable was recorded as interest expense on the consolidated statement of operations for the three and six months ended July 31, 2015.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $3.00 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures are collateralized against all the assets of the Company and its subsidiary, pursuant to a security agreement between the Company and an agent for the Purchasers.

The Company issued an aggregate of 1,218,308 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 1,218,308 shares of common stock at an initial exercise price of $6.00 per share, subject to adjustment. The Company has the right to call the Warrants if the volume weighted average closing price of its common shares exceeds $16.00 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date the Company delivers notice in writing to the Warrant holders announcing the call of the Warrants.

At the date of issuance of the Debentures and Warrants, the Company was authorized to issue 2,500,000 shares of common stock, which was insufficient to settle the conversion of the Debentures and exercise of the Warrants. Consequently, under the guidance of ASC 815, management recorded a derivative financial instrument in the Company’s consolidated financial statements (Note 11).

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”). The terms of the Registration Rights Agreement also trigger the requirement to account for the related embedded conversion option and investor warrants that have not been included in an effective registration statement as derivative financial instruments pursuant to the guidance of ASC 815.

The Company also agreed to grant piggyback registration rights whereby the Company is required to include the shares of common stock issuable pursuant to exercise of the Agent Warrants in the Registration Statement.

The Company allocated the proceeds from the issuance of the Debentures first to the derivative financial instruments, at their fair values, with the remainder being allocated to the Debentures. The fair value of the derivative financial instruments of $19,338,215 at issuance resulted in a debt discount at issuance of $7,309,832, the entire aggregate principal balance of the Debentures. The remaining derivative financial instruments value over the proceeds of the debt at issuance of $12,028,383 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2015. This discount was being amortized using the effective interest method over the term of the Debentures.

During the three and six months ended July 31, 2015, the Company recorded accretion expense of $12,888 and $18,940, respectively (2014: $521 and $521, respectively) in accretion of this discount.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

In connection with the Offering, the Company incurred finance fees of $2,021,213 as follows:

(i)	The Company paid a cash commission of $468,513, or 8% of the gross proceeds raised from certain of the Purchasers;

(ii)

The Company issued 276,592 warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The fair value of the finder’s warrants of $1,552,700 was determined using an option pricing model under the following assumptions:

	June 10, 2014	July 8, 2014
Risk-free interest rate	1.71%	1.70%
Expected life (years)	5.00	5.00
Expected volatility(1)	147.39%	147.39%
Stock price at issuance	$6.00	$6.50
Dividend yields	0.00%	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The finance fees were allocated to the Debentures and related derivative financial instruments in the same proportion as the allocation of proceeds to each instrument at the issuance date and, consequently, since the derivative financial instruments were allocated 100% of the proceeds, these finance charges were allocated to the derivative financial instrument at issuance and, as a result of these instruments being carried at fair value, were recorded as an immediate finance expense on the consolidated statement of operations during the six months ended July 31, 2014.

On September 8, 2014, the Company filed an initial prospectus on Form S-1 with the Securities and Exchange Commission (SEC) to register the sale of up to 1,039,276 shares issuable upon exercise of certain of the warrants issued in connection with the Offering, including 60,000 warrants issued under the Kalamalka Notes (Note 8(ii)) which contained piggyback registration rights, and 979,227 of the Warrants. On October 8, 2014, the SEC declared the registration statement effective.

During the six months ended July 31, 2015, the Company issued an aggregate of 58,411 shares of common stock pursuant to the conversion of debt, including 57,421 shares pursuant to the conversion of $172,255 in principal and 990 shares as payment for $2,967 in interest amounts owing under the Debentures for principal amounts converted. During the six months ended July 31, 2015 In connection with these conversion, the Company recorded accelerated accretion expense of $172,074 (2014: $Nil).

(ii)	Senior Secured Convertible Note Agreements with Kalamalka Partners

On August 10, 2012, and November 14, 2013, the Company and its wholly owned subsidiary, Naked, entered into certain Agency Agreements with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreements whereby the Company agreed to borrow up to $800,000 from the Lenders under a revolving loan arrangement by the issuance of convertible promissory notes (the “Notes”) from time to time as such funds are required by the Company.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

The Notes were collateralized by a first priority general security agreement over the present and future assets of the Company and were bearing interest at 12% per annum, calculated and payable monthly. The principal amounts outstanding under any Note and all accrued and unpaid interest therein, were convertible into common shares at $30 per share at any time at the option of the Lender. These terms were later amended, as described below. On November 13, 2013, the Company entered into another Agency and Interlender Agreement with Kalamalka and certain lenders whereby the Company agreed to borrow up to an additional $300,000.

On April 4, 2014, the Company entered into another Amendment Agreements with Kalamalka and certain of the Lenders (the “Amendment Agreements”). In connection with the Amendment Agreements, the Company amended several of the Notes in the aggregate principal amount of $600,000 as follows; (i) the Company extended the due date of the Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the Notes to 6% per annum, calculated and payable quarterly; (iv) the Company removed certain borrowing margin requirements; (iii) the Company reduced the conversion price on Notes in the aggregate principal amount of $400,000 from $20 per share to $10 per share; and (v) 12,500 share purchase warrants exercisable at a strike price of $20 until August 10, 2017 held by Kalamalka and 2,500 share purchase warrants at a strike price of $20 until August 10, 2018 (the “Existing Warrants”) were exchanged for 15,000 New Warrants, as defined and described below (the “Exchanged Warrants”).

As consideration for facilitating such amendments, the Company granted 45,000 share purchase warrants to the Lenders and Kalamalka (the “New Warrants”).

Each New Warrant issued to Kalamalka and the Lenders is exercisable into one common share at a price of $6 per share for a period of five years. The Company has the right to call the New Warrants if the volume weighted average closing price of the Company’s shares exceeds $16 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the New Warrants will expire 30 days following the date the Company delivers notice in writing to the warrant holders announcing the call of the Warrants. In addition, the New Warrants contained piggyback registration rights on any subsequent registration statement filed with the SEC. The New Warrants were included in the registration statement declared effective by the SEC on October 8, 2014 (Note 10(i)).

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $694,100 as the premium of the aggregate fair value of the amended notes and Warrants over their carrying values immediately prior to the amendments. The Company calculated the fair value of the amended Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$9.20
Dividend yields	0.00%

The fair value of the New Warrants of $384,100 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

Stock price at date of issuance	$9.20
Dividend yields	0.00%

The fair value of the Exchanged Warrants of $23,300 was determined as the difference between the fair value of these warrants exchanged and the fair value of the New Warrants received. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

	Existing	Exchanged
	Warrants	Warrants
Risk-free interest rate	0.96%	1.71%
Expected life (years)	3.52	5.00
Expected volatility(1)	146.70%	149.76%
Stock price at date of issuance	$9.20	$9.20
Dividend yields	0.00%	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations six months ended July 31, 2014, with a corresponding credit to additional paid in capital. In connection with the Amendment Agreements, the Company incurred $36,993 in financing fees. These cost have been recorded as a deferred financing charge and are being amortized using the effective interest method over the term of the amended Notes. During the three and six months ended July 31, 2015, the Company recorded financing expense of $7,198 and $14,254, respectively (2014: $7,101 and $9,124, respectively) in respect of the amortization of these charges.

During the six months ended July 31, 2014, the remaining Note in the aggregate principal amount of $100,000 plus $1,868 in accrued interest therein was settled by the issuance of 25,467 common shares of the Company at a conversion price of $4 per share. During the six months ended July 31, 2014, the Company recorded debt conversion expense of $187,438, related to the fair value of the additional units issued as a result of converting at the lower conversion price than the contractual conversion rate. The fair value of the shares issued was determined with reference to their quoted market price on the date of issuance.

(iii)

On June 5, 2014, the Company entered into a Note Termination Agreement pursuant to which the Company agreed to settle the full amount outstanding under a convertible promissory note in the principal amount of $124,444 in exchange for (i) a one-time cash payment of $175,000 and (ii) 8,250 common shares of the Company. The promissory note had been convertible, at any time by the lender, into shares of common stock of the Company at a price which is the lesser of $0.265 or 60% of the lowest trade price in the 25 trading days prior to the conversion (the “Conversion Price”). This resulted in a loss on extinguishment of debt of $38,405, being the fair value of aggregate consideration given of $217,240 less the book value of this Note of $3,735 (after a debt discount of $120,709) and a related embedded conversion feature being accounted for as a derivative liability of $175,100. The fair value of $5.12 per share related to the share consideration was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

(iv)

During the six months ended July 31, 2014, the Company repaid various convertible promissory notes in the aggregate principal amount of $133,500 through cash payments of $189,640. The repayment of these promissory resulted in net gains on extinguishment of debt of $30,693, being the cash consideration paid upon redemption less the carrying value of the Note and any related embedded conversion features of $64,900, which were being accounted for as derivative financial instruments.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

11.      Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 10(i), which have no observable market data and were derived using an option pricing model measured at fair value on a recurring basis, using Level 3 inputs to the fair value hierarchy, at July 31, 2015 and January 31, 2015:

		July 31,	January 31,
		2015	2015
	$		$1,769,100

Embedded conversion features		-
Warrants		-	2,030,850
	$

		-	$3,799,950

These derivative financial instruments arose as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

From time to time, the Company has issued notes with embedded conversion features which contain price-protection features that result in these instruments being treated as derivatives. In addition, during the year ended January 31, 2015, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts (Note 10(i)). Further, these embedded conversion features and warrants issued during the year ended January 31, 2015 were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments until such time as the shares become eligible for sale without volume limitations or other restrictions. As a result, the Company was required to account for these instruments as derivative financial instruments until such time as the shares were no longer subject to the constraints of the registration rights agreement.

During the year ended January 31, 2015, the Company received stockholder approval through written shareholder consent to increase the authorized shares of common stock in the Company from 2,500,000 to 11,250,000, which amount is now sufficient to fully settle all the outstanding contracts. In addition, during the year ended January 31, 2015, the registration statement covering the resale of certain of the warrants covered under the registration rights agreement that were required to be accounted for as derivative liabilities, was filed with and was declared effective by the Securities and Exchange Commission. Additionally, certain registration exemptions were triggered to permit the resale of certain of the shares underlying embedded conversion features.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

During the six months ended July 31, 2015, the Company obtained a waiver of the registration rights agreement from certain remaining debenture holders, waiving their rights under the registration rights agreement that were triggering liability accounting.

Consequently, these warrants and embedded conversion features were no longer required to be accounted for as liabilities. Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of the triggering event or modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

As a result of the application of ASC 815, the Company has recorded these derivative financial instruments for the six months ended July 31, 2015 and 2014 at their fair value as follows:

	Six months	Six months
	Ended July 31,	Ended July 31,
	2015	2014

Derivative financial instruments, beginning of the period	$3,799,950	$241,618
Fair value of warrants and embedded conversion features at commitment dates	-	20,890,900
Fair value mark to market adjustments	(708,900)	13,005,182
Extinguishment of derivative liability upon extinguishment of host contract	-	(240,000)
Reclassification of derivative liability upon change in triggering events	(3,091,050)	-

Derivative financial instruments, end of the period	$-	$33,897,700

During the three and six months ended July 31, 2015, the Company recorded other income (expenses) of $Nil and $708,900, respectively (2014: $(12,978,200) and $(13,005,182), respectively) related to the change in fair value of the warrants and embedded conversion features, which is presented in the change in fair value of derivative financial instruments in the accompanying consolidated statements of operations.

The embedded conversion features and warrants accounted for as derivative financial instruments have no observable market and the Company estimated their fair values at January 31, 2015 and as at their reclassification dates using the binomial option pricing model based on the following weighted average management assumptions:

	Reclassification	January 31,
	Date	2015
Risk-free interest rate	0.89%	0.92%
Expected life (years)	3.17	3.42
Expected volatility(1)	115.02%	136.25%
Stock price	$4.40	$4.80
Dividend yields	0.00%	0.00%

(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

During the year ended January 31, 2015, the Company repaid certain promissory notes which contained derivative financial instruments and the corresponding derivative financial instrument were extinguished upon extinguishment of the related host contract.

12.      Stockholders’ Equity

Effective August 10, 2015, the Company effected a reverse stock split of the basis of 1:40. As such, the Company’s authorized capital was decreased from 450,000,000 shares of common stock to 11,250,000 shares of common stock and an aggregate of 53,278,818 shares of common stock issued and outstanding were decreased to 1,331,977 shares of common stock. These financial statements give retroactive effect to such reverse split and all share and per share amounts have been adjusted accordingly.

Authorized

11,250,000 shares of common stock, par value $0.001.

Six months ended July 31, 2015

i)

In connection with a debt settlement agreement, the Company issued 2,500 common shares to a consultant of the Company. The fair value of $0.12 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. There was no gain or loss in connection with the debt settlement agreement.

ii)

On July 3, 2015, the Company issued an aggregate 205,248 shares of common stock at $4 per share, in connection warrant amendment agreements (the “Warrant Amendments”). Under the terms of the Warrant Amendments, the holders of such warrants elected to reduce the exercise price of the warrants from $6 to $4, subject to a shortened exercise period and subject to certain resale restrictions on the shares issuable upon exercise of such warrants. Of the total, an aggregate of 140,249 of the shares issued were issued to a director and officer of the Company and director of the Company for an aggregate exercise price of $560,996.

The Company determined that the Warrant Amendments must be accounted for using modification accounting pursuant to the guidance under Accounting Standards Codification 718 (“ASC 718”). Under this guidance, a short term inducement offer shall be accounted for as a modification of the terms of equity based awards, to the extent that the inducement is accepted by the equity holders. Modification accounting requires the incremental fair value of the instrument arising from the modification to be recognized as an expense on the income statement, or a charge directly to equity, depending on the nature of the offer. The Company determined that it was appropriate to record the incremental fair value of the Warrant Amendments as an expense on the income statement and consequently the Company recorded the incremental fair value as a component of general and administrative expenses on the consolidated statement of operations for the three and six months ended July 31, 2015. The Company determined that the incremental fair value of the instruments arising from the modification was $32,800, based on the difference between the fair value of the warrants immediately prior to the amendment and the fair value of these instruments immediately after the amendment. The fair values were determined using the Black Scholes option pricing model based on the following assumptions: risk free interest rate 1.33%, expected life: 3.94 years, expected volatility: 139.54%, dividend yields: 0.00%.

2014 Stock Option Plan

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 2,750,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At July 31, 2015, 944,500 options remain available for issuance under the 2014 Plan.

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended July 31, 2015 and January 31, 2015 is presented below:

			Weighted Average
	Number	Weighted Average	Grant Date
	of Options	Exercise Price	Fair Value
Outstanding at February 1, 2014	75,125	$13.60
Expired	(7,125)	$10.00
Granted	1,726,875	$5.20	$8.40

Outstanding at January 31, 2015	1,794,875	$5.48	$8.40
Expired	(3,125)	$10.00
Forfeited	(3,750)	$4.48
Granted	85,000	$4.79	$4.00

Outstanding at July 31, 2015	1,873,000	$5.45

Exercisable at July 31, 2015	913,188	$5.81

Exercisable at January 31, 2015	346,563	$6.80

At July 31, 2015, the following stock options were outstanding, entitling the holder thereof to purchase common shares of the Company as follows:

	Exercise	Expiry	Number
Number	Price	Date	Vested
6,250	$30.00	October 1, 2015	6,250
375	$10.00	December 19, 2015	375
3,750	$14.00	January 6, 2016	3,750
3,750	$22.00	January 6, 2016	3,750
5,000	$30.00	January 6, 2016	5,000

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

1,375	$10.00	April 1, 2016	1,375
15,000	$10.00	October 9, 2017	15,000
1,250	$10.00	February 1, 2018	1,250
3,750	$10.00	May 1, 2018	3,750
2,000	$10.00	April 1, 2019	2,000
25,000	$10.00	July 30, 2022	25,000
1,699,250	$5.12	June 6, 2024	552,875
25,000	$6.00	June 10, 2024	15,000
37,500	$4.48	February 3, 2025	-
37,500	$4.48	February 25, 2025	-
6,250	$4.80	July 6, 2025	-

1,873,000			635,375

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At July 31, 2015, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (January 31, 2015: $Nil and $Nil, respectively).

During the three and six months ended July 31, 2015, the Company recognized a total fair value of $1,234,627 and $2,452,511, respectively (2014: $52,888 and $120,711, respectively) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of approximately $9,505,000 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to June 10, 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2015	2014
Expected term of stock option (years) (1)	6.42	2.14
Expected volatility (2)	121.27%	142.13%
Stock price at date of issuance	$4.80	$5.60
Risk-free interest rate	1.80%	0.53%
Dividend yields	0.00%	0.00%

(1) As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”).

(2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At July 31, 2015, the Company had 1,828,979 share purchase warrants outstanding as follows:

	Exercise	Expiry
Number	Price	Date
3,000	$11.20	October 4, 2015
6,250	$4.00	November 14, 2016

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

6,250	$4.00	November 26, 2016
5,688	$4.00	December 24, 2016
12,451	$10.00	August 10, 2017
3,750	$10.00	August 10, 2018
60,001	$6.00	April 4, 2019
901,211(1)	$6.00	June 10, 2019
155,052	$3.00	June 10, 2019
204,101(1)	$6.00	July 8, 2019
29,343	$3.00	July 8, 2019
24,625	$8.00	October 23, 2019
365,688	$4.80	June 15, 2022
36,569(2)	$4.80	June 15, 2022
15,000	$4.80	July 6, 2022

1,828,979

(1)	Subsequent to July 31, 2015, an aggregate of 380,457 of these warrants were exercised at a reduced exercise price of $4.00 per share (Note 15).

(2)	These warrants may vest and become exercisable only under certain anti-dilution performance conditions contained in the warrant

During the six months ended July 31, 2015, the Company issued an aggregate of 417,257 warrants exercisable at $4.80 per share for a period of seven years from the date of issuance, pursuant to negotiated consulting and endorsement agreements. The weighted average grant date fair value of these warrants at issuance was $4.61 for an aggregate grant date fair value of $1,923,030, based on the Black-Scholes option pricing model using the following weighted average assumptions: expected term 7 years, expected volatility 153.01%, expected dividend yield 0.00%, risk free interest rate 2.12% . Stock based compensation is being recorded in the financial statements over the vesting term of three years from the date of grant. The Company recognized stock based compensation expense of $159,799 and $159,799 during the three and six months ended July 31, 2015, respectively (2014: $Nil and $Nil, respectively) in connection with warrants granted.

Certain of the warrants granted during the six months ended July 31, 2015 become exercisable only under certain anti-dilution performance conditions contained in the warrant agreement. The fair value of these warrants at issuance was calculated to be $168,530 based on the Black-Scholes option pricing model using the following assumptions: expected term 7 years, expected volatility 153.00%, expected dividend yield 0.00%, risk free interest rate 2.11% .. No stock-based compensation has been recorded in the financial statements as none of the performance conditions have yet been met.

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of	Weighted Average
	Warrants	Exercise Price
Outstanding at February 1, 2014	94,262	$16.00
Cancelled	(15,000)	$20.00
Issued	1,579,581	$5.60
Expired	(30,262)	$25.60

Outstanding at January 31, 2015	1,628,581	$5.74
Issued	417,257	$4.63
Exercised	(205,248)	$4.00

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

Expired	(11,611)	$9.46
Outstanding at July 31, 2015	1,828,979	$5.44

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

13.      Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the three and six months ended July 31, 2015, the Company had concentrations of sales with a customer equal to 38% and 47%, respectively of the Company’s net sales (2014: 34% and 36%, respectively). As at July 31, 2015 the accounts receivable balance for this customer was $125,931 (January 31, 2015: $2,755).

14.      Commitments

In accordance with a negotiated agreement, the Company paid a non-refundable guaranteed advance on royalties of $50,000, and is required to pay royalty fees based on the greater of a pre-determined percentage not to exceed 10% of net wholesale sales, as defined in such agreements, or a minimum annual amount. The $50,000 will be charged to operations during the third quarter ended October 31, 2015, beginning on the first day of the period for which royalties accrue under the terms of the related agreement.

The Company is committed to minimum royalty payments as follows:

Year ending January 31,	Amount
2016	$200,000
2017	362,500
2018	350,000
2019	350,000
2020	87,500
$1,350,000

15.	Subsequent Events

i)

On August 3, 2015, the Company issued an aggregate of 380,457 shares of common stock of the Company at $4.00 per share for aggregate proceeds of $1,521,777 pursuant to the exercise of warrants. The warrants were exercised at a reduced exercise price under the terms of an issuer tender offer to amend and exercise certain warrants to purchase common stock of the Company filed with the Securities and Exchange Commission on July 7, 2015.

ii)

On August 18, 2015, the Company granted stock options to purchase 299,899 shares of common stock of the Company at a price of $4.40 per share to a director and officer of the Company (the “President”) pursuant to an employment agreement with the President. The options vest as to 25% immediately on the date of grant and the remaining 75% in equal monthly instalments over a period of three years from the date of grant.

iii)

On September 9, 2015, the Company granted warrants to purchase 62,500 shares of common stock of the Company at a price of $5.11 per share to a consultant of the Company pursuant to consulting agreement. The warrants will vest over a term of three years.

1,666,666 Shares

NAKED BRAND GROUP INC.
Common Stock

PROSPECTUS

_____________, 2015

Noble Financial Capital Markets

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than the underwriting discount paid or payable by us, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee:

Securities and Exchange Commission registration fees	$1,003
FINRA filing fee	1,794
Nasdaq Capital Market listing fee	50,000
Accounting fees and expenses	50,000
Legal fees and expenses	245,000
Transfer agent and registrar fees	2,500
Miscellaneous expenses	1,000
Total	$351,297

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;
•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•	by court order.

Our bylaws provide that our company shall indemnify each director, officer, employee and agent of our company, his heirs, executors, administrators and all persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes, to the fullest extent permitted by law, (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of our company, or in connection with any appeal therein, or otherwise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our bylaws also provide that our company may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the articles of incorporation of our company or otherwise. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Item 15. Recent Sales of Unregistered Securities.

All share figures and exercise prices noted in this Item 15 are as adjusted to give effect to the 1-for-40 reverse split of our issued and outstanding common stock on August 10, 2015, retroactively, unless otherwise noted.

On August 10, 2012, we entered into an agency and interlender agreement with our wholly-owned subsidiary, Naked Boxer Brief Clothing Inc., Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders as set out in the interlender agreement, whereby we agreed to borrow up to $800,000 from the lenders or certain alternate lenders from time to time. In connection with the closing of the interlender agreement, we issued to the lenders: (i) convertible promissory notes in the aggregate principal amount of $400,000 and (ii) an aggregate of 2,500 warrants to purchase shares of our common stock. As consideration for facilitating the loan, we issued 23,700 warrants to purchase shares of our common stock to Kalamalka. We also issued an aggregate of 5,000 warrants to purchase shares of our common stock to certain non-lenders in consideration of the portion of the loan provided by one of the lenders. The convertible promissory notes were issued to four accredited investors and an aggregate of 31,200 warrants to purchase shares of our common stock were issued to seven warrant holders who are non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On September 24, 2012, we sold an aggregate of 5,000 units at a price of $20.00 per unit for gross proceeds of $100,000. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock, exercisable at a price of $30.00 per share for a period of two years. The units were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

Effective October 5, 2012, we sold 350 shares of our common stock at $20.00 per share for gross proceeds of $7,000 to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On October 9, 2012, we entered into a binding memorandum of understanding with Shark Investments, LLC, whereby Shark Investments agreed to provide consulting services to our company, including assistance with brand management, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development of licensed products and financing assistance, for a two year period. Under the terms of the binding memorandum of understanding, we granted Shark Investments options to purchase 15,000 shares of our common stock, exercisable at a price of $10.00 per share until October 9, 2017. The options were granted in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On November 24, 2012, we sold an aggregate of 10,000 shares of our common stock for gross proceeds of $100,300, based on a price per share of CDN$10.000. The shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On November 26, 2012, we sold an aggregate of 10,000 units at a price for gross proceeds of $100,686, based on a price per share of CDN$10.000. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock, exercisable at a price of $20.00 per share for a period of two years. The units were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On January 8, 2013, we sold an aggregate of 10,000 shares of our common stock at a price of $10.00 per share for gross proceeds of $100,000. The shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On February 21, 2013, we reduced the price of 5,000 units sold on September 24, 2012 and 350 shares or our common stock sold on October 5, 2012, each from $20.00 to $10.00 per unit and share, respectively. As a result, we issued an additional 5,000 units and 350 shares of our common stock. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock, exercisable at a price of $30.00 per share for a period of two years. The units and shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 19, 2013, the Company issued 49,825 shares of common stock at a price of $1.00 per share and 2,500 units of the Company at $1.00 per unit for gross proceeds of $523,250. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $10.00 per share for a period of two years. The units and shares were issued to 31 non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 19, 2013, in connection with the foregoing private placement, we issued to five finders an aggregate of 2,661 warrants to purchase shares of our common stock, exercisable at a price of $30.00 per share for a period of two years. The warrants were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in offshore transactions in reliance upon the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On May 6, 2013, we sold 25,000 shares of common stock at a price of $10.00 per share for gross proceeds of $250,000 to be received in four tranches as follows: (i) $50,000 payable on closing; (ii) $50,000 payable on or before the date which is five months from the Closing; (iii) $50,000 payable on or before the date which is ten months from the Closing; and (iv) the remaining $100,000 payable on or before the date which is one year from the Closing. The shares of common stock issuable after the initial closing were being held in escrow. We did not receive payment for the second trance and the remaining shares held in escrow were returned to treasury for cancellation. The shares were issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 3, 2013, we issued 1,875 shares of our common stock to a consultant in exchange for services rendered pursuant to a consulting agreement dated April 11, 2013. These shares were issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 12, 2013, we issued a promissory note in the principal amount of up to $500,000, plus accrued and unpaid interest and any other fees. On June 13, 2013, we received $150,000 (less an original issuance discount of 10%) with the remaining balance of the promissory note payable by the lender in such amounts and at such dates as the lender may choose in its sole discretion. The note was issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On July 23, 2013, in connection with the appointment of Mr. Kaplan as a director, we issued to him an aggregate of 11,250 options to purchase shares of our common stock as follows: (i) 3,750 stock options entitling Mr. Kaplan to purchase 3,750 shares of our common stock at a price of $10.00 per share; (ii) 3,750 stock options entitling Mr. Kaplan to purchase 3,750 shares of common stock at a price of $20.00 per share; and (iii) 3,750 stock options entitling Mr. Kaplan to purchase 3,750 shares of common stock at a price of $30.00 per share, with each option exercisable for a period of two years from the date of grant, on terms and conditions as set out in our 2012 Stock Option Plan and stock option agreements to be entered between our company and Mr. Kaplan. One half of the options vested on the date of grant and the remaining options vested one year from the date of grant. The options were issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On September 4, 2013, we issued a promissory note in the principal amount of $150,000 plus accrued and unpaid interest and any other fees. We issued 2,500 shares of our common stock to the lender thereunder as additional consideration for the loan. The promissory note and shares were issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On October 4, 2013, we issued a convertible promissory note in the principal amount of $300,000 plus accrued and unpaid interest and any other fees. On October 9, 2013, we issued 5,000 shares of our common stock to the lender thereunder as additional consideration for the loan. In connection with structuring the convertible promissory note, we issued 250 shares of our common stock to R.C. Morris and Company Ltd.. The promissory note and shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On October 7, 2013, we sold an aggregate of 6,000 units at a price of $10.00 per unit for gross proceeds of $60,000. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock, exercisable at a price of $10.00 per share for a period of eighteen months. The units were issued to two investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On October 7, 2013, in connection with the appointment of Mr. Heyn as a director, we agreed to issue to him 1,875 shares of our common stock every three months for an aggregate of 7,500 shares over the term of his appointment. The shares were issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On November 6, 2013 we issued a promissory note to one lender in the amount of up to CDN$25,000 plus accrued and unpaid interest and any other fees. We issued 625 shares of our common stock to the lender thereunder as additional consideration for the loan. The promissory note and shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On November 6, 2013 we issued a promissory note to one lender in the amount of up to CDN$25,000 plus accrued and unpaid interest and any other fees. We issued 550 shares of our common stock to the lender thereunder as additional consideration for the loan. The promissory note and shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On November 13, 2013 we issued 108 shares of our common stock to a consultant of our company as consideration for amounts owing to the consultant for services performed. The shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On November 14, 2013, we entered into an Agency and Interlender Agreement dated November 14, 2013 with Kalamalka Partners Ltd. and certain lenders, on whose behalf Kalamalka acted as agent, whereby we agreed to borrow up to $300,000 from the certain lenders from time to time. In connection with the closing of the first tranche of the loan on November 14, 2013, we issued to certain lenders thereunder: (i) two convertible promissory notes in the aggregate principal amount of $100,000 and (ii) warrants to purchase an aggregate of 3,125 shares of our common stock, exercisable at a price of $4.00 per share until November 14, 2016. In connection with the closing of the second tranche of the loan on November 26, 2013, we issued to certain lenders thereunder: (i) three convertible promissory notes in the aggregate principal amount of $300,000 and (ii) warrants to purchase an aggregate of 3,125 shares of our common stock, exercisable at a price of $4.00 per share until November 26, 2016. In connection with the closing of the third tranche of the loan on December 24, 2013, we issued: (i) one convertible promissory note in the principal amount of $75,000 and (ii) warrants to purchase an aggregate of 1,875 shares of our common stock, exercisable at a price of $4.00 per share until December 24, 2016. In addition, in connection with the third tranche of the loan, we issued warrants to purchase an aggregate of 400 shares of our common stock, exercisable at a price of $4.00 per share until December 24, 2016, to certain other lenders. The principal amount outstanding under the convertible promissory notes, and all accrued but unpaid interest thereon, may be converted into shares of our common stock at a conversion price of $10.00 per share at any time at the option of the lenders. As consideration for facilitating the loan, we issued to Kalamalka (i) warrants to purchase an aggregate of 3,125 shares of our common stock, exercisable at a price of $4.00 per share until November 14, 2016; (ii) warrants to purchase an aggregate of 3,125 shares of our common stock, exercisable at a price of $4.00 per share until November 26, 2016; and (iii) warrants to purchase an aggregate of 2,813 shares of our common stock, exercisable at a price of $4.00 per share until December 24, 2016. The convertible promissory notes and all warrants issued to the lenders, other than the lender with respect to the third tranche of the loan, were issued to non-U.S. persons (as that term is defined in Regulation S) in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act. The convertible promissory notes and warrants issued to the lender with respect to the third tranche of the loan, were issued in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act. The warrants issued to Kalamalka were issued to non-U.S. persons (as that term is defined in Regulation S) in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On December 20, 2013 we issued a promissory note to one lender in the amount of up to CDN$25,000 plus accrued and unpaid interest and any other fees. We issued 625 shares of our common stock to the lender thereunder as additional consideration for the loan. The promissory note and shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On December 23, 2013, we entered into two securities purchase agreements (the “Dec 23 SPAs”) with two lenders, whereby the lenders agreed to purchase and we agreed to issue and sell six 8% convertible notes, each in the aggregate principal amount of $25,000 (each, a “Dec 23 Note”). The parties agreed that the first two of the Dec 23 Notes shall be paid for by the lenders in cash and the third, fourth, fifth and sixth of the Dec 23 Notes (the “Dec 23 Back End Notes”) shall initially be paid for by the issuance of four offsetting $25,000 secured notes issued to us by the lenders (each, a “Dec 23 Offsetting Notes”), provided that prior to conversion of the four Dec 23 Back End Notes as described below, the lenders must have paid off the applicable Dec 23 Offsetting Note in cash. Pursuant to the first and second of the six Dec 23 Notes, each of the lenders is entitled, at its option, at any time after 180 days, and after full cash payment for the shares convertible thereunder, to convert all or any amount of the principal amount then outstanding into shares of our common stock at a price for each share equal to 55% of the average of the two lowest closing bid prices as reported on the OTCQB for the ten prior trading days. Interest shall be paid by our company in shares of our common stock based on the same calculations applied to the principal. The remaining four Dec 23 Notes are convertible based on the same calculations applied to the first two of the six Dec 23 Notes. The Dec 23 Notes were issued to two lenders, each an accredited investor, in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On December 30, 2013, in connection with a securities purchase agreement dated December 17, 2013 entered into with the lender, we issued an 8% convertible note in the aggregate principal amount of $83,500.00 to the lender. The lender is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal amount then outstanding into shares of our common stock at a price for each share equal to 61% of the average of the three lowest closing bid prices as reported on the OTCQB for the ten prior trading days. The 8% convertible note was issued to the lender, an accredited investor, in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Effective January 6, 2014, we entered into an amendment agreement with Mr. Kaplan pursuant to which we agreed to issue an aggregate of 11,250 shares of common stock to Mr. Kaplan in exchange for the cancellation of an aggregate of 11,250 stock options issued to Mr. Kaplan in connection with his appointment as a director of our company on July 19, 2013. The shares were issued to Mr. Kaplan in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Effective January 6, 2014, we entered into an amendment agreement with a consultant pursuant to which we agreed to amend the terms of certain stock options granted to the consultant in connection with a consulting agreement between our company and the consultant dated June 18, 2013 as follows: (i) 3,750 options were re-priced from $50.00 to $14.00; (ii) 3,750 options were re-priced from $70.00 to $22.00; (iii) 5,000 options were re-priced from $90.00 to $30.00; and (iv) the expiry date of all of the stock options was extended from June 18, 2015 to January 6, 2016. The amended options were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act

On January 13, 2014, we issued a promissory note to one lender in the principal amount of $309,062, which includes a one-time interest charge of $37,500. The OID is convertible, at the option of the lender, at maturity of the note into shares of fully-paid and non-assessable common stock of our company at a conversion price of $4.00 per share. The promissory note was issued to the lender in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On January 13, 2014, we issued an aggregate of 2,212 shares of our common stock to two consultants to settle accounts payable totaling $35,000 pursuant to two debt settlement agreements dated effective July 18, 2013 and September 18, 2013, respectively. The shares were issued to the consultants in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On February 11, 2014 we issued a promissory note to one lender in the principal amount of CDN$53,300 plus a one-time interest charge of 15%, or CDN$7,995. In connection with the issuance of the promissory note, we agreed to issue 625 shares of our common stock to a third party. The promissory note and shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 3, 2014, we entered into a Debt Settlement Agreement, pursuant to which we agreed to issue an aggregate of 19,921 shares to one lender, at a conversion price of $4.00 per share, to settle a promissory note in the amount of $79,685, including accrued and unpaid interest thereon. The shares were issued to the lender, a non-U.S. person (as that term is defined in Regulation S of the Securities Act), in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On April 4, 2014, we entered into an Amendment Agreement with our wholly-owned subsidiary, Kalamalka Partners Ltd. and the first tranche lenders under the Agency and Interlender Agreement dated August 10, 2012. Pursuant to this Amendment Agreement, we amended several convertible promissory notes in the aggregate principal amount of $400,000 as follows; (i) we extended the due date of the first tranche of such promissory notes to October 1, 2016; (ii) we reduced the interest rate accruing under the first tranche of such promissory notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) we removed certain borrowing margin requirements; (iii) we amended the first tranche of such promissory notes to reduce the conversion price from $20.00 per share to $10.00 per share; and (v) warrants to purchase 12,500 shares of our common stock, exercisable at a price of $20.00 per share until August 10, 2017 held by Kalamalka, were exchanged for warrants to purchase 12,500 shares of our common stock, exercisable at a price per share of $6.00 until April 4, 2019. As consideration for facilitating such amendments, we issued warrants to purchase 30,000 shares of our common stock to the first tranche lenders and to Kalamalka, exercisable at a price per share of $6.00 until April 4, 2019. Also in connection with the such amendments, one of the first tranche lenders was granted the right to exchange 2,500 warrants to purchase shares of our common stock, exercisable at a $20.00 per share until August 10, 2018, for warrants to purchase 2,500 shares of our common stock, exercisable at a price per share of $6.00 until April 4, 2019. All of such warrants were issued to the lenders and Kalamalka, each of which are non-U.S. persons (as that term is defined in Regulation S of the Securities Act), in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 4, 2014, we entered into an Amendment Agreement with our wholly-owned subsidiary, Kalamalka Partners Ltd. and certain lenders under the Agency and Interlender Agreement dated November 14, 2013. Pursuant to this Amendment Agreement, we and our subsidiary amended several convertible promissory notes in the aggregate principal amount of $400,000 as follows; (i) we extended the due date of the first tranche of such convertible promissory notes to October 1, 2016; (ii) we reduced the interest rate accruing under the first tranche of such convertible promissory notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) we removed certain borrowing margin requirements; (iii) we amended the first tranche of such convertible promissory notes to reduce the conversion price from $20.00 per share to $10.00 per share; and (v) warrants to purchase 12,500 shares of our common stock, exercisable at a price of $20.00 per share until August 10, 2017 held by Kalamalka, were exchanged for warrants to purchase 12,500 shares of our common stock, exercisable at a price per share of $6.00 until April 4, 2019. As consideration for facilitating such amendments, we issued warrants to purchase 30,000 shares of our common stock to such lenders and to Kalamalka, exercisable at a price per share of $6.00 until April 4, 2019. Also in connection with the such amendments, one of the first tranche lenders was granted the right to exchange 2,500 warrants to purchase shares of our common stock, exercisable at a $20.00 per share until August 10, 2018, for warrants to purchase 2,500 shares of our common stock, exercisable at a price per share of $6.00 until April 4, 2019. All of such warrants were issued to the lenders and Kalamalka, each of which are non-U.S. persons (as that term is defined in Regulation S of the Securities Act), in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 4, 2014, we entered into an Amendment Agreement with our subsidiary, Kalamalka and certain lenders under the Agency and Interlender Agreement dated November 14, 2013. In connection with this Amendment Agreement, we and our subsidiary amended certain convertible promissory notes in the aggregate principal amount of $200,000 as follows; (i) we extended the due date of the second tranche of such convertible promissory notes to October 1, 2016; (ii) we reduced the interest rate accruing under the second tranche of such convertible promissory notes to 6% per annum, calculated and payable quarterly, in cash or in kind; and (iii) we removed certain borrowing margin requirements. As consideration for facilitating such amendments, we issued warrants to purchase 15,000 shares of our common stock to such lenders and to Kalamalka, exercisable at a price per share of $6.00 until April 4, 2019. All of such warrants were issued to the lenders and Kalamalka, each of which are non-U.S. persons (as that term is defined in Regulation S of the Securities Act), in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 4, 2014, we entered into a Conversion Agreement, pursuant to which we agreed to issue an aggregate of 25,467 shares of our common stock to one lender, at a conversion price of $4.00 per share, to settle a convertible promissory note in the amount of $101,868, including accrued and unpaid interest thereon, which convertible note had carried a conversion price of $20.00 per share. We amended the conversion price as an inducement to the lender to immediately convert all obligations under the convertible note into shares of our common stock. All of such warrants were issued to the lender, a non-U.S. person (as that term is defined in Regulation S of the Securities Act), in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 7, 2014 we entered into a Securities Purchase Agreement with seven purchasers pursuant to which the purchasers purchased 6% senior secured convertible promissory notes in the aggregate principal amount of $1,033,796. As consideration, we (i) received cash proceeds equal to $828,704; (ii) exchanged a promissory note with an outstanding amount of $76,388, being the principal and accrued interest due under a convertible promissory note dated December 24, 2013 for the issuance of a 6% senior secured convertible promissory note in the same amount; and (iii) exchanged a promissory note with an outstanding amount of $128,704, being the remaining principal amount due under a convertible promissory note dated October 2, 2013 for the issuance of a 6% senior secured convertible promissory note in the same amount. The 6% senior secured convertible promissory notes were issued to five investors, each of which is an accredited investor, in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act, and were issued to two investors, each of which are non-U.S. persons (as that term is defined in Regulation S of the Securities Act), in offshore transactions in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 8, 2014 we issued 375 shares of our common stock to one lender as consideration for late payments made pursuant to a promissory note dated October 2, 2013. The shares were issued to the lender, a non-U.S. person (as that term is defined in Regulation S of the Securities Act), in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On June 5, 2014, we entered into a Note Termination Agreement, pursuant to which we agreed to settle all amounts due under a convertible promissory note by (i) issuing an aggregate of 8,250 shares to one lender, at a conversion price of $4.80 per share, in connection with the conversion of the principal amount of $40,000 of such note of the aggregate principal amount of $124,444, including accrued and unpaid interest thereon; and (ii) making a cash payment of $175,000. The shares were issued to the lender, an accredited investor, in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 10, 2014, we entered into Subscription Agreements with certain investors in connection with a private placement offering of units in the aggregate principal amount of $6,159,482. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 4,167 shares of our common shares at an exercise price of $6.00 per share for a period of five years from the date of issuance. In connection with the initial closing of the offering, we exchanged previously outstanding 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to ninety percent (90%) of the purchase price paid in the offering. The debentures, along with any accrued and unpaid interest thereon, may be converted at any time at the option of the holder into our common shares at a conversion price of $3.00 per share. As partial consideration for its services to our company in connection with the initial closing of the offering, we issued to our placement agent warrants to purchase shares of our common stock in an amount equal to eight percent (8%) of the aggregate number of shares issuable upon conversion of the debentures and exercise of the warrants with respect to certain of the investors, on the same terms as the warrants issued to investors in the offering, except that the warrants issued to the placement agent will (i) be exercisable at 100% of the conversion or exercise price of the debentures and warrants issued to the investors in the offering and (ii) contain a cashless exercise provision. The offer and sale of these securities, pursuant to the terms of the Subscription Agreements, were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 10, 2014, we issued stock options to purchase an aggregate of 625 shares of common stock to two consultants of our company as consideration for services to be rendered. The shares were issued to the consultants in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 17, 2014, we issued 1,505 shares of common stock to a consultant of our company as consideration for amounts owing to the consultant for services performed. The shares were issued to the consultant, a non-U.S. person (as that term is defined in Regulation S of the Securities Act), in an offshore transaction in reliance on the exemptions from registration provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On July 8, 2014, in connection with the second closing of the private placement that initially closed on June 10, 2014, we issued 6% convertible senior secured debentures in the aggregate principal amount of $1,150,350 and warrants to purchase an aggregate of 189,429 shares of our common stock at an exercise price of $6.00 per share for a period of five years from the date of issuance. As partial consideration for its services to our company in connection with the second closing of the offering, we issued to our placement agent warrants to purchase shares of our common stock in an amount equal to eight percent (8%) of the aggregate number of shares issuable upon conversion of the debentures and exercise of the warrants with respect to certain of the investors, on the same terms as the warrants issued to investors in the offering, except that the warrants issued to the placement agent will (i) be exercisable at 100% of the conversion or exercise price of the debentures and warrants issued to the investors in the offering and (ii) contain a cashless exercise provision. The offer and sale of these securities, pursuant to the terms of the Subscription Agreements, were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On November 19, 2014 we issued stock options to purchase 12,500 shares of our common stock to a consultant of our company as consideration for services to be rendered. The options are exercisable at $6.80 per share and are vesting over a period of two years. We issued these options to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On December 10, 2014, in connection with the first interest payment date under the June 2014 and July 2014 6% convertible senior secured debentures, we issued 40,995 shares of our common stock as payment for $122,984 in interest due. The shares were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On January 8, 2015, in connection with the second interest payment date under the June 2014 and July 2014 6% convertible senior secured debentures, we issued 7,754 shares of our common stock as payment for $23,260 in interest due. The shares were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On February 3, 2015, in connection with Mr. Hayes’s appointment as a director and member of our audit committee, we agreed to issue him 37,500 stock options exercisable at $5.12 per share for a period of 10 years, vesting over a period of three years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Mr. Hayes. We issued the stock options relying on exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On February 25, 2015, in connection with Ms. Olson’s appointment as a director, we agreed to issue her 37,500 stock options exercisable at $4.48 per share for a period of 10 years, vesting over a period of three years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Ms. Olson. We issued the stock options relying on exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Effective February 25, 2015 and in connection with Mr. McAulay’s appointment to our company’s Advisory Board, we agreed to issue him 3,750 stock options exercisable at $4.48 per share for a period of 10 years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Mr. McAulay. We issued the stock options relying on exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On February 26, 2015, in connection with a debt settlement agreement, we issued 2,500 shares of our common stock to a consultant of the Company. We issued these shares to an accredited investor pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 10, 2015, in connection with the third interest payment date under the June 2014 and July 2014 6% convertible senior secured debentures, we issued 45,723 shares of our common stock as payment for $23,260 in interest due. The shares were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 15, 2015, we granted Wade and his designee warrants to purchase up to an aggregate of 365,688 shares of common stock (the “Wade Grant”) and granted to Wade an additional warrant to purchase up to 36,569 shares of our common stock (the “Protection Warrant”) pursuant to the Collaboration & Endorsement Agreement between our company and Wade Enterprises LLC, effective June 15, 2015. Both the Wade Grant and Protection Warrant are exercisable for a period of seven years at an exercise price of $4.80 per share. The Wade Grant will vest and become exercisable in three annual installments and will vest in full upon a change of control of our company. The Protection Warrant will become exercisable in the event that, as a result of certain subsequent issuances of our securities, the shares of common stock underlying the Wade Grant represent less than 2% of our fully-diluted equity. The number of shares of common stock for which the Protection Warrant will become exercisable will be equal to the number of shares necessary to ensure that both the Wade Grant and Protection Warrant represent, together, at least 2% of our fully-diluted equity. Further, in the event that we propose to issue any capital stock or securities convertible into or exchangeable for capital stock, then, subject to certain exceptions, Wade will have the right to purchase such securities on the same terms and conditions in order to maintain his ownership percentage in our company. The foregoing warrants and rights were issued to Wade in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On July 3, 2015, we issued 205,248 shares of our common stock, in connection with certain warrant amendment agreements, for aggregate gross proceeds of $821,000. The shares of common stock issued upon exercise of the amended warrants were issued in reliance on exemptions from registration under Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On July 8, 2015 in connection with the third interest payment date under the June 2014 and July 2014 6% convertible senior secured debentures, we issued 9,704 shares of our common stock as payment for $28,960 in interest due. The shares were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On September 9, 2015, we granted warrants to purchase 62,500 shares of our common stock at an exercise price of $5.11 per share to a consultant as compensation for services under a consulting agreement entered into with the recipient of the warrant. The warrants will vest over a term of three years. The warrants were issued to accredited investors in reliance on the exemptions from registration provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York in the State of New York, United States of America on November 19, 2015.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Carole Hochman
Chief Executive Officer, Chief Creative Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Carole Hochman	November 19, 2015
Carole Hochman
Chief Executive Officer, Chief Creative Officer and Director
(Principal Executive Officer)

/s/ Michael Flanagan	November 19, 2015
Michael Flanagan
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer and Principal Accounting Officer)

*	November 19, 2015
Joel Primus
President and Director

*	November 19, 2015
Andrew Kaplan
Director

*	November 19, 2015
David Hochman
Director

*	November 19, 2015
Paul Hayes
Director

*	November 19, 2015
Martha Olson
Director

*	November 19, 2015
Jesse Cole
Director

* By:	/s/ Michael Flanagan
Michael Flanagan
Attorney-in-fact

Exhibit Index

Exhibit
Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
2.1

Acquisition Agreement dated February 28, 2012 among our company, Naked Boxer Brief Clothing Inc. and SBH Acquisition Corp. (incorporated by reference from Exhibit 10.1 of our current report on Form 8-K, as filed with the Commission on March 1, 2012)

3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2, as filed with the Commission on December 8, 2006)
3.2	Articles of Merger (incorporated by reference from Exhibit 10.1 of our current report on Form 8-K, as filed with the Commission on August 30, 2012)
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference from Exhibit 3.3 of our quarterly report on Form 10-Q, as filed with the Commission on September 15, 2014)
3.4	Certificate of Change effective as of August 10, 2015 (incorporated by reference from Exhibit 3.1 to our current report on Form 8-K, as filed with the Commission on August 7, 2015)
3.5	Amended Bylaws (incorporated by reference from Exhibit 3.1 to our current report on Form 8-K, as filed with the Commission on January 28, 2013)
4.1***	Specimen stock certificate for common stock
5.1**	Opinion of Duane Morris LLP regarding the legality of the securities being registered
10.1±	2012 Stock Option Plan (incorporated by reference from Exhibit 10.14 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.2±	Form of Stock Option Agreement (incorporated by reference from Exhibit 10.15 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.3	Agency and Interlender Agreement dated August 10, 2012 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 22, 2012)
10.4	Security Agreement dated August 10, 2012 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on August 22, 2012)
10.5	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on August 22, 2012)
10.6	Form of Warrant Subscription Agreement (incorporated by reference from Exhibit 10.4 to our current report on Form 8- K, as filed with the Commission on August 22, 2012)
10.7

Memorandum of Understanding dated October 1, 2012 with Shark Investments, LLC (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on October 15, 2012)

10.8

Form of Stock Option Agreement with Shark Investments, LLC dated October 9, 2012 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on October 15, 2012)

10.9	Amendment Agreement dated July 22, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on July 26, 2013)
10.10	Form of Amended and Restated Promissory Note (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on July 26, 2013)
10.11	Form of Amendment to Warrant Certificate (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on July 26, 2013)
10.12

Purchase Agreement dated September 10, 2013 with Lincoln Park Capital Fund, LLC (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on September 16, 2013)

10.13	Registration Rights Agreement dated September 10, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on September 16, 2013)
10.14	Promissory Note dated October 4, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on October 10, 2013)
10.15	Guarantee dated October 4, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on October 10, 2013)
10.16	Pledge Agreement dated October 4, 2013 (incorporated by reference from Exhibit 10.3 to our current report on Form 8- K, as filed with the Commission on October 10, 2013)
10.17	Promissory Note dated November 13, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.18	Form of Promissory Note dated November 14, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)

Exhibit
Number	Description of Exhibit
10.19	Agency and Interlender Agreement dated November 14, 2013 (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.20	Amended and Restated Security Agreement dated November 14, 2013 (incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.21	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.22	Form of Warrant Issuance Agreement (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.23	Form of Warrant Certificate (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.24	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on December 31, 2013)
10.25

Securities Purchase Agreement dated December 23, 2013 with LG Capital Funding, LLC (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.26

Securities Purchase Agreement dated December 23, 2013 with GEL Properties, LLC(incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.27

Form of 8% Convertible Redeemable Note dated December 23, 2013 in the amount of $25,000.00(incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.28

Form of 8% Convertible Redeemable Back End Note dated December 23, 2013 in the amount of $25,000.00(incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.29

Form of Collateralized Secured Offsetting Note Dated December 23, 2013 in the amount of $25,000.00(incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.30

Securities Purchase Agreement dated December 17, 2013 with Asher Enterprises, Inc. (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.31

Convertible Promissory Note dated December 13, 2013 in the amount of $83,500.00 with Asher Enterprises, Inc. (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)

10.32

Amendment Agreement between our company and Mr. Andrew Kaplan dated January 6, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on January 14, 2014)

10.33	Promissory Note dated January 13, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8- K, as filed with the Commission on January 17, 2014)
10.34	Promissory Note dated February 12, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8- K, as filed with the Commission on February 18, 2014)
10.35	Form of Securities Purchase Agreement dated April 7, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.36	Form of 6% Convertible Note (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.37	Form of Security Agreement dated April 7, 2014 (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.38	Note Exchange Agreement with CSD Holdings LLC dated April 4, 2014 (incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.39	Conversion Agreement with Bryce Stephens dated April 4, 2014 (incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.40

Debt Settlement Agreement with Canfund Ventures Corporation dated April 7, 2014 (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)

10.41	Amendment to Security Agreements dated April 4, 2014 (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.42	Amendment to Amended and Restated Promissory Note dated April 4, 2014 (incorporated by reference from Exhibit 10.8 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.43	Amendment to Promissory Note dated April 4, 2014 (incorporated by reference from Exhibit 10.9 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.44	Inter-lender Agreement dated April 4, 2014 (incorporated by reference from Exhibit 10.10 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)

Exhibit
Number	Description of Exhibit
10.45

Debt Settlement Agreement with Trend Time Development dated April 3, 2014 (incorporated by reference from Exhibit 10.11 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)

10.46	Warrant Agreement with Kalamalka Partners Ltd. Dated April 4, 2014 (incorporated by reference from Exhibit 10.12 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.47

Form of Subscription Agreement by and among the company and the Purchasers (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)

10.48	Form of 6% Senior Secured Convertible Debenture (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.49	Form of Security Agreement (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.50	Form of Warrant (incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.51	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.52 ±	2014 Long Term Incentive Plan (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.53

Note Termination Agreement between the company and JMJ Financial dated June 5, 2014 (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)

10.54±	Form of Option Award Agreement (incorporated by reference from Exhibit 10.8 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.55±

Employment Agreement between the company and Carole Hochman dated June 6, 2014 (incorporated by reference from Exhibit 10.9 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)

10.56±	Amended and Restated Stock Option Award Agreement with Carole Hochman (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 26, 2014)
10.57	Form of Amendment to Warrant to Purchase Common Stock (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on July 7, 2015)
10.58

Collaboration & Endorsement Agreement with Wade Enterprises LLC, effective June 15, 2015 (incorporated by reference from Exhibit 10.58 to our Post-Effective Amendment No. 2 to our registration statement on Form S-1, as filed with the Commission on November 5, 2015) (1)

10.59	Form of Amendment No. 1 to 6% Senior Secured Convertible Debenture (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 6, 2015)
10.60	Form of Amendment to Warrant to Purchase Common Stock (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on August 6, 2015)
10.61±	Employment Agreement between the Company and Mr. Joel Primus (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 24, 2015)
10.62±***	Guaranty by Carole Hochman in favor of Capital Business Credit LLC dated June 11, 2015
10.63±***	Offer Letter between the Company and Mr. Carlos Serra
10.64±***	Offer Letter between the Company and Mr. Michael Flanagan
10.65±

Description of Deferred Compensation Arrangement with Carole Hochman (incorporated by reference from Exhibit 10.565 to our Post-Effective Amendment No. 2 to our registration statement on Form S-1, as filed with the Commission on November 5, 2015)

10.66**	Form of Underwriter’s Warrant
16.1	Letter from BDO USA LLP dated April 8, 2013 (incorporated by reference from Exhibit 16.1 to our current report on Form 8-K, as filed with the Commission on April 8, 2013)
16.2	Letter from BDO Canada LLP dated October 28, 2014 (incorporated by reference from Exhibit 16.1 to our current report on Form 8-K/A, as filed with the Commission on October 29, 2014)
21.1*	List of Subsidiaries
23.1*	Consent of BDO USA, LLP
23.2*	Consent of BDO Canada LLP
23.3**	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1***	Powers of Attorney (incorporated by reference to the signature page hereto).
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase

Exhibit
Number	Description of Exhibit
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

* Filed herewith.
** To be filed by amendment.
*** Previously filed.
± Indicates a management contract or compensatory plan.

(1) Portions of this exhibit containing confidential information have been omitted pursuant to an order for confidential treatment granted by the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act. Confidential information has been omitted from the exhibit in places marked “[***]”and has been filed separately with the Commission.